PROSPECTUS SUPPLEMENT (To prospectus dated April 4, 2001)

                           $106,674,000 (APPROXIMATE)
                     SOUNDVIEW HOME EQUITY LOAN TRUST 2001-1
            HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 2001-1

                        FINANCIAL ASSET SECURITIES CORP.
                                    DEPOSITOR
                              SAXON MORTGAGE, INC.
                           SELLER AND MASTER SERVICER

                         ------------------------------

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-8 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 IN THE PROSPECTUS.

The certificates represent obligations of the trust only and do not represent an interest in Financial Asset Securities Corp., Saxon Mortgage, Inc. or any of their affiliates. This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The mortgage loans are not insured or guaranteed by any governmental agency or by any other person.
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Certificates Offered
     o Only the five classes of asset backed certificates listed below are being offered by this prospectus supplement and the accompanying prospectus

Assets
     o Fixed and adjustable rate, first and second lien, subprime residential mortgage loans

Credit Enhancement
     o   Excess interest and overcollateralization
     o   Subordination
     o For the class A and class IO certificates only, a financial guaranty insurance policy issued by Financial Security Assurance Inc.

                               [GRAPHIC OMITTED]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete. Making any contrary representation is a criminal offense.


                   INITIAL CLASS                                                    UNDERWRITING          PROCEEDS
    CLASS     CERTIFICATE BALANCE(1)   CERTIFICATE RATE(2)    PRICE TO PUBLIC         DISCOUNT          TO DEPOSITOR
    -----     ----------------------   -------------------    ---------------         --------          ------------
Class A.......   $ 93,075,000.00             6.265%             100.000000%           0.401500%          99.598500%
Class IO......       Notional                7.000%              13.281250%           0.041172%          13.240078%
Class M-1.....   $  6,400,000.00             7.100%              99.640625%           0.650000%          98.990625%
Class M-2.....   $  4,270,000.00             7.100%              97.312500%           0.762500%          96.550000%
Class B.......   $  2,929,000.00             7.100%                    (3)                 (3)                 (3)
                 ---------------                           ---------------         -----------     --------------
   Total......   $106,674,000.00                           $109,309,372.20         $465,531.47     $108,843,840.72
                 ===============                           ===============         ===========     ==============


---------------------
(1)  Subject to a permitted variance of plus or minus 10%, as described herein.
(2) The certificate rates on the offered certificates, other than the class IO certificates, are subject to an interest rate cap and will increase after the optional termination date.
(3) The class B certificates will be purchased by Greenwich Capital Markets, Inc. from the depositor and may be offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Underwriting" in this prospectus supplement.

Subject to the satisfaction of specific conditions, the underwriter named below will purchase the offered certificates from the depositor. The offered certificates will be issued in book-entry form only on or about April 10, 2001.

[GRAPHIC OMITTED]

April 4, 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

         We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

         o the prospectus, which provides general information, some of which may not apply to your series of certificates; and

         o this prospectus supplement, which describes the specific terms of your series of certificates.

         IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

                                                  TABLE OF CONTENTS
                                                PROSPECTUS SUPPLEMENT
                                                                                                                 PAGE
                                                                                                                 ----
Summary of Terms..................................................................................................S-3
Risk Factors......................................................................................................S-8
Description of the Mortgage Loans................................................................................S-14
The Seller.......................................................................................................S-26
The Originator...................................................................................................S-26
Prepayment and Yield Considerations..............................................................................S-33
Description of the Certificates..................................................................................S-43
The Certificate Insurer..........................................................................................S-58
The Servicer and the Master Servicer.............................................................................S-60
The Pooling and Servicing Agreement..............................................................................S-62
Use of Proceeds..................................................................................................S-74
Federal Income Tax Considerations................................................................................S-74
ERISA Considerations.............................................................................................S-78
Legal Investment Considerations..................................................................................S-81
Underwriting.....................................................................................................S-81
Experts..........................................................................................................S-82
Legal Matters....................................................................................................S-82
Ratings..........................................................................................................S-82
Annex I...........................................................................................................I-1

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Home Equity Loan Asset-Backed Certificates, Series 2001-1 in any state where the offer is not permitted.

                                SUMMARY OF TERMS

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS. TERMS USED IN THIS PROSPECTUS SUPPLEMENT BUT NOT DEFINED ARE DEFINED IN THE PROSPECTUS. WE REFER YOU TO THE "INDEX OF DEFINED TERMS" IN THE PROSPECTUS.

         THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. SOME OF THE INFORMATION CONSISTS OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, AND VARIOUS OTHER MATTERS, ALL OF WHICH ARE BEYOND OUR CONTROL. ACCORDINGLY, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.



TITLE OF CERTIFICATES...............Home Equity Loan Asset-Backed Certificates,
                                    Series 2001-1.

ISSUER..............................Soundview Home Equity Loan Trust 2001-1.

DEPOSITOR...........................Financial Asset Securities Corp. See "The
                                    Depositor" in the prospectus for additional information.

SELLER AND MASTER SERVICER..........Saxon Mortgage, Inc. See "The Seller" and
                                    "The Servicer and the Master Servicer" in this prospectus supplement for additional information.

SERVICER............................Meritech Mortgage Services, Inc. See "The
                                    Servicer and the Master Servicer" in this prospectus supplement for additional information.

TRUSTEE AND CUSTODIAN...............Wells Fargo Bank Minnesota, National
                                    Association. See "The Pooling and Servicing
                                    Agreement--the Trustee" in this prospectus supplement for additional information.

ORIGINATOR..........................Delta Funding Corporation. See "The
                                    Originator" in this prospectus supplement for additional information.

CERTIFICATE INSURER.................Financial Security Assurance Inc. See "The
                                    Certificate Insurer" in this prospectus
                                    supplement for additional information.

STATISTICAL CALCULATION DATE........The close of business on March 9, 2001.

CUT-OFF DATE........................The close of business on April 1, 2001.

CLOSING DATE........................On or about April 10, 2001.

DETERMINATION DATES.................For each month, the fifth business day prior to the distribution date for that month.

DISTRIBUTION DATES..................The 15th day of each month or, if that day is not a business day, the next business day, beginning in May 2001.

RECORD DATES........................The last business day of the month before the month in which the applicable
                                    distribution date occurs.

FINAL SCHEDULED DISTRIBUTION
DATES...............................The final scheduled distribution date for each class of offered certificates is as follows:

                                                               FINAL SCHEDULED
                                        CLASS                 DISTRIBUTION DATE
                                        -----                 -----------------
                                       Class A                 April 15, 2031
                                       Class IO                April 15, 2004
                                       Class M-1               April 15, 2031
                                       Class M-2               April 15, 2031
                                       Class B                 April 15, 2031

DESIGNATIONS

Each class of certificates will have different characteristics. Some of those characteristics are reflected in the following general designations. These designations are used in this prospectus supplement and the prospectus to provide a better understanding to potential investors.

o    BOOK-ENTRY CERTIFICATES

All classes of offered certificates.

o    NOTIONAL AMOUNT CERTIFICATES

Class IO certificates.

o    SENIOR CERTIFICATES

Class A and class IO certificates.

o    SUBORDINATE CERTIFICATES

Class M-1, class M-2 and class B certificates.

OFFERED CERTIFICATES

     RATINGS

The offered certificates will not be issued unless they receive the respective ratings set forth below from Standard & Poor's Ratings Services, Moody's Investors Service and Fitch, Inc.:


                STANDARD &
CLASS             POOR'S       MOODY'S        FITCH
-----             ------       -------        -----
A                  AAA           Aaa           AAA
IO                 AAA           Aaa           AAA
M-1                 AA           --            AA
M-2                 A            --             A
B                  BBB           --            BBB

See "Ratings" in this prospectus supplement.

     CERTIFICATE RATES

The interest rate for each class of offered certificates is set forth on the cover page of, or described in, this prospectus supplement. Each interest rate, other than the interest rate for the class IO certificates, is limited by a maximum rate cap that will be determined based on the weighted average of the interest rates on the mortgage loans, net of specified fees and expenses and interest on the class IO certificates.

The certificate rate on each class of offered certificates, other than the class IO certificates, will increase after the optional termination date.

     INTEREST DISTRIBUTIONS

On each distribution date, each class of offered certificates will be entitled to interest in an amount equal to

o    the applicable certificate rate, MULTIPLIED BY

o the applicable class principal balance or notional amount on the day before that distribution date, MULTIPLIED BY

o     1/12 MINUS

o    the pro rata share of civil relief act interest shortfalls, PLUS

o    any unpaid interest amounts from prior distribution dates, PLUS

o 30 days' interest on unpaid interest amounts at the applicable certificate rate.

     INTEREST ACCRUAL PERIOD

The calendar month preceding the month in which a distribution date occurs.

     INTEREST CALCULATIONS

30/360 for all offered certificates.

     CLASS PRINCIPAL BALANCES

The initial class principal balances of the offered certificates are set forth on the cover page of this prospectus supplement. The notional amount of the class IO certificates on any distribution date will equal the lesser of

o the amount for that distribution date set forth under "Description of the Certificates" in this prospectus supplement

     or

o the aggregate principal balances of the mortgage loans at the close of business on the first day of the month prior to the month of the applicable distribution date.

     PRINCIPAL DISTRIBUTIONS

The trustee will distribute principal of the classes of offered certificates in the priority discussed under the caption "Description of the Certificates--Distribution priorities" in this prospectus supplement.

     MINIMUM DENOMINATIONS

$25,000.

     FORM

Book-Entry.

     SMMEA ELIGIBILITY

The offered certificates will not be mortgage related securities.

     ERISA ELIGIBILITY

The offered certificates may be eligible for purchase by persons investing assets of employee benefit plans or similar arrangements. See "ERISA Considerations" in this prospectus supplement.

OTHER CERTIFICATES

The trust will issue three additional classes of certificates. These certificates will be designated as the class P certificates, subordinated class BIO certificates and Residual certificates and are not being offered to the public pursuant to this prospectus supplement and the prospectus. Information about the class BIO certificates and the Residual certificates is being included because they provide credit enhancement to the offered certificates.

THE MORTGAGE LOANS

Set forth below is selected information about the mortgage loans that existed at the close of business on the statistical calculation date. The mortgage loan information set forth in the pooling and servicing agreement will be adjusted for payments of principal received on the mortgage loans as of the cut-off date and are subject to a permitted variance of plus or minus 10%. The trust will be entitled to all payments received after the cut-off date, other than payments of principal and interest due on or before the cut-off date. All values are approximate.

Number of loans.................................................................................................1,469
Aggregate principal balance...........................................................................$106,674,548.46
Range of principal balances....................................................................$9,908.41 - 370,872.14
Average principal balance..................................................................................$72,617.12
Range of interest rates.................................................................................7.69 - 15.09%
Weighted average interest rate................................................................................11.446%
Range of CLTV..........................................................................................13.14 - 90.00%
Weighted average CLTV..........................................................................................73.48%
Range of original terms to
     maturity (months).......................................................................................60 - 360



                                       S-6





Weighted average original term to
     maturity (months)............................................................................................321
Range of remaining terms to maturity
     (months)................................................................................................58 - 360
Weighted average remaining term to
     maturity (months)............................................................................................319
Range of loan ages (months).....................................................................................0 - 5
Weighted average loan age (months)..................................................................................2
Subject to prepayment penalties (as %
     of principal balance)......................................................................................80.36

ADJUSTABLE RATE MORTGAGE LOANS

Number of loans...................................................................................................438
Aggregate principal balance............................................................................$34,578,525.31
Range of principal balances...................................................................$13,196.84 - 357,000.00
Range of interest rates.................................................................................7.69 - 14.84%
Weighted average interest rate................................................................................11.454%
Range of gross margins...................................................................................3.29 - 8.69%
Weighted average gross margin..................................................................................6.212%
Range of lifetime caps.................................................................................14.69 - 21.84%
Weighted average lifetime cap.................................................................................18.454%
3/27 loans (as % of principal balance of the
     Adjustable Rate Mortgage Loans)............................................................................99.49
2/28 loans (as % of principal balance of the
     Adjustable Rate Mortgage Loans).............................................................................0.51
Weighted average periodic cap (first
     adjustment date)...........................................................................................3.00%
Weighted average periodic cap
     (subsequent adjustment dates)..............................................................................1.00%

FIXED RATE MORTGAGE LOANS

Number of loans.................................................................................................1,031
Aggregate principal balance............................................................................$72,096,023.15
Range of principal balances....................................................................$9,908.41 - 370,872.14
Range of interest rates.................................................................................7.94 - 15.09%
Weighted average interest rate................................................................................11.442%

CREDIT ENHANCEMENT

Credit enhancement refers to a mechanism that is intended to protect the holders of specific classes of certificates against losses due to defaults by the borrowers under the mortgage loans.

The offered certificates, other than the class B certificates, have the benefit of two types of credit enhancement:

o the use of excess interest to cover losses and to create overcollateralization

o subordination of distributions on the class or classes of certificates with lower relative payment priorities

The class B certificates, which have the lowest relative payment priority, have the benefit of only the first form of credit enhancement.

The senior certificates also will have the benefit of a financial guaranty insurance policy issued by the certificate insurer. The financial guaranty insurance policy will guarantee timely payment of interest and ultimate payment of principal on the senior certificates.

OPTIONAL TERMINATION BY THE MASTER SERVICER

The master servicer may, at its option, terminate the trust on any distribution date when the aggregate principal balance of the mortgage loans is less than or equal to 10% of the sum of the principal balances of the mortgage loans as of the cut-off date.

FEDERAL INCOME TAX CONSIDERATIONS

The trust will make separate elections to treat segregated pools of its assets as "real estate mortgage investment conduits," creating a tiered REMIC structure. The offered certificates, excluding any rights to receive net rate cap carryover, will be designated as "regular interests" in a REMIC and, will be treated as debt instruments of a REMIC for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Considerations" in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

         AN INVESTMENT IN THE OFFERED CERTIFICATES INVOLVES SIGNIFICANT RISKS. BEFORE YOU DECIDE TO INVEST IN THE OFFERED CERTIFICATES, WE RECOMMEND THAT YOU CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS. UNLESS OTHERWISE SPECIFIED, ALL REFERENCES TO PERCENTAGES AND DOLLAR AMOUNTS OF MORTGAGE LOANS REFER TO THE MORTGAGE LOANS AS OF THE STATISTICAL CALCULATION DATE.

YOU MAY HAVE DIFFICULTY SELLING YOUR CERTIFICATES

         The offered certificates will not be listed on any securities exchange. As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates.
The underwriter intends to make a secondary market for the offered certificates. The underwriter may do so by offering to buy the offered certificates from investors that wish to sell. However, the underwriter will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset backed securities, and there may be similar times in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

CERTAIN FEATURES OF THE MORTGAGE LOANS MAY RESULT IN LOSSES OR CASH FLOW SHORTFALLS

         There are a number of features of the mortgage loans that create risks of loss, including the following:

o THE BORROWERS HAVE LESS THAN PERFECT CREDIT AND MAY BE MORE LIKELY TO DEFAULT. The originator's underwriting standards are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent the originator from making a loan but may reduce the size and the loan-to-value ratio of the loan the originator will make. As a result of these less restrictive standards, the trust may experience higher rates of delinquencies, defaults and losses than if the mortgage loans were underwritten in a more traditional manner.

o NEWLY ORIGINATED MORTGAGE LOANS MAY BE MORE LIKELY TO DEFAULT WHICH MAY CAUSE LOSSES. Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans will have been originated within 12 months prior to the sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

o DEFAULTS ON SECOND LIEN MORTGAGE LOANS MAY RESULT IN MORE SEVERE LOSSES. As of the statistical calculation date, approximately 11.61% of the mortgage loans are secured by second liens on the related property. If a borrower on a mortgage loan secured by a second lien defaults, the trust's rights to proceeds on liquidation of the related property are subordinate to the rights of the holder of the first lien on the related property. There may not be enough proceeds to pay both the first lien and the second lien, and the trust would suffer a loss.

o THE CONCENTRATION OF MORTGAGE LOANS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE RISK OF LOSS. Economic conditions in the states where borrowers reside may affect the delinquency, loss and foreclosure experience of the trust with respect to the mortgage loans. As of the statistical calculation date, approximately 19.42%, 16.97%, 12.63%, 8.45% and 8.10% of the mortgage loans are secured by properties in New York, Ohio, Pennsylvania, Illinois and New Jersey, respectively. These states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states. Because of the concentration of mortgage loans in these states, those types of problems may have a greater effect on the offered certificates than if borrowers and properties were more spread out in different geographic areas.

YOUR YIELD TO MATURITY MAY BE REDUCED BY PREPAYMENTS AND DEFAULTS

      The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors, including the following:

O THE RATE OF RETURN OF PRINCIPAL IS UNCERTAIN. The amount of distributions of principal of the offered certificates and the time when those distributions are received depend on the amount and the times at which borrowers make principal payments on the mortgage loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the mortgage loans. The rate of prepayment may be affected by the credit standings of the borrowers. If a borrower's credit standing improves, that borrower may be able to refinance his existing loan on more favorable terms. If a borrower's credit standing declines, the borrower may not be able to refinance.

      The adjustable rate mortgage loans have fixed interest rates for two or three years and then adjust. Those mortgage loans may have higher prepayments as they approach their first adjustment dates because the borrowers may want to avoid periodic changes to their monthly payments.

      If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

      The seller as a party to the mortgage loan purchase agreement may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the master servicer has the option to purchase mortgage loans that become 90 days or more delinquent, subject to certain limitations and conditions described in this prospectus supplement. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

      The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level. This will result in an earlier return of the principal of the offered certificates and will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments will influence the yield on the offered certificates.

o YOU MAY BE UNABLE TO REINVEST DISTRIBUTIONS IN COMPARABLE INVESTMENTS. Asset backed securities, like the offered certificates, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the interest rates on the mortgage loans. If borrowers refinance their mortgage loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the offered certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the offered certificates. You will bear the risk that the timing and amount of distributions on your offered certificates will prevent you from attaining your desired yield.

o LIMITATIONS ON CERTIFICATE RATES WILL AFFECT YOUR YIELD TO MATURITY. The rate at which interest accrues on each class of offered certificates, other than the class IO certificates, is subject to a rate cap. The rate cap for those offered certificates, is based on the weighted average of the interest rates on the mortgage loans, net of specified fees and expenses. If mortgage loans with relatively higher loan rates prepay, the rate cap on the classes of offered certificates will be lower than otherwise would be the case.

o OWNERS OF CLASS IO CERTIFICATES MAY NOT RECOVER THEIR INITIAL INVESTMENTS. An investment in the class IO certificates is risky because the return of the investment depends solely on the payments of interest by borrowers under the mortgage loans. If the borrowers prepay their mortgage loans, no further interest payments will be made. If borrowers prepay their mortgage loans very quickly, investors in the class IO certificates may not recover their initial investments. In addition, the class IO certificates are not entitled to any distributions after the 36th distribution date.

THE SUBORDINATE CERTIFICATES WILL ABSORB CASH SHORTFALLS BEFORE THE SENIOR CERTIFICATES

         The subordinate certificates will not receive any distributions of interest until the senior certificates receive their interest distributions and will not receive any distributions of principal until the senior certificates receive their principal distributions. If the available funds are insufficient to make all of the required distributions on the offered certificates, one or more classes of subordinate certificates will not receive all of their distributions. In addition, losses due to defaults by borrowers, to the extent not covered by the amount of overcollateralization and excess interest at that time, will be allocated first to the subordinate certificates in the reverse order of payment priority. Any allocation of a loss to a class of subordinate certificates will reduce the amount of interest and, to the extent not reimbursed from future excess interest, principal they will receive. Distributions to the subordinate certificates are made in the following order: to the class M-1 certificates, then to the class M-2 certificates and then to the class B certificates, and losses are allocated to the subordinate certificates in the reverse order, commencing with the class B certificates. The class M-1 certificates receive distributions before, and are allocated losses after, the other classes of subordinate certificates. Conversely, the class B certificates receive distributions after, and are allocated losses before, the other classes of subordinate certificates. As a result, the class B certificates will be affected to a larger degree by any losses on the mortgage loans.

         The subordinate certificates are not covered by the financial guaranty insurance policy.

THE TRANSFER OF PRIMARY SERVICING MAY RESULT IN HIGHER DELINQUENCIES AND DEFAULTS WHICH MAY ADVERSELY AFFECT THE YIELD ON YOUR CERTIFICATES

         Saxon Mortgage, Inc. will be the master servicer under the pooling and servicing agreement. Delta Funding Corporation was servicing the mortgage loans on an interim basis pending the transfer of its servicing obligations to Meritech Mortgage Services, Inc. as servicer and Saxon Mortgage, Inc., as master servicer. Although the servicing transfer was completed on April 2, 2001, all transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rate of delinquencies and defaults are likely to increase at least for a period of time. We cannot assure you as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on your certificates.

ENVIRONMENTAL CONDITIONS AFFECTING THE MORTGAGED PROPERTIES MAY RESULT IN LOSSES

         Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner's interest against real property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability on foreclosure of the mortgaged property.

VIOLATIONS OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES

         Applicable state laws generally regulate interest rates and other charges and require specific disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

                  (1) the federal Truth in Lending Act and Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the mortgage loans;

                  (2) the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

                  (3) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

                  (4) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         The seller will represent that none of the mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust, as owner of the mortgage loans, to damages and administrative enforcement.

IF PAYMENTS ON THE MORTGAGE LOANS ARE INSUFFICIENT AND THE CREDIT ENHANCEMENT FOR THE CERTIFICATES IS INADEQUATE, YOU WILL INCUR A LOSS

         All distributions on the offered certificates will be made from payments by borrowers under the mortgage loans or, in the case of the senior certificates, payments under the financial guaranty insurance policy. The trust has no other assets to make distributions on the offered certificates. The mortgage loans are not insured or guaranteed by any person.

         The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the senior certificates, and to a limited extent, the holders of the subordinate certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the master servicer, the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered. If excess interest and subordination are insufficient to protect against shortfalls, the certificate insurer, subject to certain limitations described in this prospectus supplement, will be required to make a payment to the senior certificateholders. If the certificate insurer is unable to meet its obligation under the financial guaranty insurance policy, you could a experience a loss on your investment. If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, holders of the subordinate certificates may suffer losses.

         The trust is the only person that is obligated to make distributions on the offered certificates. The offered certificates are not insured by any governmental agency.

INSOLVENCY OF THE SELLER MAY CAUSE LOSSES

         The seller intends that its transfer of the mortgage loans to the depositor will constitute a sale, the depositor intends that its transfer of the mortgage loans to the trust will constitute a sale, and the trust will agree to treat each transfer as a sale. In the event of the insolvency of the seller, the trustee in bankruptcy or the seller, as debtor-in-possession, may attempt to recharacterize a sale as a loan by the trust to the seller secured by a pledge of the mortgage loans. If an attempt were to be successful, holders of the offered certificates could receive a prepayment of their certificates. Any prepayment could adversely affect the yield on the offered certificates. Even if an attempt were to be unsuccessful, holders of the offered certificates could experience delays in distributions which would adversely affect the yield on the offered certificates.

WITHDRAWAL OR DOWNGRADING OF INITIAL RATINGS WILL REDUCE THE PRICES FOR CERTIFICATES

         A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. We recommend that you analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the offered certificates after those offered certificates are issued if that rating agency believes that circumstances have changed. Any subsequent withdrawal or downgrade in rating will likely reduce the price that a subsequent purchaser will be willing to pay for your certificates.

LEGAL ACTIONS ARE PENDING AGAINST DELTA FUNDING CORPORATION

         Several class-action lawsuits have been filed against a number of consumer finance companies alleging violations of various federal and state consumer protection laws. The originator has been named in several lawsuits styled as class actions and has entered into settlement agreements with various governmental agencies following investigations of the originator's lending practices. While it is impossible to estimate with any certainty the ultimate legal and financial liability with respect to such claims, a judgment against the originator could affect the enforceability or collectibility of the mortgage loans and may result in the repurchase of some or all of the mortgage loans and may adversely affect the yield on your certificates. See "The Originator" in this prospectus supplement for a description of these lawsuits and settlement agreements.

RECENT DEVELOPMENTS REGARDING SAXON MORTGAGE, INC.

         On January 28, 2000, Dominion Resources, Inc. ("Dominion"), the indirect parent of the seller, the master servicer and the servicer, announced the completion of its merger with Consolidated Natural Gas Company. In connection with the merger and the registration by Dominion as a public utility holding company under the Public Utility Holding Company Act of 1935, the Securities and Exchange Commission issued an order requiring Dominion to divest Dominion Capital, Inc., the indirect parent of the seller, the master servicer and the servicer, within three years after the date the merger was completed. Dominion has divested substantial portions of the assets of First Source Financial LLP and First Dominion Capital, LLC, which are owned by Dominion Capital. While Dominion plans to divest the seller, the master servicer and the servicer, as required by the order, there can be no assurance as to the timing or the form of the divestiture transaction or whether any acquiror will be of the same credit quality or have the same financial resources as Dominion.

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

         The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                        DESCRIPTION OF THE MORTGAGE LOANS

         The information set forth in the following paragraphs is based on servicing records and representations about the mortgage loans that were made by the originator at the time it sold the loans.
The seller is not affiliated with the originator. The seller did not participate in the origination of the mortgage loans and the mortgage loans were not originated according to the seller's underwriting guidelines. Under the mortgage loan purchase agreement, the seller will make certain representations and warranties to the depositor relating to, among other things, the characteristics of the mortgage loans. Subject to certain limitations, the seller will be obligated to repurchase any mortgage loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the certificateholders' interests in such mortgage loan. The seller will have no obligation with respect to the certificates in its capacity as a party to the mortgage loan purchase agreement and pooling and servicing agreement other than the repurchase obligation described above. The originator will have no obligation with respect to the certificates in its capacity as originator. Neither the underwriter nor any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

GENERAL

         The depositor will purchase the mortgage loans from the seller pursuant to the mortgage loan purchase agreement, dated as of April 1, 2001, between the seller and the depositor. Pursuant to the pooling and servicing agreement, dated as of April 1, 2001, among the depositor, the seller, the master servicer, the servicer and the trustee, the depositor will cause the mortgage loans and the depositor's rights under the mortgage loan purchase agreement to be assigned to the trustee for the benefit of the certificateholders. See "The Pooling and Servicing Agreement" in this prospectus supplement and "The Agreements" in the prospectus.

         The mortgage loans were originated by the originator or acquired by the originator in the secondary market in the ordinary course of its business and were underwritten or re-underwritten by the originator in accordance with its underwriting standards as described under "The Originator--Underwriting" in this prospectus supplement.

         Each mortgage loan will bear interest at a fixed rate or an adjustable rate that is calculated on the "actuarial basis." The fixed rate mortgage loans are secured by first or second liens, and the adjustable rate mortgage loans, called ARMs, are secured by first liens, primarily on one- to four-family residential properties, called the mortgaged properties.

         The interest rate, also referred to as the loan rate, borne by each ARM is subject to adjustment on the date set forth in the related promissory note, each called a mortgage note, and at regular intervals thereafter, each referred to as a change date, to equal the sum of (a) the applicable loan index and (b) the number of basis points set forth in that mortgage note, called the gross margin, subject to rounding and to the effects of the applicable periodic cap, the applicable lifetime cap and the applicable lifetime floor. The periodic cap limits changes in the loan rate for each ARM on each change date. The lifetime cap is the maximum loan rate that may be borne by an ARM at any point. The lifetime floor is the minimum loan rate that may be borne by an ARM at any point. The ARMs do not provide for negative amortization.

         For all of the mortgage loans that are ARMs, the loan index is the London interbank offered rate for six-month United States dollar deposits, and the change dates occur every six months after the initial change date. The reference for each applicable loan index and the date prior to a change date as of which the loan index is determined is set forth in the related mortgage note. All of the mortgage loans that are ARMs have initial change dates that are either 24 months after origination, referred to as the 2/28 loans or 36 months after origination, referred to as the 3/27 loans. The periodic cap for all of the ARMs, subsequent to the first change date, is 1.00%. However, the periodic cap for the initial change date is 3.00%.

         As of the statistical calculation date, substantially all of the mortgage loans that are ARMs were accruing interest at loan rates that are below the sum of the related gross margin and the loan index that would otherwise have been applicable. On the first change date for each mortgage loan, the related loan rate will adjust to the sum of the applicable loan index and the related gross margin subject to the application of the related periodic cap, lifetime cap and lifetime floor.

         As of the statistical calculation date, approximately 2.48%, by principal balance of the mortgage loans have repair escrows that are being held by the seller. The appraisals for these mortgage loans were based on the conditions of the mortgaged properties without the repairs, that is, the appraisals were not "subject to" appraisals. The repairs are typically completed within 30 to 60 days after the loan closes. The related mortgage loan documents give the seller the right to apply the escrowed amounts to prepayment of the mortgage loan if the repairs are not completed.

         As of the statistical calculation date, approximately 80.36%, by principal balance of the mortgage loans provided for payment by the mortgagor of a prepayment charge on specific prepayments as provided in the related mortgage note. The holders of the class P certificates will be entitled to all prepayment charges received on the mortgage loans and such amounts will not be available for distribution on the other classes of certificates.

         Under certain circumstances, as described in the pooling and servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans.

         Approximately 2.65%, by principal balance of the mortgage loans as of the statistical calculation date provide that if the borrower makes the first 12 payments on or before their due dates, beginning in the thirteenth month the loan rate on the borrower's mortgage loan will be reduced by 50 basis points (0.50%). If a borrower qualifies for the first rate reduction, that borrower can qualify for a second reduction of 50 basis points (0.50%) in the 25th month by making each of the 13th through 24th payments on or before their due dates.

CREDIT SCORES

         "Credit scores" are obtained by many lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies in calculating credit scores. The credit score is designed to assess a borrower's credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to approximately 800, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, in making credit scores available to lenders, credit reporting organizations purport only to be providing lenders with a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the LTV or CLTV, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

STATISTICAL INFORMATION

         Set forth below is approximate statistical information as of the statistical calculation date (except as otherwise noted) regarding the mortgage loans. Prior to the closing date, mortgage loans may be removed as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable, and may be prepaid at any time. The mortgage loan information set forth in the pooling and servicing agreement will be as of the cut-off date, with principal balances adjusted for payments received on the mortgage loans as of the cut-off date. The depositor will file a current report on Form 8-K with the Commission, together with the pooling and servicing agreement, within fifteen days after the initial issuance of the offered certificates. The depositor believes that the information set forth in this prospectus supplement is representative of the mortgage loans as of the cut-off date subject to a variance of plus or minus 10% in the principal balance thereof.

         The sum of the percentage columns in the following tables may not equal 100% due to rounding.

         As of the statistical calculation date, approximately 1.45%, of the mortgage loans by principal balance, have payments which are 30 to 59 days delinquent.

                                   STATISTICAL CALCULATION DATE PRINCIPAL BALANCES


                                                             STATISTICAL CALCULATION          % OF STATISTICAL
RANGE OF STATISTICAL CALCULATION          NUMBER OF                    DATE                   CALCULATION DATE
DATE PRINCIPAL BALANCES                 MORTGAGE LOANS          PRINCIPAL BALANCE             PRINCIPAL BALANCE
-----------------------                 --------------          -----------------             -----------------
$    9,908.41-$  50,000.00..........          606             $    20,195,422.35                     18.93%
$  50,000.01-$100,000.00............          558                  39,168,231.65                     36.72
$100,000.01-$150,000.00.............          187                  22,920,090.20                     21.49
$150,000.01-$200,000.00.............           70                  11,894,453.19                     11.15
$200,000.01-$250,000.00.............           27                   5,985,546.71                      5.61
$250,000.01-$300,000.00.............           10                   2,742,465.69                      2.57
$300,000.01-$350,000.00.............            6                   1,939,856.24                      1.82
$350,000.01-$370,872.14.............            5                   1,828,482.43                      1.71
    Total...........................        1,469             $   106,674,548.46                    100.00%

    As of the statistical calculation date, the average principal balance of the mortgage loans was approximately $72,617.12.

                                         GEOGRAPHIC DISTRIBUTION BY STATE(1)


                                                             STATISTICAL CALCULATION          % OF STATISTICAL
                                          NUMBER OF                    DATE                   CALCULATION DATE
GEOGRAPHIC AREA                         MORTGAGE LOANS          PRINCIPAL BALANCE             PRINCIPAL BALANCE
---------------                         --------------          -----------------             -----------------
Arizona...........................             1               $    146,200.52                       0.14%
Arkansas..........................            10                    462,381.28                       0.43
California........................             2                    243,854.32                       0.23
Colorado..........................             8                    812,562.27                       0.76
Connecticut.......................            26                  2,036,515.10                       1.91
Delaware..........................             7                    419,489.27                       0.39
District of Columbia..............             3                    224,663.12                       0.21
Florida...........................            49                  3,117,749.87                       2.92
Georgia...........................            57                  4,200,091.68                       3.94
Illinois..........................            98                  9,009,294.60                       8.45
Indiana...........................            45                  2,512,844.90                       2.36
Kansas............................             5                    216,047.90                       0.20
Kentucky..........................            11                    520,177.05                       0.49
Louisiana.........................            20                    977,580.47                       0.92
Maine.............................             2                     81,737.57                       0.08
Maryland..........................            37                  2,136,535.36                       2.00
Massachusetts.....................            21                  1,845,297.27                       1.73
Michigan..........................            62                  3,337,210.17                       3.13
Minnesota.........................             1                     79,980.38                       0.07
Mississippi.......................            12                    538,709.95                       0.51
Missouri..........................            36                  2,517,485.60                       2.36
New Hampshire.....................             4                    133,837.83                       0.13
New Jersey........................            82                  8,637,540.12                       8.10
New Mexico........................             1                     87,714.30                       0.08
New York..........................           225                 20,717,012.21                      19.42
North Carolina....................            58                  4,510,155.52                       4.23
Ohio..............................           266                 18,105,078.50                      16.97
Oklahoma..........................             2                     49,970.40                       0.05
Pennsylvania......................           236                 13,469,459.12                      12.63
Rhode Island......................             3                    404,855.84                       0.38
South Carolina....................            13                    974,866.63                       0.91
Tennessee.........................            31                  2,043,150.69                       1.92
Vermont...........................             1                     29,974.21                       0.03
Virginia..........................            22                  1,555,628.43                       1.46
Washington........................             1                     69,693.03                       0.07
West Virginia.....................             8                    257,826.03                       0.24
Wyoming...........................             3                    191,376.95                       0.18
                                           -----               ---------------                     ------
    Total.........................         1,469               $106,674,548.46                     100.00%
                                           =====               ===============                     ======

------------------------
(1)      Determined by property address so designated in the related mortgage.

         As of the statistical calculation date, no more than 0.67% of the mortgage loans by principal balance are located in any one zip code.

                                      ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)


RANGE OF ORIGINAL                                            STATISTICAL CALCULATION          % OF STATISTICAL
COMBINED                                  NUMBER OF                    DATE                   CALCULATION DATE
LOAN-TO-VALUE RATIOS                    MORTGAGE LOANS          PRINCIPAL BALANCE             PRINCIPAL BALANCE
--------------------                    --------------          -----------------             -----------------
13.14% to 15.00%..................             1               $    $26,733.64                        0.03%
15.01% to 20.00%..................             3                     90,774.54                        0.09
20.01% to 25.00%..................            10                    407,087.80                        0.38
25.01% to 30.00%..................            10                    383,026.71                        0.36
30.01% to 35.00%..................            16                    587,252.92                        0.55
35.01% to 40.00%..................            18                    982,637.25                        0.92
40.01% to 45.00%..................            29                  1,653,292.32                        1.55
45.01% to 50.00%..................            42                  2,592,327.89                        2.43
50.01% to 55.00%..................            65                  4,159,533.60                        3.90
55.01% to 60.00%..................           105                  6,522,317.18                        6.11
60.01% to 65.00%..................           124                  8,041,595.60                        7.54
65.01% to 70.00%..................           188                 12,296,886.88                       11.53
70.01% to 75.00%..................           217                 16,147,905.66                       15.14
75.01% to 80.00%..................           329                 26,442,624.01                       24.79
80.01% to 85.00%..................           191                 15,640,419.70                       14.66
85.01% to 90.00%..................           121                 10,700,132.76                       10.03
                                           -----               ---------------                      ------
    Total.........................         1,469               $106,674,548.46                      100.00%
                                           =====               ===============                      ======

---------------------

(1) The original combined loan-to-value ratios, referred to as CLTVs, shown above are equal, with respect to each statistical calculation mortgage loan, to (x) the sum of (a) the original principal balance of the mortgage loan at the date of origination plus (b) in the case of a second lien mortgage loan, the remaining balance of the senior lien(s), if any, at the date of origination of the mortgage loan (y) divided by the value of the related mortgaged property, based upon the lesser of the appraisal made at the time of origination of the mortgage loan or the purchase price of the mortgaged property, where the proceeds are used to purchase the mortgaged property. No assurance can be given that the values of mortgaged properties have remained or will remain at their levels as of the dates of origination of the related statistical calculation mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of mortgage loans together with, in the case of a second lien mortgage loan, the outstanding balances of the related first liens, become equal to or greater than the value of the related mortgaged properties, actual losses could be higher than those now generally experienced in the mortgage lending industry.

         As of the statistical calculation date the weighted average CLTV of the mortgage loans is 73.48%.

                                       STATISTICAL CALCULATION DATE LOAN RATES


                                                             STATISTICAL CALCULATION          % OF STATISTICAL
RANGE OF STATISTICAL                      NUMBER OF                    DATE                   CALCULATION DATE
CALCULATION DATE LOAN RATES             MORTGAGE LOANS          PRINCIPAL BALANCE             PRINCIPAL BALANCE
---------------------------             --------------          -----------------             -----------------

 7.690%- 8.000%...................            10               $    750,649.42                       0.70%
 8.001%- 8.500%...................             9                  1,032,408.55                       0.97
 8.501%- 9.000%...................            32                  3,018,837.81                       2.83
 9.001%- 9.500%...................            44                  3,904,705.98                       3.66
 9.501%-10.000%...................           104                 10,544,845.21                       9.89
10.001%-10.500%...................           113                  9,252,834.67                       8.67
10.501%-11.000%...................           194                 16,326,706.66                      15.31
11.001%-11.500%...................           169                 12,068,162.81                      11.31
11.501%-12.000%...................           201                 14,395,953.49                      13.50
12.001%-12.500%...................           147                  9,586,612.89                       8.99
12.501%-13.000%...................           173                 11,132,631.42                      10.44
13.001%-13.500%...................           101                  5,751,639.61                       5.39
13.501%-14.000%...................            96                  4,968,673.28                       4.66
14.001%-14.500%...................            48                  2,481,965.45                       2.33
14.501%-15.000%...................            26                  1,347,121.21                       1.26
15.001%-15.090%...................             2                    110,800.00                       0.10
                                           -----               ---------------                     ------
    Total ........................         1,469               $106,674,548.46                     100.00%
                                           =====               ===============                     ======

         As of the statistical calculation date, the weighted average current loan rate of the mortgage loans was approximately 11.446% per annum.

                                              ORIGINAL TERM TO MATURITY


                                                             STATISTICAL CALCULATION          % OF STATISTICAL
RANGE OF ORIGINAL TERM                    NUMBER OF                    DATE                   CALCULATION DATE
TO MATURITY (IN MONTHS)                 MORTGAGE LOANS          PRINCIPAL BALANCE             PRINCIPAL BALANCE
-----------------------                 --------------          -----------------             -----------------
 60- 90.........................              25                  $    867,492.82                     0.81%
 91-150.........................              68                     3,411,740.77                     3.20
151-210.........................             224                    13,198,469.14                    12.37
211-270.........................              93                     5,796,194.45                     5.43
271-330.........................               9                       906,660.70                     0.85
331-360.........................           1,050                    82,493,990.58                    77.33
                                           -----                  -------------                     ------
    Total.......................           1,469                  $106,674,548.46                   100.00%
                                           =====                  ===============                   ======

         As of the statistical calculation date, the weighted average original term to maturity of the mortgage loans was approximately 321 months.


                                              REMAINING TERM TO MATURITY

RANGE OF REMAINING                                           STATISTICAL CALCULATION          % OF STATISTICAL
TERM TO MATURITY                          NUMBER OF                    DATE                   CALCULATION DATE
(IN MONTHS)                             MORTGAGE LOANS          PRINCIPAL BALANCE             PRINCIPAL BALANCE
-----------                             --------------          -----------------             -----------------
 58-60..........................               9                  $    237,711.45                     0.22%
 61-120.........................              70                     3,065,101.43                     2.87
121-180.........................             233                    13,566,051.39                    12.72
181-240.........................              95                     6,084,197.82                     5.70
241-300.........................              12                     1,227,495.79                     1.15
301-360.........................           1,050                    82,493,990.58                    77.33
                                           -----                  ---------------                   ------
    Total.......................           1,469                  $106,674,548.46                   100.00%
                                           =====                  ===============                   ======


         As of the statistical calculation date, the weighted average remaining term to maturity of the mortgage loans was approximately 319 months.



                                               MONTHS SINCE ORIGINATION

                                                                STATISTICAL CALCULATION         % OF STATISTICAL
RANGE OF MONTHS                            NUMBER OF                DATE PRINCIPAL              CALCULATION DATE
SINCE ORIGINATION                       MORTGAGE LOANS                  BALANCE                 PRINCIPAL BALANCE
-----------------                       --------------                  -------                 -----------------
0...............................              57                  $  4,393,978.11                    4.12%
1-5.............................           1,412                   102,280,570.35                   95.88
                                           -----                  --------------                   ------
Total...........................           1,469                  $106,674,548.46                  100.00%
                                           =====                  ===============                  ======

         As of the statistical calculation date, the weighted average months since origination was approximately two months.

                                                    PROPERTY TYPE


                                                             STATISTICAL CALCULATION          % OF STATISTICAL
                                          NUMBER OF                    DATE                   CALCULATION DATE
PROPERTY TYPE                           MORTGAGE LOANS          PRINCIPAL BALANCE             PRINCIPAL BALANCE
-------------                           --------------          -----------------             -----------------
Single Family...................         1,247                   $ 87,250,825.94                    81.79%
Two Family......................           105                      7,956,279.35                     7.46
Three Family....................            38                      4,408,363.33                     4.13
Condominium.....................            48                      3,603,229.65                     3.38
Four Family.....................            15                      2,235,052.50                     2.10
Manufactured Housing
(DW, Permanent).................            10                        657,621.08                     0.62
Multi-Use.......................             6                        563,176.61                     0.53
                                         -----                   ---------------                   ------
    Total.......................         1,469                   $106,674,548.46                   100.00%
                                         =====                   ===============                   ======




                                                DOCUMENTATION PROGRAM

                                                             STATISTICAL CALCULATION          % OF STATISTICAL
                                          NUMBER OF                    DATE                   CALCULATION DATE
DOCUMENTATION PROGRAM                   MORTGAGE LOANS          PRINCIPAL BALANCE             PRINCIPAL BALANCE
---------------------                   --------------          -----------------             -----------------
Full Documentation................          1,106                  $ 78,749,094.26                 73.82%
No Income Documentation...........            205                    17,541,533.27                 16.44
Limited Documentation.............            123                     7,618,605.50                  7.14
Stated Income
Documentation.....................             35                     2,765,315.43                  2.59
                                            -----                  ---------------                ------
Total:............................          1,469                  $106,674,548.46                100.00%
                                            =====                  ===============                ======





                                                  OCCUPANCY TYPE(1)

                                                             STATISTICAL CALCULATION          % OF STATISTICAL
                                          NUMBER OF                    DATE                   CALCULATION DATE
OCCUPANCY TYPE                          MORTGAGE LOANS          PRINCIPAL BALANCE             PRINCIPAL BALANCE
--------------                          --------------          -----------------             -----------------
Owner Occupied....................          1,299                  $ 95,852,076.60                   89.85%
Non-Owner Occupied................            170                    10,822,471.86                   10.15
                                            -----                  ---------------                  ------
    Total.........................          1,469                  $106,674,548.46                  100.00%
                                            =====                  ===============                  ======

-----------------------

(1) Based upon representations made by the borrowers at the time of origination of such mortgage loans.

                                                    CREDIT GRADE


                                                               STATISTICAL CALCULATION        % OF STATISTICAL
                                            NUMBER OF               DATE PRINCIPAL            CALCULATION DATE
CREDIT GRADE                             MORTGAGE LOANS                BALANCE                PRINCIPAL BALANCE
------------                             --------------                -------                -----------------
A.................................            859                  $ 69,975,231.72                  65.60%
B.................................            275                    17,140,837.12                  16.07
C.................................            221                    13,560,894.73                  12.71
D.................................            114                     5,997,584.89                   5.62
                                            -----                  ---------------                 ------
    Total.........................          1,469                  $106,674,548.46                 100.00%
                                            =====                  ===============                 ======



                                                    CREDIT SCORES


                                                               STATISTICAL CALCULATION        % OF STATISTICAL
                                            NUMBER OF               DATE PRINCIPAL            CALCULATION DATE
RANGE OF CREDIT SCORES                   MORTGAGE LOANS                BALANCE                PRINCIPAL BALANCE
----------------------                   --------------                -------                -----------------
Not Available.....................             72                  $  3,214,952.84                  3.01%
401-450...........................             14                     1,033,351.63                   0.97
451-500...........................            141                     9,466,784.87                   8.87
501-550...........................            359                    24,768,809.87                  23.22
551-600...........................            327                    23,905,948.83                  22.41
601-650...........................            270                    21,800,639.46                  20.44
651-700...........................            174                    12,777,049.34                  11.98
701-750...........................             88                     7,659,330.04                   7.18
751-800 ..........................             23                     1,978,792.65                   1.85
801-809 ..........................              1                        68,888.93                   0.06
                                            -----                  ---------------                 ------
    Total.........................          1,469                  $106,674,548.46                 100.00%
                                            =====                  ===============                 ======

         As of the statistical calculation date, the weighted average credit score of the mortgage loans was approximately 591.

                                                  GROSS MARGIN--ARMS


                                                             STATISTICAL CALCULATION       % OF ARMs STATISTICAL
                                          NUMBER OF                    DATE                   CALCULATION DATE
RANGE OF GROSS MARGINS                  MORTGAGE LOANS          PRINCIPAL BALANCE             PRINCIPAL BALANCE
----------------------                  --------------          -----------------             -----------------
3.290%-3.500% .....................             2                  $   170,024.65                    0.49%
3.501%-4.000%......................             3                      207,995.94                    0.60
4.001%-4.500%......................            10                      773,380.48                    2.24
4.501%-5.000%......................            25                    2,594,428.18                    7.50
5.001%-5.500%......................            63                    5,697,513.01                   16.48
5.501%-6.000%......................            84                    7,802,417.44                   22.56
6.001%-6.500%......................            57                    4,078,611.38                   11.80
6.501%-7.000%......................            69                    5,434,582.19                   15.72
7.001%-7.500%......................            49                    3,164,411.61                    9.15
7.501%-8.000%......................            45                    2,810,356.74                    8.13
8.001%-8.500%......................            29                    1,754,844.71                    5.07
8.501%-8.690%......................             2                       89,958.98                    0.26
                                              ---                  --------------                  ------
    Total..........................           438                  $34,578,525.31                  100.00%
                                              ===                  ==============                  ======

         As of the statistical calculation date, the weighted average gross margin of the mortgage loans that are ARMs was approximately 6.212% per annum.

                                                  LIFETIME CAP--ARMS


                                                               STATISTICAL CALCULATION      % OF ARMS STATISTICAL
                                            NUMBER OF               DATE PRINCIPAL            CALCULATION DATE
RANGE OF LIFETIME CAPS                   MORTGAGE LOANS                BALANCE                PRINCIPAL BALANCE
----------------------                   --------------                -------                -----------------
14.690%-15.000% ..................              1                  $   107,845.21                   0.31%
15.001%-15.500% ..................              5                      412,369.45                   1.19
15.501%-16.000% ..................              8                      689,470.65                   1.99
16.001%-16.500% ..................              9                      724,364.69                   2.09
16.501%-17.000% ..................             29                    3,342,848.25                   9.67
17.001%-17.500% ..................             46                    4,513,485.57                  13.05
17.501%-18.000%...................             65                    5,629,224.93                  16.28
18.001%-18.500%...................             44                    3,504,846.82                  10.14
18.501%-19.000%...................             53                    4,265,597.06                  12.34
19.001%-19.500%...................             40                    3,383,456.48                   9.78
19.501%-20.000%...................             40                    2,646,329.84                   7.65
20.001%-20.500%...................             31                    1,792,682.60                   5.18
20.501%-21.000%...................             40                    2,023,574.20                   5.85
21.001%-21.500%...................             19                    1,053,892.46                   3.05
21.501%-21.840%...................              8                      488,537.10                   1.41
                                              ---                  --------------                 ------
    Total                                     438                  $34,578,525.31                 100.00%
                                              ===                  ==============                 ======

         As of the statistical calculation date, the weighted average lifetime cap rate of the mortgage loans that are ARMs was approximately 18.454% per annum.

                                                 LIFETIME FLOOR--ARMS



                                                               STATISTICAL CALCULATION      % OF ARMS STATISTICAL
                                            NUMBER OF               DATE PRINCIPAL            CALCULATION DATE
RANGE OF LIFETIME FLOORS                 MORTGAGE LOANS                BALANCE                PRINCIPAL BALANCE
------------------------                 --------------                -------                -----------------
7.690%-8.000%.....................              1                  $   107,845.21                     0.31%
8.001%-8.500%.....................              5                      412,369.45                     1.19
8.501%-9.000%.....................              8                      689,470.65                     1.99
9.001%-9.500%.....................              9                      724,364.69                     2.09
9.501%-10.000%....................             29                    3,342,848.25                     9.67
10.001%-10.500%...................             46                    4,513,485.57                    13.05
10.501%-11.000%...................             65                    5,629,224.93                    16.28
11.001%-11.500%...................             44                    3,504,846.82                    10.14
11.501%-12.000%...................             53                    4,265,597.06                    12.34
12.001%-12.500%...................             40                    3,383,456.48                     9.78
12.501%-13.000%...................             40                    2,646,329.84                     7.65
13.001%-13.500%...................             31                    1,792,682.60                     5.18
13.501%-14.000%...................             40                    2,023,574.20                     5.85
14.001%-14.500%...................             19                    1,053,892.46                     3.05
14.501%-14.840%...................              8                      488,537.10                     1.41
                                              ---                  --------------                  ------
Total.............................            438                  $34,578,525.31                  100.00%
                                              ===                  ==============                  ======

         As of the statistical calculation date, the weighted average lifetime floor rate of the mortgage loans that are ARMs was approximately 11.454% per annum.


                                           MONTH OF NEXT CHANGE DATE--ARMS


                                                               STATISTICAL CALCULATION      % OF ARMS STATISTICAL
                                            NUMBER OF               DATE PRINCIPAL            CALCULATION DATE
MONTH OF NEXT CHANGE DATE                MORTGAGE LOANS                BALANCE                PRINCIPAL BALANCE
-------------------------                --------------                -------                -----------------
November 2002.....................              1                  $    74,714.58                    0.22%
February 2003 ....................              1                      102,800.00                    0.30
October 2003 .....................              8                      781,042.41                    2.26
November 2003.....................             62                    4,702,542.16                   13.60
December 2003.....................            157                   12,745,592.27                   36.86
January 2004......................            100                    7,696,480.27                   22.26
February 2004.....................            108                    8,417,753.62                   24.34
March 2004........................              1                       57,600.00                    0.17
                                              ---                  --------------                  ------
    Total.........................            438                  $34,578,525.31                  100.00%
                                              ===                  ==============                  ======


         As of the statistical calculation date, the weighted average number of months to the next change date for the 3/27 loans was 34 months and for the 2/28 loans was 23 months.

                                   THE SELLER

         The information set forth in the following paragraphs has been provided by Saxon Mortgage, Inc. None of the depositor, the trustee, the certificate insurer, the underwriter, any of their affiliates or any other party has made or will make any representation as to the accuracy or completeness of such information.

         The seller, Saxon Mortgage, Inc., is a Virginia corporation headquartered at 4880 Cox Road, Glen Allen, Virginia. The seller originates and purchases residential mortgage and home equity loans and sponsors residential mortgage and home equity loan securitizations, with all such loans serviced by its affiliate, Meritech Mortgage Services, Inc. The seller began its business in 1992, primarily as a purchaser of non-conforming loans. Beginning in 1994, the seller increasingly focused its business on subprime credits, building broker and direct-to-consumer origination channels in addition to its loan purchase production channel. In 1996, the seller was acquired as an indirect subsidiary of Dominion Resources, Inc. See "Risk Factors--Recent developments regarding Saxon Mortgage, Inc." in this prospectus supplement.

         The seller is not affiliated with the originator. The seller did not participate in the origination of the mortgage loans and the mortgage loans were not originated or re-underwritten according to the seller's underwriting guidelines.


                                 THE ORIGINATOR

         The information set forth in the following paragraphs has been provided by Delta Funding Corporation. None of the depositor, the seller, the master servicer, the servicer, the trustee, the underwriter, the certificate insurer, any of their affiliates or any other party has made or will make any representation as to the accuracy or completeness of such information.

GENERAL

         Delta Funding Corporation (the "originator") is a New York corporation headquartered at 1000 Woodbury Road, Woodbury, New York. The originator is a specialty consumer finance company that has engaged in originating, acquiring, selling and servicing home equity loans since 1982. Throughout its operating history, the originator has focused on lending to individuals who generally do not qualify for conforming credit. The originator makes loans to these borrowers for a variety of purposes, for example debt consolidation, home improvement, refinancing or education, and these loans are primarily secured by first mortgages on one- to four-family residential properties. The originator's corporate headquarters is located at 1000 Woodbury Road, Woodbury, New York 11797. Its telephone number is (516) 364-8500.

UNDERWRITING

         All of the originator's brokers and correspondents are provided with the originator's underwriting guidelines. Loan applications received from brokers and correspondents are classified according to particular characteristics, including but not limited to: ability to pay, credit history of the applicant, loan-to-value ratio and general stability of the applicant in terms of employment history, time in residence and condition and location of the collateral. The originator has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of four letter ratings "A" through "D," with subratings within those categories. Terms of loans made by the originator, as well as maximum loan-to-value ratios and debt-to-income ratios, vary depending on the classification of the applicant. Loan applicants with less favorable credit ratings are generally offered loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings. The general criteria used by the originator's underwriting staff in classifying loan applicants are set forth below.



                                 UNDERWRITING CRITERIA OF DELTA FUNDING CORPORATION

                               "A" RISK                "B" RISK               "C" RISK                "D" RISK
                               --------                --------               --------                --------
Credit profile          Excellent credit        Good overall credit    Good to fair credit     Fair to poor credit
                        history

Existing mortgage       Current at application  Current at application Up to 30 days           90 days delinquent or
history                 time and a maximum      time and a maximum     delinquent at           more
                        of two 30-day late      of four 30-day late    application time and
                        payments in the last    payments in the last   a maximum of four
                        12 months               12 months              30-day late payments
                                                                       and one 90-day late
                                                                       payment in the last
                                                                       12 months

Other credit            Minor 30-day late       Some slow pays         Slow pays, some         Not a factor.
                        items allowed with a    allowed but majority   open delinquencies      Derogatory credit
                        letter of explanation;  of credit and          allowed. Isolated       must be paid with
                        no open collection      installment debt paid  charge-offs, collection proceeds. Must
                        accounts, charge-offs,  as agreed. Small       accounts or             demonstrate ability to
                        judgments               isolated charge-offs,  judgments case-by-case  pay
                                                collections, or
                                                judgments allowed
                                                case-by-case

Bankruptcy filings      Discharged more than    Discharged more than   Discharged more than    May be open at
                        three years prior to    two years prior to     one year prior to       closing, but must be
                        closing and excellent   closing and excellent  closing and good        paid off with
                        reestablished credit    reestablished credit   reestablished credit    proceeds

Maximum loan-to-value
ratio:
Owner-occupied          Generally 80% (up to    Generally 80% (up to   Generally 75% (up to    Generally 65% (up to
                        90%*) for a one- to     85%*) for a one- to    80%*) for a one- to     70%*) for a one- to
                        four-family residence   four-family residence  four-family residence   four-family residence

Non-owner occupied      Generally 75% (up to    Generally 70% (up to   Generally 65% (up to    Generally 55% (up to
                        85%*) for a one- to     80%*) for a one- to    75%*) for a one- to     60%*) for a one- to
                        four-family residence   four-family residence  four-family residence   four-family residence

Employment              Minimum 2 years         Minimum 2 years        No minimum              No minimum
                        employment in the       employment in the      required                required
                        same field              same field

-------------------
* On an exception basis

         The originator uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, the originator may determine that the prospective borrower warrants an exception, if sufficient compensating factors exist. Examples of compensating factors are:

        o     low loan-to-value ratio,
        o     low debt ratio,
        o     long-term stability of employment and/or residence,

         o     excellent payment history on past mortgages, or
         o     a significant reduction in monthly expenses.

         The mortgage loans originated by the originator have amortization schedules ranging from 5 years to 30 years, generally bear interest at fixed rates and require equal monthly payments which are due as of a scheduled day of each month which is fixed at the time of origination. Substantially all of the originator's mortgage loans are fully amortizing loans. The originator primarily purchases fixed rate loans which amortize over a period not to exceed 30 years. Loans that are not fully amortizing generally provide for scheduled amortization over 30 years, with a due date and a balloon payment at the end of the fifteenth year. The principal amounts of the loans purchased or originated by the originator generally range from a minimum of $10,000 to a maximum of $350,000. The originator generally does not acquire or originate any mortgage loans where the combined loan-to-value ratio exceeds 90%. The collateral securing loans acquired or originated by the originator are generally one- to four-family residences, including condominiums and townhomes, and these properties may or may not be occupied by the owner. It is the originator's policy not to accept commercial properties or unimproved land as collateral. However, the originator will accept mixed-use properties such as a property where a portion of the property is used for residential purposes and the balance is used for commercial purposes and will accept small multifamily properties of 5 to 8 units, both at reduced loan-to-value ratios. The originator does not purchase loans where any senior mortgage contains open-end advance, negative amortization or shared appreciation provisions.

         The originator's mortgage loan program includes:

         o     a full documentation program for salaried borrowers,

         o     a limited documentation program,

         o a non-income verification program for self-employed borrowers, and

         o     a stated income program.

         The total monthly debt obligations, which include principal and interest on the new loan and all other mortgages, loans, charge accounts and scheduled indebtedness, generally is 55% or less of the borrower's monthly gross income. Loans to borrowers who are salaried employees must be supported by current employment information in addition to employment history. This information for salaried borrowers is verified based on written confirmation from employers, one or more pay-stubs, recent W-2 tax forms, recent tax returns or telephone confirmation from the employer. For the originator's limited documentation program, the originator requires a job letter to be submitted which contains the same information one would find on a standard verification of employment form:

         o     job position,
         o     length of time on job,
         o     current salary, and
         o     the job letter should appear on the employer's letterhead.

         For the originator's non-income verification program, proof of self-employment in the same business plus proof of current self-employed status is required. The originator's stated income program, which represents a very small percentage of the originator's loans, is only offered for better credit quality borrowers where a telephone verification is done by an underwriter to verify that the borrower is employed. The originator usually requires lower combined loan-to-value ratios with respect to loans made under programs other than the full documentation program.

         Assessment of an applicant's ability and willingness to pay is another important element employed by the originator. The originator employs experienced non-conforming mortgage loan credit underwriters to scrutinize the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances including divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an applicant's credit record.

         The originator has instituted underwriting checks and balances that are designed to ensure that every loan is reviewed and approved by a minimum of two underwriters, with some higher loan amounts requiring a third approval. The originator believes that by requiring each file be seen by a minimum of two underwriters, a high degree of accuracy and quality control is ensured throughout the underwriting process and before funding. The originator's underwriting of every loan submitted consists not only of a thorough credit review, but also

         o a separate appraisal review conducted by the originator's appraisal review department and

         o a full compliance review, to ensure that all documents have been properly prepared, all applicable disclosures given in a timely fashion, and proper compliance with all federal and state regulations.

         Appraisals are performed by third party, fee-based appraisers or by the originator's approved appraisers and generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. Each appraisal includes, among other things, an inspection of both the exterior and interior of the subject property and data from sales within the preceding 12 months of similar properties within the same general location as the subject property.

         The originator performs an appraisal review on each loan prior to closing or prior to purchasing. In addition to reviewing each appraisal for accuracy, the originator accesses other sources to validate sales used in the appraisal to determine market value. These sources include:

         o    Multiple Listing Services in nine states;
         o assessment and sales services, such as Comps, Inc., Pace, 1st American and Transamerica;
         o    internet services such as Realtor.com; and
         o other sources for verification, including broker price opinions and market analyses by local real estate agents.

         Post closing, in addition to its normal due diligence, the originator randomly selects one out of every ten appraisals, and performs a drive-by appraisal. This additional step gives the originator an added degree of comfort with respect to appraisers with which the originator has had limited experience. The originator actively tracks and grades, on criteria that it has developed over time, all appraisers from which it accepts appraisals for quality control purposes and does not accept work from appraisers who have not conformed to its review standards.

         Upon completion of a broker loan's underwriting and processing, the closing of the loan is scheduled with a closing attorney or agent approved by the originator. The closing attorney or agent is responsible for completing the loan closing transaction in accordance with applicable law and the originator's operating procedures. Title insurance that insures the originator's interest as mortgagee and evidence of adequate homeowner's insurance naming the originator as an additional insured party are required on all loans.

         The originator performs a post-funding quality control review to monitor and evaluate the originator's loan origination policies and procedures. The quality control department is separate from the underwriting department, and reports directly to a member of senior management.

         At least 10% of all loan originations and purchases are subjected to a full quality control re-underwriting and review, the results of which are reported to senior management on a monthly basis. Discrepancies noted by the audit are analyzed and corrective actions are instituted. A typical quality control review currently includes:

        o     obtaining a new drive-by appraisal for each property;

        o     running a new credit report from a different credit report agency;

        o reviewing loan applications for completeness, signatures, and for consistency with other processing documents;

        o     obtaining new written verification of income and employment;

        o obtaining new written verification of mortgage to re-verify any outstanding mortgages; and

        o     analyzing the underwriting and program selection decisions.

         The quality control process is updated from time to time as the originator's policies and procedures change.

CONSUMER LAWSUITS

         The originator's lending practices have been the subject of several lawsuits styled as class actions and of investigations by various regulatory agencies including the Office of the Attorney General of the State of New York (the "NYOAG"), the Banking Department of the State of New York (the "NYBD") and the United States Department of Justice (the "DOJ"). The current status of these actions are summarized below.

         A. In or about November 1998, the originator received notice that it had been named in a lawsuit filed in the United States District Court for the Eastern District of New York. In December 1998, plaintiffs filed an amended complaint alleging that the originator had violated the Home Equity and Ownership Protection Act ("HOEPA"), the Truth in Lending Act ("TILA") and New York State

General Business Law ss. 349. The complaint seeks (a) certification of a class of plaintiffs, (b) declaratory judgment permitting rescission, (c) unspecified actual, statutory, treble and punitive damages (including attorneys' fees), (d) certain injunctive relief, and (e) declaratory judgment declaring the loan transactions void and unconscionable.

         On December 7, 1998, plaintiff filed a motion seeking a temporary restraining order and preliminary injunction, enjoining the originator from conducting foreclosure sales on 11 properties. The district court judge ruled that in order to consider such a motion, plaintiff must move to intervene on behalf of these 11 borrowers. Thereafter, plaintiff moved to intervene on behalf of 3 of these 11 borrowers and sought the injunctive relief on their behalf. The originator opposed the motions. On December 14, 1998, the district court judge granted the motion to intervene and on December 23, 1998, the district court judge issued a preliminary injunction enjoining the originator from proceeding with the foreclosure sales of the three intervenors' properties. The originator has filed a motion for reconsideration of the December 23, 1998 order.

         In January 1999, the originator filed an answer to plaintiff's first amended complaint. In July 1999, plaintiffs were granted leave, on consent, to file a second amended complaint. In August 1999, plaintiffs filed a second amended complaint that, among other things, added additional parties but contained the same causes of action alleged in the first amended complaint. In September 1999, the originator filed a motion to dismiss the complaint which was opposed by plaintiffs and in June 2000 was granted in part and denied in part by the Court. In or about October 1999, plaintiffs filed a motion seeking an order preventing the originator, its attorneys and/or the NYBD from issuing notices to certain of the originator's borrowers, in accordance with a settlement agreement entered into by and between the originator and the NYBD. In or about October 1999 and November 1999, respectively, the originator and the NYBD submitted opposition to plaintiffs' motion. In March 2000, the court issued an order that permits the originator to issue an approved form of notice. In September 1999, plaintiffs filed a motion for class certification which was opposed by the originator in February 2000, and ultimately withdrawn without prejudice by plaintiffs in January 2001. The originator believes that it has meritorious defenses and intends to defend this suit, but cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims.

         B. In or about March, 1999, the originator received notice that it had been named in a lawsuit filed in the Supreme Court of the State of New York, New York County, alleging that the originator had improperly charged certain borrowers processing fees. The complaint seeks (1) certification of a class of plaintiffs, (2) an accounting, and (3) unspecified compensatory and punitive damages (including attorneys' fees), based upon alleged (a) unjust enrichment,
(b) fraud, and (c) deceptive trade practices. In April 1999, the originator filed an answer to plaintiff's complaint. In September 1999, the originator filed a motion to dismiss the complaint, which was opposed by plaintiffs and in February 2000, the court denied the motion to dismiss. In April 1999, the originator filed a motion to change venue and plaintiffs opposed the motion. In July 1999, the court denied the motion to change venue.
The originator appealed and in March 2000, the appellate court granted the originator's appeal to change venue from New York County to Nassau County. In August 1999, the plaintiffs filed a motion for class certification, which the originator opposed in July 2000. In or about September 2000, the court granted plaintiffs' motion for class certification from which the originator filed a notice of appeal. The originator believes that it has meritorious defenses and intends to defend this suit, but cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims.

         C. In or about July 1999, the originator received notice that it had been named in a lawsuit filed in the United States District Court for the Western District of New York, alleging that amounts collected and maintained by it in certain borrowers' tax and insurance escrow accounts exceeded certain statutory (RESPA) and/or contractual (the respective borrowers' mortgage agreements) ceilings. The complaint seeks (a) certification of a class of plaintiffs, (b) declaratory relief finding that the originator's practices violate applicable statutes and/or the mortgage agreements, (c) injunctive relief, and (d) unspecified compensatory and punitive damages (including attorneys' fees). In October 1999, the originator filed a motion to dismiss the complaint. In or about November 1999, the case was transferred to the United States District Court for the Northern District of Illinois. In February 2000, the plaintiff opposed the originator's motion to dismiss. In March 2000, the court granted the originator's motion to dismiss in part, and denied it in part. The originator believes that it has meritorious defenses and intends to defend this suit, but cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims.

         D. In or about April 2000, the originator received notice that it had been named in a lawsuit filed in the Supreme Court of the State of New York, Nassau County, alleging that the originator has improperly charged and collected from borrowers certain fees when they paid off their mortgage loans with the originator. The complaint seeks (a) certification of a class of plaintiffs, (b) declaratory relief finding that the payoff statements used include unauthorized charges and are deceptive and unfair, (c) injunctive relief and (d) unspecified compensatory, statutory and punitive damages (including legal fees), based upon alleged violations of Real Property Law 274-a, unfair and deceptive practices, money had and received and unjust enrichment, and conversion. The originator answered the complaint in June 2000. The originator believes that it has meritorious defenses and intends to defend this suit, but cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims.

REGULATORY ACTIONS

         In or about August 1999, the NYOAG filed a lawsuit against the originator alleging violations of (a) RESPA (by paying yield spread premiums),
(b) HOEPA and TILA, (c) ECOA, (d) New York Executive Law ss. 296-a, and (e) New York Executive Law ss. 63(12). In September 1999, the originator and the NYOAG settled the lawsuit, as part of a global settlement by and among the originator, the NYOAG and the NYBD, evidenced by that certain (a) Remediation Agreement by and between the originator and the NYBD, dated as of September 17, 1999 and (b) Stipulated Order on Consent by and among the originator, Delta Financial Corporation and the NYOAG, dated as of September 17, 1999. As part of the settlement, the originator has, among other things, implemented agreed upon changes to its lending practices; is providing reduced loan payments aggregating $7.25 million to certain borrowers identified by the NYBD; and created a fund financed by the grant of 525,000 shares of Delta Financial Corporation's common stock. The proceeds of the fund will be used, for, among other things, to pay borrowers and to pay for a variety of consumer educational and counseling programs. As a result, the NYOAG lawsuit has been dismissed as against the originator.
The Remediation Agreement and Stipulated Order on Consent supersede the originator's previously announced settlements with the NYOAG and the NYBD. In March 2000, the originator finalized a settlement agreement with DOJ, the Federal Trade Commission and the Department of Housing and Urban Renewal, to complete the global settlement it had reached with the NYSBD and NYOAG. The Federal agreement mandates some additional compliance efforts for the originator, but it does not require any additional financial commitment.

                       PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

         The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related primarily to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by their amortization schedules and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases by the seller or purchases by the servicer. The mortgage loans may be prepaid by the mortgagors at any time. However, a majority of the mortgage loans are subject to a prepayment charge.

THE CERTIFICATE RATES

         The certificate rate for each class of offered certificates, other than the class IO certificates, is subject to the available funds cap. The available funds cap on any distribution date is determined, in part, by reference to the weighted average loan rate of the mortgage loans net of certain fees and expenses and interest on the class IO certificates. If mortgage loans bearing higher loan rates were to prepay at rates faster than mortgage loans with lower loan rates, the available funds cap would be lower than otherwise would be the case.

         The yield to investors in the certificates also will be sensitive to, among other things, the levels of the loan index on the ARMs. All of the mortgage loans that are ARMs are either 2/28 loans which will bear interest at fixed loan rates for 24 months after origination of the mortgage loans or 3/27 loans which will bear interest at fixed loan rates for 36 months after origination of the mortgage loans. Although each of the ARMs bears interest at an adjustable rate, this rate is subject to a periodic rate cap, a lifetime floor and a lifetime cap. If the loan index increases substantially between change dates, the adjusted loan rate on the related mortgage loan may not equal the loan index plus the related gross margin due to the constraint of the caps. In this event, the related loan rate will be less than would have been the case in the absence of the caps. In addition, the loan rate applicable to any change date will be based on the loan index related to the change date. Thus, if the value of the loan index with respect to a mortgage loan rises, the lag in time before the corresponding loan rate increases will, all other things being equal, slow the upward adjustment of the available funds cap. Furthermore, mortgage loans that have not reached their first change date are more likely to be subject to the applicable periodic rate cap on their first change date. See "Description of the Mortgage Loans" in this prospectus supplement. Although the holders of the offered certificates, other than the class IO certificates, will be entitled to receive the related net rate carryover to the extent funds are available for that purpose as described and in the priority set forth in this prospectus supplement, there is no assurance that sufficient funds will be available. The financial guaranty insurance policy does not cover, and the ratings on the certificates do not address the likelihood of, the payment of any net rate carryover.

SUBORDINATE CERTIFICATES

         The subordinate certificates provide credit enhancement for the senior certificates and may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the subordinate certificates, in reverse order of their relative payment priorities, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a subordinate certificate, the actual yield to maturity on the holder's certificate may be lower than the yield expected by the holder based on that assumption. Realized losses on the mortgage loans will reduce the class principal balance of the class of subordinate certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate of the class principal balances of all classes of certificates, following all distributions on a distribution date, exceeds the pool balance. As a result of these reductions, less interest will accrue on the class of subordinate certificates than otherwise would be the case.

         The basic principal amount includes the net proceeds in respect of principal received upon liquidation of a liquidated mortgage loan. If the net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the pool balance will decline more than the aggregate class principal balance of the offered certificates, thus reducing the overcollateralization amount. If this difference is not covered by the overcollateralization amount or the application of excess interest, the class of subordinate certificates then outstanding with the lowest relative payment priority will bear the loss.
In addition, the subordinate certificates will not be entitled to any principal distributions prior to the stepdown date or during the continuation of a delinquency event, unless all of the certificates with a higher relative payment priority have been paid in full. Because of the disproportionate distribution of principal of the senior certificates, depending on the timing of realized losses, the subordinate certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.

         For all purposes, the class B certificates will have the lowest payment priority of any class of subordinate certificates.

         The subordinate certificates are not covered by the financial guaranty insurance policy.

YIELD SENSITIVITY OF THE NOTIONAL AMOUNT CERTIFICATES

         As the owner of interest-only strip securities, the holders of the notional amount certificates will be entitled to receive monthly distributions only of interest, as described in this prospectus supplement. Because they will not receive any distributions of principal, the holders of the notional amount certificates will generally be affected by prepayments, liquidations and other dispositions, including optional purchases described in this prospectus supplement, of the mortgage loans to a greater degree than holders of the other classes of offered certificates. However, except in the case of very rapid prepayment rates, the notional amount will decline in accordance with a pre-determined schedule. Thus, the yield sensitivity of the notional amount certificates is likely to be more stable than if the notional amount were calculated based on the amortization of the underlying mortgage loans directly. However, there can be no assurance that this will be the case. Holders of the notional amount certificates will not be entitled to any distributions after the 36th distribution date.

PREPAYMENT CONSIDERATIONS

         Prepayments, liquidations and purchases of the mortgage loans, including any optional purchase by the servicer of a delinquent mortgage loan and any optional purchase of the remaining mortgage loans in connection with the termination of the trust, in each case as described in this prospectus supplement, will result in distributions on the offered certificates then entitled to distributions of principal which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal of the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which a certificate of a class is purchased at a discount or premium, and the degree to which the timing of payments on that certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans.

         Holders of the offered certificates should consider, in the case of any certificates purchased at a discount, and particularly the subordinate certificates, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield. The timing of losses on the mortgage loans also will affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the trust are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

         The rate of prepayment on the mortgage loans cannot be predicted. Home equity loans such as the mortgage loans have been originated in significant volume only during the past few years. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. The prepayment experience of the trust with respect to the mortgage loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. The increased availability of credit to borrowers with impaired or limited credit profiles may affect the prepayment experience on the mortgage loans. As borrowers re-establish or establish an acceptable credit profile, they may be able to refinance their loans at lower rates reflecting their improved credit profiles. Substantially all of the mortgage loans contain "due-on-sale" provisions and the servicer is required by the agreement to enforce these provisions, unless enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses" in the prospectus.

         The rate of prepayment on fixed rate mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the applicable loan rate, mortgagors may have an increased incentive to refinance their mortgage loans.
Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

         As is the case with conventional fixed-rate mortgage loans, the ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, ARMs could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to "lock in" a lower fixed interest rate. The 2/28 loans and 3/27 loans may become subject to higher prepayment rates as these loans near their respective initial change dates, even if prevailing interest rates for mortgage loans of a comparable term and risk level are at or even slightly above the loan rates, as the borrowers attempt to avoid increases in their monthly payments. However, no assurance can be given as to the level of prepayments that the mortgage loans will experience.

         In addition to the foregoing factors affecting the weighted average lives of the offered certificates, the use of excess interest to pay principal of the offered certificates will result in acceleration of the offered certificates then entitled to principal distributions, relative to the amortization of the mortgage loans, particularly in the early months of the transaction. This acceleration feature creates overcollateralization which equals the excess of the pool principal balance over the aggregate class principal balance of the certificates. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

FINAL SCHEDULED DISTRIBUTION DATES

         The final scheduled distribution date for each class of offered certificates is set forth under "Summary of Terms-Final Scheduled Distribution Dates" in this prospectus supplement. The final scheduled distribution date for the notional amount certificates is the 36th distribution date. The final scheduled distribution date for the class A, class M-1, class M-2 and class B certificates is the distribution date immediately following the month of the last due date of the latest maturing statistical calculation mortgage loan plus one month. It is expected that the last actual distribution date for each class of offered certificates will occur significantly earlier than the final scheduled distribution dates but the final distribution date could occur later than the applicable final scheduled distribution date.

PAYMENT DELAY FEATURE

         The effective yield to the certificateholders of each class of offered certificates will be lower than the yield otherwise produced by the certificate rate for each class and the purchase price of these certificates because distributions will not be payable to the certificateholders until the 15th day of the month following the month of accrual, without any additional distribution of interest or earnings on that certificate in respect of the delay.

WEIGHTED AVERAGE LIVES

         Generally, greater than anticipated prepayments of principal will increase the yield on offered certificates purchased at a price less than par and will decrease the yield on offered certificates purchased at a price greater than par. The effect on an investor's yield due to principal payments on the mortgage loans occurring at a rate that is faster or slower than the rate anticipated by the investor in the period immediately following the issuance of the certificates will not be entirely offset by a subsequent like reduction or increase in the rate of principal payments. The weighted average lives of the offered certificates also will be affected by the amount and timing of delinquencies and defaults on the mortgage loans and the recoveries, if any, on liquidated mortgage loans and foreclosed properties. The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the certificate is repaid. The weighted average life of any class of offered certificates will be influenced by, among other factors, the rate at which principal payments are made on the mortgage loans. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is called the prepayment assumption and represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of the mortgage loans. With respect to the fixed rate mortgage loans, a 100% prepayment assumption assumes a constant prepayment rate, referred to as a CPR, of 4% per annum of the outstanding principal balance of the fixed rate mortgage loans in the first month of the life of such mortgage loans and an additional amount of approximately 1.454545%, precisely 16/11 percent per annum, in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a constant prepayment rate of 20% per annum each month is assumed. With respect to the ARMs, a 100% prepayment assumption assumes a constant prepayment rate of 4% per annum of the outstanding principal balance of the ARMs in the first month of the life of such mortgage loans and an additional amount of approximately 1.068966%, precisely 31/ 29 percent per annum, in each month thereafter until the 30th month; beginning in the 30th month and in each month thereafter during the life of the mortgage loans, a constant prepayment rate of 35% per annum each month is assumed. A 50% prepayment assumption assumes prepayment rates equal to 50% of the applicable prepayment assumption. Correspondingly, a 150% prepayment assumption assumes prepayment rates equal to 150% of the applicable prepayment assumption, and so forth. Neither prepayment assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. The depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of the offered certificates to predict the amount or the timing of receipt of prepayments on the mortgage loans.

         The tables set forth under the heading "--Decrement tables" reflect various combinations of the prepayment assumptions for the fixed rate mortgage loans and the adjustable rate mortgage loans.

STRUCTURING ASSUMPTIONS

         For the purposes of the tables below, it is assumed that:

              (1) the mortgage loans consist of pools of loans with the level-pay characteristics as set forth below,

              (2) the amount of interest accrued on the mortgage loans is reduced by amounts sufficient to pay the trustee fee, master servicing fee and servicing fee,

              (3) the closing date is April 10, 2001,

              (4) the settlement date is April 10, 2001,

              (5) distributions on the offered certificates are made on the 15th day of each month regardless of the date on which the distribution date actually occurs, commencing in the month after the closing date, and are made in accordance with the priorities described in this prospectus supplement,

              (6) the scheduled monthly payments of principal and interest on each mortgage loan will be timely paid on the first day of each due period, with no delinquencies or defaults, commencing on May 1, 2001,

              (7) all prepayments are prepayments in full received on the last day of each prepayment period commencing in the calendar month following delivery of the related mortgage loans with 30 days of accrued interest,

              (8) the mortgage loans prepay in accordance with the applicable prepayment scenario,

              (9) the optional termination is not exercised except in the calculation of weighted average life to call,

              (10) each class of offered certificates has the respective certificate rate and initial class principal balance or notional amount as set forth in this prospectus supplement,

              (11) the overcollateralization levels are set initially as specified in this prospectus supplement, and thereafter decrease in accordance with the provisions specified in the agreement,

              (12) the loan index is 4.7875% on each change date,

              (13) all of the ARMs have change dates every six months after their initial change dates, and

              (14) the insurance premium is determined as provided in the pooling and servicing agreement.

         The foregoing assumptions are referred to in this prospectus supplement collectively as the structuring assumptions.

                                              FIXED RATE MORTGAGE LOANS



       MORTGAGE GROUP                                                  ORIGINAL TERM TO    REMAINING TERM TO   ORIGINAL AMORTIZATION
           NUMBER              PRINCIPAL BALANCE ($)   LOAN RATE (%)   MATURITY (MONTHS)   MATURITY (MONTHS)       TERM (MONTHS)
           ------              ---------------------   -------------   -----------------   -----------------       -------------
Level Pay 1.................         474,928.28          10.13621            88                   87                    88
Level Pay 2.................         894,174.03          10.15836            85                   83                    85
Level Pay 3.................       1,086,201.94          10.92731           131                  129                   131
Level Pay 4.................       2,880,841.22          10.21328           140                  138                   140
Level Pay 5.................       3,851,125.57          11.07338           180                  178                   180
Level Pay 6.................       7,341,470.98          10.76484           180                  178                   180
Level Pay 7.................       1,699,052.99          11.36263           230                  228                   230
Level Pay 8.................       4,385,144.83          10.86290           237                  236                   237
Level Pay 9.................         134,213.19          12.45686           300                  299                   300
Level Pay 10................       1,171,863.29           9.57459           289                  288                   289
Level Pay 11................      12,915,301.61          12.01632           360                  358                   360
Level Pay 12................      35,261,705.22          11.71407           360                  358                   360


                                           ADJUSTABLE RATE MORTGAGE LOANS



                                                                       REMAINING
                                                          ORIGINAL       TERM         ORIGINAL                             GROSS
          MORTGAGE                                         TERM TO        TO        AMORTIZATION    GROSS                 COUPON
           GROUP                PRINCIPAL        LOAN     MATURITY     MATURITY         TERM       MARGIN    LIFETIME      LIFE
           NUMBER               BALANCE($)      RATE(%)   (MONTHS)     (MONTHS)       (MONTHS)       (%)      CAP(%)     FLOOR(%)
           ------               ----------      -------   --------     --------       --------       ---      ------     --------
Level Pay 13................     177,514.58    10.33462      360         359            360       5.71104   17.33462     10.33462
Level Pay 14................     340,122.25    10.19564      180         178            180       5.36704   17.19564     10.19564
Level Pay 15................     788,578.99    11.53874      360         357            360       6.55973   18.53874     11.53874
Level Pay 16................  33,272,309.49    11.47045      360         358            360       6.21498   18.47045     11.47045

                                NUMBER
                                   OF      PERIODIC     PERIODIC
                               MONTHS TO     RATE       RATE CAPT
          MORTGAGE                NEXT    CAP (FIRST)  (SUBSEQUENT)
           GROUP                 CHANGE     CHANGE        CHANGE
           NUMBER                 DATE      DATE(%)      DATES(%)
           ------                 ----      -------      --------
Level Pay 13................      23       3.00000       1.00000
Level Pay 14................      34       3.00000       1.00000
Level Pay 15................      33       3.00000       1.00000
Level Pay 16................      34       3.00000       1.00000

DECREMENT TABLES

         Subject to the foregoing discussion and assumptions, the following tables set forth the percentages of the initial class principal balance of each class of offered certificates, other than the class IO certificates, that would be outstanding after each of the dates shown under the various prepayment scenarios and the corresponding weighted average lives.

         Since the tables were prepared on the basis of the structuring assumptions, there are discrepancies between characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the class principal balances outstanding and weighted average lives of the certificates set forth in the tables. In addition, since the actual mortgage loans in the trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the certificates may be made earlier or later than as indicated in the tables.

                               PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                                AT VARIOUS COMBINATIONS OF THE PREPAYMENT ASSUMPTIONS


                                                          CLASS M-1
                                                          ---------
DISTRIBUTION DATE                      0%      50%      75%    100%     150%    175%     200%
-----------------                      --      ---      ---    ----     ----    ----     ----
Initial Percent.................     100      100      100     100      100     100      100
April 15, 2002 .................      97       89       85      81       74      70       66
April 15, 2003 .................      95       76       67      59       43      36       29
April 15, 2004 .................      93       63       51      39       20      13        6
April 15, 2005 .................      92       52       38      29       17      12        6
April 15, 2006 .................      90       43       31      22       11       7        5
April 15, 2007 .................      88       36       25      17        7       4        3
April 15, 2008 .................      86       31       20      12        5       3        2
April 15, 2009 .................      83       27       16       9        3       2        1
April 15, 2010 .................      81       23       13       7        2       1        0
April 15, 2011 .................      78       20       10       5        1       0        0
April 15, 2012 .................      75       17        8       4        1       0        0
April 15, 2013 .................      72       14        7       3        0       0        0
April 15, 2014 .................      69       12        5       2        0       0        0
April 15, 2015 .................      65       10        4       2        0       0        0
April 15, 2016 .................      62        9        3       1        0       0        0
April 15, 2017 .................      59        7        3       1        0       0        0
April 15, 2018 .................      56        6        2       1        0       0        0
April 15, 2019 .................      53        5        2       0        0       0        0
April 15, 2020 .................      49        4        1       0        0       0        0
April 15, 2021 .................      46        4        1       0        0       0        0
April 15, 2022 .................      42        3        1       0        0       0        0
April 15, 2023 .................      38        3        0       0        0       0        0
April 15, 2024 .................      35        2        0       0        0       0        0
April 15, 2025 .................      32        2        0       0        0       0        0
April 15, 2026 .................      28        1        0       0        0       0        0
April 15, 2027 .................      23        1        0       0        0       0        0
April 15, 2028 .................      18        0        0       0        0       0        0
April 15, 2029 .................      12        0        0       0        0       0        0
April 15, 2030 .................       6        0        0       0        0       0        0
April 15, 2031..................       0        0        0       0        0       0        0
Weighted Average Life (years)(1)
     To Maturity ...............   17.78     6.16     4.49    3.51     2.40    2.03     1.73
     To Call....................   17.74     5.77     4.16    3.25     2.22    1.88     1.60

                                                           CLASS M-1
                                                           ---------
DISTRIBUTION DATE                      0%       50%     75%    100%      150%    175%      200%
-----------------                      --       ---     ---    ----      ----    ----      ----
Initial Percent.................     100       100     100     100       100     100       100
April 15, 2002 .................     100       100     100     100       100     100       100
April 15, 2003 .................     100       100     100     100       100     100       100
April 15, 2004 .................     100       100     100     100       100     100       100
April 15, 2005 .................     100       100      95      73        41      30        59
April 15, 2006 .................     100       100      76      55        27      18        12
April 15, 2007 .................     100        90      62      41        18      11         7
April 15, 2008 .................     100        77      50      31        12       7         1
April 15, 2009 .................     100        67      40      24         8       2         0
April 15, 2010 .................     100        57      32      18         4       0         0
April 15, 2011 .................     100        49      26      13         0       0         0
April 15, 2012 .................     100        42      21      10         0       0         0
April 15, 2013 .................     100        35      17       8         0       0         0
April 15, 2014 .................     100        30      13       6         0       0         0
April 15, 2015 .................     100        25      11       3         0       0         0
April 15, 2016 .................     100        21       8       0         0       0         0
April 15, 2017 .................     100        18       7       0         0       0         0
April 15, 2018 .................     100        16       5       0         0       0         0
April 15, 2019 .................     100        13       3       0         0       0         0
April 15, 2020 .................     100        11       0       0         0       0         0
April 15, 2021 .................     100         9       0       0         0       0         0
April 15, 2022 .................     100         8       0       0         0       0         0
April 15, 2023 .................      96         6       0       0         0       0         0
April 15, 2024 .................      88         5       0       0         0       0         0
April 15, 2025 .................      78         2       0       0         0       0         0
April 15, 2026 .................      68         0       0       0         0       0         0
April 15, 2027 .................      57         0       0       0         0       0         0
April 15, 2028 .................      45         0       0       0         0       0         0
April 15, 2029 .................      31         0       0       0         0       0         0
April 15, 2030 .................      15         0       0       0         0       0         0
April 15, 2031..................       0         0       0       0         0       0         0
Weighted Average Life (years)(1)
     To Maturity ...............   26.33     11.38    8.21    6.34      4.62    4.34      4.38
     To Call....................   26.22     10.49    7.50    5.79      4.24    4.02      4.04

-------------------
(1) The weighted average life of a class of certificates is determined by (a) multiplying the amount of each distribution in reduction of the related class principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing by the highest related class principal balance of the class of certificates.

                               PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                                AT VARIOUS COMBINATIONS OF THE PREPAYMENT ASSUMPTIONS


                                                         CLASS M-2
                                                         ---------
DISTRIBUTION DATE                     0%       50%      75%    100%     150%    175%     200%
-----------------                     --       ---      ---    ----     ----    ----     ----
Initial Percent.................     100      100      100     100      100     100      100
April 15, 2002 .................     100      100      100     100      100     100      100
April 15, 2003 .................     100      100      100     100      100     100      100
April 15, 2004 .................     100      100      100     100      100     100      100
April 15, 2005 .................     100      100       95      73       41      30       22
April 15, 2006 .................     100      100       76      55       27      18       12
April 15, 2007 .................     100       90       62      41       18      11        3
April 15, 2008 .................     100       77       50      31       12       3        0
April 15, 2009 .................     100       67       40      24        5       0        0
April 15, 2010 .................     100       57       32      18        0       0        0
April 15, 2011 .................     100       49       26      13        0       0        0
April 15, 2012 .................     100       42       21      10        0       0        0
April 15, 2013 .................     100       35       17       5        0       0        0
April 15, 2014 .................     100       30       13       0        0       0        0
April 15, 2015 .................     100       25       11       0        0       0        0
April 15, 2016 .................     100       21        6       0        0       0        0
April 15, 2017 .................     100       18        3       0        0       0        0
April 15, 2018 .................     100       16        0       0        0       0        0
April 15, 2019 .................     100       13        0       0        0       0        0
April 15, 2020 .................     100       11        0       0        0       0        0
April 15, 2021 .................     100        8        0       0        0       0        0
April 15, 2022 .................     100        5        0       0        0       0        0
April 15, 2023 .................      96        2        0       0        0       0        0
April 15, 2024 .................      88        0        0       0        0       0        0
April 15, 2025 .................      78        0        0       0        0       0        0
April 15, 2026 .................      68        0        0       0        0       0        0
April 15, 2027 .................      57        0        0       0        0       0        0
April 15, 2028 .................      45        0        0       0        0       0        0
April 15, 2029 .................      31        0        0       0        0       0        0
April 15, 2030 .................      15        0        0       0        0       0        0
April 15, 2031..................       0        0        0       0        0       0        0
Weighted Average Life (years)(1)
     To Maturity ...............   26.32    11.23     8.07    6.23     4.45    4.06     3.87
     To Call....................   26.22    10.49     7.50    5.79     4.15    3.81     3.65

                                                          CLASS B
                                                          -------
DISTRIBUTION DATE                      0%      50%     75%    100%     150%    175%     200%
-----------------                      --      ---     ---    ----     ----    ----     ----
Initial Percent.................     100      100     100     100      100     100      100
April 15, 2002 .................     100      100     100     100      100     100      100
April 15, 2003 .................     100      100     100     100      100     100      100
April 15, 2004 .................     100      100     100     100      100     100      100
April 15, 2005 .................     100      100      95      73       41      30       21
April 15, 2006 .................     100      100      76      55       27      14        3
April 15, 2007 .................     100       90      62      41       13       2        0
April 15, 2008 .................     100       77      50      31        3       0        0
April 15, 2009 .................     100       67      40      24        0       0        0
April 15, 2010 .................     100       57      32      14        0       0        0
April 15, 2011 .................     100       49      26       6        0       0        0
April 15, 2012 .................     100       42      19       0        0       0        0
April 15, 2013 .................     100       35      12       0        0       0        0
April 15, 2014 .................     100       30       6       0        0       0        0
April 15, 2015 .................     100       25       1       0        0       0        0
April 15, 2016 .................     100       20       0       0        0       0        0
April 15, 2017 .................     100       15       0       0        0       0        0
April 15, 2018 .................     100       10       0       0        0       0        0
April 15, 2019 .................     100        6       0       0        0       0        0
April 15, 2020 .................     100        2       0       0        0       0        0
April 15, 2021 .................     100        0       0       0        0       0        0
April 15, 2022 .................     100        0       0       0        0       0        0
April 15, 2023 .................      96        0       0       0        0       0        0
April 15, 2024 .................      88        0       0       0        0       0        0
April 15, 2025 .................      78        0       0       0        0       0        0
April 15, 2026 .................      68        0       0       0        0       0        0
April 15, 2027 .................      57        0       0       0        0       0        0
April 15, 2028 .................      45        0       0       0        0       0        0
April 15, 2029 .................      31        0       0       0        0       0        0
April 15, 2030 .................       8        0       0       0        0       0        0
April 15, 2031..................       0        0       0       0        0       0        0
Weighted Average Life (years)(1)
     To Maturity ...............   26.27    10.81    7.74    5.97     4.23    3.83     3.58
     To Call....................   26.22    10.48    7.49    5.78     4.11    3.72     3.49

----------------------

(1) The weighted average life of a class of certificates is determined by (a) multiplying the amount of each distribution in reduction of the related class principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing by the highest related class principal balance of the class of certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The property of the trust will consist of, to the extent provided in the pooling and servicing agreement:

                  (a)      the mortgage loans;

                  (b) payments received after the cut-off date, other than payments of principal and interest on the mortgage loans due on or before April 1, 2001;

                  (c) mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure together with all collections on and proceeds of the mortgaged properties; and

                  (d) the collection account, the custodial account and the distribution account and any assets deposited in these accounts from time to time and any investment proceeds of these accounts.

         Physical certificates representing the offered certificates if issued, will be transferable and exchangeable at the corporate trust office of the trustee, which will initially act as certificate registrar.
See "--Book-entry certificates" below. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         The principal balance of a class of certificates, other than the notional amount certificates, on any distribution date is equal to the applicable class principal balance on the closing date reduced by the

                 o aggregate of amounts actually distributed as principal to the holders of the class of certificates prior to the applicable date and

                  o in the case of a subordinate certificate, any reductions in the class principal balance of the subordinate certificate due to realized losses as described in this prospectus supplement.

         The notional amount certificates do not have a class principal balance but will have a notional amount which for any distribution date prior to the 37th distribution date will equal the lesser of

                  (a) the pool balance as of the end of the second preceding Due Period and

                  (b)      the applicable amount set forth below:


                             DISTRIBUTION DATES          NOTIONAL AMOUNT
                             ------------------          ---------------
                         1-3.......................        $42,933,673
                         4-6.......................        $41,502,551
                         7-9.......................        $40,071,429

                         10-12.....................        $38,640,306
                         13-15.....................        $37,209,184
                         16-18.....................        $34,346,939
                         19-21.....................        $30,053,571
                         22-24.....................        $25,760,204
                         25-27.....................        $21,466,837
                         28-30.....................        $18,604,592
                         31-33.....................        $14,311,224
                         34-36.....................        $12,880,102

         On and after the 37th distribution date, the notional amount of the notional amount certificates will be zero.

         The percentage interest of a certificate of any class as of any date of determination will equal the percentage obtained by dividing the denomination of the certificate by the original class principal balance or notional amount for the related class of certificates.

SEPARATE REMIC STRUCTURE

         For federal income tax purposes, the trust, other than the net rate cap fund, created by the pooling and servicing agreement will include multiple segregated asset pools, each of which will be treated as a separate REMIC, creating a tiered REMIC structure. The offered certificates, excluding any rights to receive net rate cap carryover, will be designated as regular interests in a REMIC.

BOOK-ENTRY CERTIFICATES

         The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the offered certificates and will initially be registered in the name of Cede & Co., referred to as Cede, the nominee of the Depository Trust Company, referred to as DTC. Persons acquiring beneficial ownership interests in the offered certificates will hold their certificates through DTC in the United States, or upon request, Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank, referred to as Chase, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

         Investors may hold beneficial interests in the book-entry certificates in minimum denominations representing class principal balances or notional amount of $25,000 and in integral multiples of $1,000 in excess of the notional amount of $25,000. One certificate of each class of offered certificates may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the certificates of the class. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the agreement. Certificate owners are only permitted to exercise their rights indirectly through participants and DTC. For a description of the features of the book-entry registration system, see "Description of the Securities--Book-entry securities" in the prospectus. For information with respect to tax documentation procedures relating to the certificates, see "Federal Income Tax Considerations--Federal Income Tax Consequences to Foreign Investors" and "--Backup Withholding" in this prospectus supplement and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.

         None of the seller, the master servicer, the servicer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

DISTRIBUTION DATES

         Distributions on the certificates will be made by the trustee on the 15th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in May 2001, each called a distribution date, to the persons in whose names the certificates are registered, each called a certificateholder, as of the related record date. The record date for any distribution date is the last business day of the calendar month preceding the month of the applicable distribution date. Distributions will be made (1) in immediately available funds by wire transfer or otherwise, to the account of the certificateholder at a domestic bank or other entity having appropriate facilities for distribution, if the certificateholder has so notified the trustee five business days prior to the related distribution date, or (2) by check mailed to the address of the person entitled to the distribution as it appears on the certificate register maintained by the trustee as certificate registrar. Notwithstanding the foregoing, the final distribution on any certificate will be made in like manner but only upon presentment and surrender of the certificate at the office or agency appointed for that purpose.

GLOSSARY

         For purposes of describing the cash flow structure of the trust, the following terms have the respective meanings set forth below:

         AVAILABLE FUNDS: As to any distribution date, the sum, without duplication of the following amounts with respect to the mortgage loans:

                  (1) scheduled payments of principal and interest on the mortgage loans due during the related Due Period and received by the servicer on or prior to the determination date, net of amounts representing the servicing fee, the master servicing fee and the trustee fee with respect to each mortgage loan and reimbursement for related monthly advances and servicing advances;

                  (2) Net Liquidation Proceeds and insurance proceeds with respect to the mortgage loans, net of amounts applied to the restoration or repair of a mortgaged property and unscheduled payments of principal and interest on the mortgage loans received by the servicer during the related Prepayment Period, net of amounts representing the servicing fee, the master servicing fee and the trustee fee with respect to each mortgage loan and reimbursement for related monthly advances and servicing advances;

                  (3) the purchase price for repurchased defective mortgage loans; and

                  (4) payments from the servicer or the master servicer in connection with

                           (a)      monthly advances,

                           (b)      prepayment interest shortfalls and

                           (c) the termination of the trust with respect to the mortgage loans as provided in the agreement.

         AVAILABLE FUNDS CAP: As to any distribution date, a rate per annum equal to (1) the weighted average net loan rate of the mortgage loans minus (2) the product of (x) the certificate rate on the class IO certificates and (y) a fraction, the numerator of which is the notional amount of the class IO certificates and the denominator of which is the Pool Balance as of the last day of the second preceding Due Period minus (3) the premium payable to the certificate insurer on the senior certificates, expressed as a per annum rate.

         BASIC PRINCIPAL AMOUNT: As to any distribution date, an amount equal to the sum of the following amounts, without duplication, with respect to the mortgage loans:

                  (1) each payment of principal on a mortgage loan due during the related Due Period and received by the servicer on or prior to the determination date;

                  (2) the Net Liquidation Proceeds allocable to principal and all full and partial principal prepayments received by the servicer during the related Prepayment Period;

                  (3) the portion of the purchase price allocable to principal of all repurchased defective mortgage loans with respect to the distribution date; and

                  (4) any monthly advances with respect to scheduled payments of principal due during the related Due Period.

         CIVIL RELIEF ACT SHORTFALLS: Reductions in the amount of interest due from borrowers as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         CLASS B PRINCIPAL DISTRIBUTION AMOUNT: As to any distribution date on or after the Stepdown Date and as long as a Delinquency Event is not in effect, the lesser of (1) the Principal Distribution Amount, calculated as if the Subordination Increase Amount is zero, remaining after payments to the class A, class M-1 and class M-2 certificates and (2) the excess of:

         (1)      the sum of

                  (A) the class principal balance of the class A certificates, after taking into account distributions of the Senior Principal Distribution Amount for the applicable distribution date,

                  (B) the class principal balance of the class M-1 certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable distribution date,

                  (C) the class principal balance of the class M-2 certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable distribution date, and

                  (D) the class principal balance of the class B certificates immediately prior to the applicable distribution date over

         (2)      the lesser of

                  (A) 100.00% of the Pool Balance as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that distribution date, and

                  (B) the Pool Balance as of the last day of the related Due Period minus the OC Floor,

provided, however, that after the class principal balances of the class A, class M-1 and class M-2 certificates are reduced to zero, the Class B Principal Distribution Amount for the applicable distribution date will equal 100% of the Principal Distribution Amount.

         CLASS INTEREST CARRYOVER SHORTFALL: As to any class of certificates and any distribution date, an amount equal to the sum of (1) the excess of the related Class Monthly Interest Amount for the preceding distribution date and any outstanding Class Interest Carryover Shortfall with respect to that class on the preceding distribution date, over the amount in respect of interest that is actually distributed to the holders of the class on the preceding distribution date plus (2) one month's interest on the excess, to the extent permitted by law, at the related certificate rate.

         CLASS INTEREST DISTRIBUTION: As to any class of certificates and distribution date, an amount equal to the sum of (a) the related Class Monthly Interest Amount and (b) any Class Interest Carryover Shortfall for that class of certificates for the applicable distribution date.

         CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT: As to any distribution date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount, calculated as if the Subordination Increase Amount for that distribution date is zero, if the class principal balance of the class A certificates has been reduced to zero and a Delinquency Event exists, or (y) if a Delinquency Event is not in effect, the lesser of (1) the Principal Distribution Amount, calculated as if the Subordination Increase Amount is zero, remaining after payments to the class A certificates and (2) the excess of

         (1)      the sum of

                  (A) the class principal balance of the class A certificates, after taking into account distributions of the Senior Principal Distribution Amount for the applicable distribution date, and

                  (B) the class principal balance of the class M-1 certificates immediately prior to the applicable distribution date over

         (2)      the lesser of

                  (A) 86.50% of the Pool Balance as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that distribution date; and

                  (B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

         CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT: As to any distribution date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount, calculated as if the Subordination Increase Amount for that distribution date is zero, if the aggregate class principal balance of each of the class A and class M-1 certificates has been reduced to zero and a Delinquency Event exists, or (y) if a Delinquency Event is not in effect, the lesser of (1) Principal Distribution Amount, calculated as if the Subordination Increase Amount for that distribution date is zero, remaining after payments to the class A and class M-1 certificates and (2) the excess of

         (1)      the sum of

                  (A) the class principal balance of the class A certificates, after taking into account distributions of the Senior Principal Distribution Amount for the applicable distribution date,

                  (B) the class principal balance of the class M-1 certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable distribution date, and

                  (C) the class principal balance of the class M-2 certificates immediately prior to the applicable distribution date over

         (2)      the lesser of

                  (A) 94.51% of the Pool Balance as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that distribution date; and

                  (B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

         CLASS MONTHLY INTEREST AMOUNT: As to any distribution date and class of certificates, interest for the related Interest Period at the related certificate rate (taking into account the Available Funds Cap) on the related class principal balance or notional amount minus the pro rata portion of any Civil Relief Act Shortfalls during the related Due Period, based on the amount of interest to which the class would otherwise be entitled in the absence of the shortfall.

         CLASS PRINCIPAL CARRYOVER SHORTFALL: As to any class of subordinate certificates and any distribution date, the excess, if any, of (1) the sum of
(x) the amount of the reduction in the class principal balance of that class of subordinate certificates on the applicable distribution date as provided under "-Allocation of Realized Losses" below and (y) the amount of any reductions on prior distribution dates over (2) the amount distributed in respect of the Class Principal Carryover Shortfall for that class of subordinate certificates on prior distribution dates.

         CUMULATIVE LOSS EVENT: The occurrence of rates of cumulative losses during particular periods of time as specified in the pooling and servicing agreement.

         DELINQUENCY AMOUNT: As to any distribution date, the aggregate principal balance of the mortgage loans that are (a) 60 or more days delinquent plus (b) in bankruptcy or foreclosure and REO properties as of the last day of the related Prepayment Period.

         DELINQUENCY EVENT: A Delinquency Event shall have occurred and be continuing, if at any time, (x) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the Delinquency Amount and the denominator of which is the Pool Balance as of the last day of the related Due Period exceeds (y) 40% of the Senior Enhancement Percentage.

         DUE PERIOD: With respect to each distribution date for scheduled payments of both interest and principal, the period from and including the second day of the month preceding the month of the applicable distribution date to and including the first day of the month of that distribution date.

         EXCESS INTEREST: As to any distribution date, the Available Funds remaining after the application of payments pursuant to clauses 1. through 8. under "--Distribution Priorities," below.

         EXCESS OVERCOLLATERALIZATION AMOUNT: As to any distribution date, the lesser of (1) the Basic Principal Amount for the applicable distribution date and (2) the excess, if any, of (x) the Overcollateralization Amount, assuming 100% of the Basic Principal Amount is distributed on the offered certificates, over (y) the Required Overcollateralization Amount.

         INTEREST PERIOD: For any distribution date the calendar month preceding the month of the applicable distribution date, calculated on the basis of a 360-day year comprised of twelve 30-day months.

         INTEREST REMITTANCE AMOUNT: As to any distribution date, the portion of the Available Funds that constitutes amounts in respect of interest.

         LIQUIDATED MORTGAGE LOAN: As to any distribution date, a mortgage loan with respect to which the servicer has determined, in accordance with the servicing procedures specified in the pooling and servicing agreement, as of the end of the preceding Prepayment Period, that all liquidation proceeds which it expects to recover with respect to that mortgage loan, including the disposition of the related REO, have been received.

         NET LIQUIDATION PROCEEDS: With respect to any Liquidated Mortgage Loan, liquidation proceeds, net of unreimbursed servicing fees and master servicing fees, servicing advances and monthly advances with respect to the related Liquidated Mortgage Loan.

         NET RATE CAP CARRYOVER: As to any distribution date and class of certificates, other than the class IO certificates, the sum of

         (a) the excess, if any, of the related Class Monthly Interest Amount, calculated at the applicable certificate rate, without regard to the Available Funds Cap, over the Class Monthly Interest Amount for the applicable distribution date,

         (b) any Net Rate Cap Carryover remaining unpaid from prior distribution dates and

         (c) 30 days' interest on the amount in clause (b) calculated at the applicable certificate rate, without regard to the Available Funds Cap.

         OC FLOOR: An amount equal to 0.50% of the aggregate class principal balance of the offered certificates as of the closing date.

         OVERCOLLATERALIZATION AMOUNT: As to any distribution date, the excess, if any, of (1) the Pool Balance as of the end of the related Due Period over (2) the aggregate class principal balance of the offered certificates after giving effect to the distribution of the Principal Distribution Amount on the applicable distribution date.

         POOL BALANCE: As of any date of determination, the aggregate of the principal balances of the mortgage loans as of the applicable date.

         PREPAYMENT PERIOD: As to any distribution date, the preceding calendar month.

         PRINCIPAL BALANCE: As to any mortgage loan and any date of determination, the unpaid principal balance of the mortgage loan as of the cut-off date after deduction of payments of principal due on or before that date, minus all amounts credited against the Principal Balance prior to the date of determination.

         PRINCIPAL DISTRIBUTION AMOUNT: As to any distribution date, the lesser of (a) the aggregate class principal balance of the offered certificates immediately preceding the applicable distribution date and (b) the sum of (1) the Basic Principal Amount minus the Excess Overcollateralization Amount and (2) the Subordination Increase Amount.

         REQUIRED OVERCOLLATERALIZATION AMOUNT: As to any distribution date (a) prior to the Stepdown Date, the product of (x) 2.20% and (y) the aggregate original class principal balance of the offered certificates; and (b) on and after the Stepdown Date, the greater of (1) the lesser of (x) the product of 2.20% and the aggregate original class principal balance of the offered certificates and (y) the product of 4.40% and the Pool Balance as of the end of the related Due Period and (2) the OC Floor; provided, however, that on each distribution date during the continuance of (a) a Cumulative Loss Event, the Required Overcollateralization Amount will equal the greater of (1) the lesser of (x) 8.80% of the Pool Balance as of the last day of the related Due Period and (y) 2.20% of the aggregate original class principal balance of the offered certificates and (2) the OC Floor or (b) a Delinquency Event, provided that a Cumulative Loss Event is not then continuing, the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the immediately preceding distribution date.

         SENIOR ENHANCEMENT PERCENTAGE: As to any distribution date, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate class principal balance of the subordinate certificates and (2) the Overcollateralization Amount, in each case, after taking into account the distribution of the Principal Distribution Amount on the applicable distribution date, and the denominator of which is the Pool Balance as of the last day of the related Due Period.

         SENIOR PRINCIPAL DISTRIBUTION AMOUNT: As to (a) any distribution date prior to the Stepdown Date or during the continuation of a Delinquency Event, the lesser of (1) 100% of the Principal Distribution Amount, calculated as if the Subordination Increase Amount for that distribution date is zero, and (2) the class principal balance of the class A certificates, and (b) any other distribution date, an amount equal to the lesser of (1) the Principal Distribution Amount, calculated as if the Subordination Increase Amount for that distribution date is zero, and (2) the excess, if any, of (x) the class principal balance of the class A certificates immediately prior to the applicable distribution date over (y) the lesser of (A) 74.50% of the Pool Balance as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that distribution date and (B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

         STEPDOWN DATE: The later to occur of (x) the earlier to occur of (A) the distribution date in May 2004 and (B) the distribution date on which the class principal balance of the class A certificates is reduced to zero, and (y) the first distribution date on which the Senior Enhancement Percentage, assuming 100% of the Principal Distribution Amount is distributed on the offered certificates, is at least equal to 29.90%.

         SUBORDINATION DEFICIENCY: As to any distribution date, the excess, if any, of (x) the Required Overcollateralization Amount for the applicable distribution date over (y) the Overcollateralization Amount for that distribution date after giving effect to the distribution of the Basic Principal Amount on that distribution date.

         SUBORDINATION DEFICIT: As to any distribution date, the excess, if any, of (x) the class principal balance of the class A certificates over (y) the Pool Balance as of the end of the related Due Period.

         SUBORDINATION INCREASE AMOUNT: As to any distribution date, the lesser of (x) the Subordination Deficiency and (y) the Excess Interest.

         SUBORDINATION REQUIRED OVERCOLLATERALIZATION AMOUNT: As to any distribution date on which a Delinquency Event has not occurred, the amount equal to the Required Overcollateralization Amount for that distribution date exclusive of the OC Floor calculation; as to any other distribution date, the Required Overcollateralization Amount for that distribution date.

DISTRIBUTION PRIORITIES

         On each distribution date the trustee will withdraw (x) any payments made under the financial guaranty insurance policy and (y) from the distribution account the Available Funds and apply this amount in the following order of priority, in each case, to the extent of the funds remaining; provided that payments under the financial guaranty insurance policy may only be applied to make the Guaranteed Distributions (as defined below under "--the Policy").

                  1. To the certificate insurer, the insurance premium payable to the certificate insurer for the applicable distribution date.

                  2. Concurrently, to each class of senior certificates, the related Class Interest Distribution for the applicable distribution date.

                  3. Sequentially, to the class M-1, class M-2 and class B certificates, in that order, the related Class Monthly Interest Amount for the applicable distribution date.

                  4. To the class A certificates, the Senior Principal Distribution Amount for the applicable distribution date.

                  5. To the certificate insurer, any amounts owing to the certificate insurer under the insurance agreement.

                  6. To the class M-1 certificates, the Class M-1 Principal Distribution Amount for the applicable distribution date.

                  7. To the class M-2 certificates, the Class M-2 Principal Distribution Amount for the applicable distribution date.

                  8. To the class B certificates, the Class B Principal Distribution Amount for the applicable distribution date.

                  9. Sequentially, to the offered certificates, the Subordination Increase Amount for the applicable distribution date, in the same order as other principal distributions above until the related class of certificates is retired.

                  10. To the class M-1 certificates, any related (a) Class Interest Carryover Shortfall and then (b) Class Principal Carryover Shortfall.

                  11. To the class M-2 certificates, any related (a) Class Interest Carryover Shortfall and then (b) Class Principal Carryover Shortfall.

                  12. To the class B certificates, any related (a) Class Interest Carryover Shortfall and then (b) Class Principal Carryover Shortfall.

                  13. To the class BIO certificates for deposit in the net rate cap fund; as required by the pooling and servicing agreement.

                  14. Sequentially, to the class A, the class M-1, class M-2 and class B certificates, in that order, the related Net Rate Cap Carryover, from the net rate cap fund.

                  15. To the class BIO certificates, the amount required by the pooling and servicing agreement.

                  16. To the successor servicer or the successor master servicer, reimbursement for expenses incurred by the trustee relating to the transition of servicing functions to the successor following the resignation or termination of the servicer or the master servicer, as the case may be, as provided in the pooling and servicing agreement.

                  17. To the residual certificates, any remaining amounts.

         On each distribution date, the Class Interest Distribution for each class of senior certificates will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest will be allocated between the classes pro rata based on the amount that would have been distributed on each class in the absence of a shortfall.

         On each distribution date, the holders of the class P certificates will be entitled to all prepayment charges received with respect to the mortgage loans during the related prepayment period, and these amounts will not be available for distribution on the other classes of certificates.

CERTIFICATE RATES

         The certificate rate for each class of certificates is set forth on the cover page or described in this prospectus supplement. The certificate rate for each of the offered certificates, other than the class IO certificates, is subject to the Available Funds Cap. The certificate rate on the class A, class M-1, class M-2 and class B certificates will increase by 0.50% after the optional termination date.

THE POLICY

         The following summary of the terms of the policy does not purport to be complete and is qualified in its entirety by reference to the policy. A form of the policy may be obtained, upon request, from the trustee.

         Simultaneously with the issuance of the certificates, the certificate insurer will deliver the policy to the trustee for the benefit of each certificateholder of a senior certificate. Under the policy, the certificate insurer unconditionally and irrevocably guarantees to the trustee for the benefit of each senior certificateholder the full and complete payment of (i) Guaranteed Distributions (as defined below) on the senior certificates and (ii) the amount of any Guaranteed Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law.

         "Guaranteed Distributions" means the sum of (x) the Class Monthly Interest Amount on each class of senior certificates, plus (y) the Subordination Deficit, plus (z) without duplication of clause (y) the outstanding class principal balance of the class A certificates on their Final Scheduled Distribution Date after giving effect to distributions thereon on that distribution date, determined in accordance with the original terms of the senior certificates when issued and without regard to any subsequent amendment or modification of the senior certificates; payments which become due on an accelerated basis do not constitute "Guaranteed Distributions," unless the certificate insurer elects, in its sole discretion, to pay that principal due upon acceleration, together with any accrued interest to the date of acceleration.

         Payment of claims on the policy made in respect of Guaranteed Distributions will be made by the certificate insurer following Receipt by the certificate insurer of the appropriate notice for payment on the later to occur of (x) 12:00 noon, New York City time, on the second Business Day following Receipt of the notice for payment, and (y) 12:00 noon, New York City time, on the date on which such payment was due on the senior certificates.

         If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the policy, the certificate insurer shall cause the payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (1) the fourth Business Day following Receipt by the certificate insurer from the trustee of

         (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the certificateholder is required to return principal or interest paid on the senior certificates during the term of the policy because those payments were avoidable as preference payments under applicable bankruptcy law,

         (B) a certificate of the certificateholder that the Order has been entered and is not subject to any stay, and

         (C) an assignment duly executed and delivered by the certificateholder, in a form as is reasonably required by the certificate insurer and provided to the certificateholder by the certificate insurer, irrevocably assigning to the certificate insurer all rights and claims of the certificateholder relating to or arising under the senior certificates against the trust or otherwise with respect to the applicable preference payment, or

(2) the date of Receipt by the certificate insurer from the trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to the date of Receipt, the certificate insurer shall have Received written notice from the trustee that the items were to be delivered on that date and that date was specified in the applicable notice. The payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trustee or any certificateholder directly, unless a certificateholder has previously paid the applicable amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the applicable payment shall be disbursed to the trustee, for distribution to such certificateholder upon proof of payment reasonably satisfactory to the certificate insurer.

         The terms "Receipt" and "Received," with respect to the policy, shall mean actual delivery to the certificate insurer and to the fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the policy by the trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the certificate insurer or the fiscal agent shall promptly so advise the trustee and the trustee may submit an amended notice.

         Under the policy, "Business Day" means any day other than (x) a Saturday or Sunday or (y) a day on which banking institutions in New York, New York, or in the city or cities in which the corporate trust office of the trustee is located are authorized or obligated by law or executive order to be closed.

         The certificate insurer's obligations under the policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the trustee as provided in the policy whether or not those funds are properly applied by the trustee.

         The certificate insurer shall be subrogated to the rights of each senior certificateholder to receive payments of principal and interest under the senior certificates to the extent of any payment by the certificate insurer under the policy. To the fullest extent permitted by applicable law, the certificate insurer agrees under the policy not to assert, and waives, for the benefit of each senior certificateholder, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that those rights and defenses may be available to the certificate insurer to avoid payment of its obligations under the policy in accordance with the express provisions of the policy.

         Claims under the policy constitute direct, unsecured and unsubordinated obligations of the certificate insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the certificate insurer for borrowed money. Claims against the certificate insurer under the policy and claims against the certificate insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the certificate insurer.
The terms of the policy cannot be modified or altered by any other agreement or instrument, nor by the merger, consolidation or dissolution of the Trust. The policy may not be canceled or revoked prior to payment in full of the senior certificates. The policy is not covered by the property/ casualty insurance security fund specified in Article 76 of the New York Insurance Law. The policy is governed by the laws of the State of New York.

         The depositor, the seller and the certificate insurer will enter into the insurance agreement pursuant to which the seller will agree to reimburse, with interest, the certificate insurer for amounts paid pursuant to claims under the policy. The seller will further agree to pay the certificate insurer all reasonable charges and expenses which the certificate insurer may pay or incur relative to any amounts paid under the policy or otherwise in connection with the transaction and to indemnify the certificate insurer against certain liabilities. Amounts owing by the seller under the insurance agreement will be secured by, and payable solely from, the trust except as provided in the insurance agreement.

         Except during the continuation of a certificate insurer default, the certificate insurer will have the power to exercise all of the voting rights of the holders of the senior certificates.

OVERCOLLATERALIZATION PROVISIONS

         On each distribution date, the Excess Interest will be applied to, among other things, the accelerated amortization of the offered certificates then entitled to distributions of principal until the

Overcollateralization Amount equals the Required Overcollateralization Amount. Subject to particular floors, caps and triggers, the Required
Overcollateralization Amount may increase or decrease over time. An increase in the required level of overcollateralization will result on the basis of cumulative realized losses or the Delinquency Amount.

ALLOCATION OF REALIZED LOSSES

         The Basic Principal Amount includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Mortgage Loan. If the Net Liquidation Proceeds are less than the unpaid principal balance of the related Liquidated Mortgage Loan, the Pool Balance will decline more than the aggregate class principal balance of the offered certificates. If the difference is not covered by the Overcollateralization Amount or the application of Excess Interest, the class of subordinate certificates then outstanding with the lowest relative payment priority will bear the loss.

         If, following the distributions on a distribution date, the aggregate class principal balance of the offered certificates exceeds the Pool Balance, that is, the certificates are undercollateralized, the class principal balance of the class of subordinate certificates then outstanding with the lowest relative payment priority will be reduced by the amount of the excess. Any reduction will constitute a Class Principal Carryover Shortfall for the applicable class. Although a Class Principal Carryover Shortfall will not accrue interest, this amount may be paid on a future distribution date to the extent funds are available for distribution as provided above under "-Distribution priorities."

         For all purposes of this prospectus supplement the class B certificates will have the lowest payment priority of any class of subordinate certificates.

REPORTS TO CERTIFICATEHOLDERS

         Concurrently with each distribution to certificateholders, the trustee, based on information received from the servicer, will prepare and make available to each certificateholder a statement setting forth, among other items the following, to the extent applicable to each class of certificates:

                  (a) the aggregate amount of the distribution to each class of certificates on the applicable distribution date;

                  (b) the amount of the distribution set forth in paragraph (a) above in respect of interest and the amount of that distribution in respect of any Class Interest Carryover Shortfall, and the amount of any Class Interest Carryover Shortfall remaining;

                  (c) the amount of the distribution set forth in paragraph (a) above in respect of principal;

                  (d) the amount of Excess Interest for each loan group paid as principal;

                  (e) the master servicing fee and servicing fee;

                  (f) the Pool Balance as of the close of business on the last day of the preceding Due Period;

                  (g) the class principal balance of each class of certificates after giving effect to payments allocated to principal above;

                  (h) the Overcollateralization Amount, the Required Overcollateralization Amount and the Subordination Required Overcollateralization Amount as of the close of business on the distribution date, after giving effect to distributions of principal on the applicable distribution date;

                  (i) the number and aggregate Principal Balances of the mortgage loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days, or 90 or more days, including mortgage loans in foreclosure, in bankruptcy and real estate owned, each separately stated, respectively, as of the end of the preceding month;

                  (j) whether a Cumulative Loss Event or a Delinquency Event has occurred and is continuing and the calculations of those events;

                  (k) the book value of any real estate which is acquired by the trust through foreclosure or grant of deed in lieu of foreclosure;

                  (l) the amounts of realized losses for the applicable Due Period and the cumulative amount of realized losses to date;

                  (m) the weighted average loan rate on the mortgage loans as of the first day of the month prior to the distribution date;

                  (n) the amount of Net Rate Cap Carryover distributed to the offered certificates and the amount of Net Rate Cap Carryover remaining for each class;

                  (o) the amount of any Class Principal Carryover Shortfall paid with respect to each class of subordinate certificates and any amounts remaining; and

                  (p) the amount paid under the policy on that distribution date in respect of interest and principal.

         In the case of information furnished pursuant to clauses (b) and (c) above, the amounts shall be expressed as a dollar amount per certificate with a $1,000 denomination.

         The trustee will make the statement to certificateholders available each month via the trustee's internet website. The trustee's internet website will initially be located at "www.ctslink.com". Assistance in using the website can be obtained by calling the trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.

         Within 60 days after the end of each calendar year, the trustee will forward to each person, if requested in writing by that person, who was a certificateholder during the prior calendar year a statement containing the information set forth in clauses (b) and (c) above aggregated for the applicable calendar year.

                             THE CERTIFICATE INSURER

         The certificate insurer is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The certificate insurer is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

         The certificate insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. Financial guaranty insurance provides a guaranty of scheduled payments of an issuer's securities, thereby enhancing the credit rating of those securities, in consideration for the payment of a premium to the insurer. The certificate insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities include general obligation bonds, special revenue bonds and other special obligations of state and local governments. The certificate insurer insures both newly-issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the certificate insurer's underwriting criteria.

         The certificate insurer is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"). Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance in France, Belgium and other European countries. No shareholder of Holdings or the certificate insurer is obligated to pay any debts of the certificate insurer or any claim under any insurance policy issued by the certificate insurer or to make any additional contribution to the capital of the certificate insurer.

         The principal executive offices of the certificate insurer are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

         Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the certificate insurer or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the certificate insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by the certificate insurer as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit the certificate insurer's obligations under any financial guaranty insurance policy.

RATINGS

         The certificate insurer's financial strength is rated "Aaa" by Moody's and "AAA" by Fitch. The certificate insurer's insurer financial strength is rated "AAA" by Standard & Poor's Rating Services and Standard & Poor's (Australia) Pty. Ltd. The certificate insurer's claims paying ability is rated

"AAA" by Japan Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies.

CAPITALIZATION

         The following table, derived from audited financial statements, sets forth the capitalization of the certificate insurer and its subsidiaries as of December 31, 2000, on the basis of accounting principles generally accepted in the United States of America:


                                                             DECEMBER 31, 2000
                                                               (IN THOUSANDS)
                                                               --------------
Deferred Premium Revenue (net of prepaid reinsurance
   premiums)...............................................  $       582,709
                                                             ---------------
Surplus Notes..............................................          120,000
                                                             ---------------
Minority Interest..........................................           37,228
                                                             ---------------
Shareholder's Equity:
Common Stock...............................................           15,000
                                                             ---------------
Additional Paid-In Capital.................................          789,922
                                                             ---------------
Accumulated Other Comprehensive Income (net of
   deferred income taxes)..................................           69,553
                                                             ---------------
Accumulated Earnings.......................................          614,391
                                                             ---------------
Total Shareholder's Equity.................................        1,488,866
                                                             ---------------
Total Deferred Premium Revenue, Surplus Notes, Minority
Interest and Shareholder's Equity.......................     $     2,228,803
                                                             ===============

         For further information concerning the certificate insurer, see the Consolidated Financial Statements of Financial Security Assurance Inc. and Subsidiaries, and the notes thereto, incorporated by reference herein. The certificate insurer's financial statements are included as exhibits to the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the Securities and Exchange Commission (the "Commission") by Holdings and may be viewed at the EDGAR website maintained by the Commission and at the Holdings website at http://www.FSA.com. Copies of the statutory quarterly and annual financial statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The financial statements of the certificate insurer and subsidiaries included in, or as exhibits to, the following documents which have been filed with the Commission by Holdings, are hereby incorporated by reference in this prospectus supplement: the Annual Report on Form 10-K for the year ended December 31, 2000.

         All financial statements of the certificate insurer and subsidiaries included in, or as exhibits to, documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the offered certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

         The depositor will provide without charge to any person to whom this prospectus supplement is delivered, upon the oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated in this prospectus supplement by reference. Requests for such copies should be directed to 600 Steamboat Road, Greenwich, Connecticut 06830, Attention:
Corporate Secretary.

         The depositor on behalf of the trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the trust's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and each filing of the financial statements of the certificate insurer included in or as an exhibit to the annual report of Holdings filed pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement, as defined in the prospectus, shall be deemed to be a new registration statement relating to the certificates offered hereby, and the offering of those offered certificates at that time shall be deemed to be the initial bona fide offering thereof.

INSURANCE REGULATION

         The certificate insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the certificate insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the certificate insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guarantee insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the certificate insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.


                      THE SERVICER AND THE MASTER SERVICER

         The information set forth in the following paragraphs have been provided by Meritech Mortgage Services, Inc. and Saxon Mortgage, Inc. None of the depositor, the originator, the trustee, the underwriter, the certificate insurer or any of their affiliates has made or will make any representation as to the accuracy or completeness of such information.

THE SERVICER

         Meritech Mortgage Services, Inc., an affiliate of the master servicer, will service the mortgage loans. The servicer began its servicing operations in 1960 and operated under the name Cram Mortgage Service, Inc., before September 1994. The principal offices of the servicer are located in Fort Worth, Texas. The servicer is a HUD-approved originator and is approved by and in good standing with Fannie Mae and Freddie Mac. The servicer will provide customary servicing functions with respect to the mortgage loans. Among other things, the servicer is obligated under some circumstances to advance delinquent payments of principal and interest with respect to the mortgage loans and to pay prepayment interest shortfalls with respect to mortgage loans serviced by it provided, however, that the aggregate amount that the servicer will pay to cover prepayment interest shortfalls on any distribution date will not exceed an amount equal to the product of (i) 1/12, (ii) 0.50% and (iii) the balance of the mortgage loans as of the first day of the related Due Period. The servicer must obtain approval of the master servicer with respect to some of its servicing activities.

         As of December 31, 2000, the servicer serviced a portfolio of approximately 60,176 one-to-four family conventional residential mortgage loans totaling approximately $5.59 billion. The following table sets forth certain unaudited information concerning the delinquency experience, including loans in foreclosure, and mortgage loans foreclosed with respect to the servicer's conventional loan servicing portfolio as of the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is 31 days past due on a contractual basis.

                                                         Percentage of Total Portfolio
                                                         -----------------------------
                     December 31, 2000           December 31,1999           December 31, 1998         December 31, 1997
                     -----------------           ----------------           -----------------         -----------------
                  By No         By Dollar     By No         By Dollar     By No       By Dollar     By No        By Dollar
                  of Loans      Amount        of Loans      Amount        of Loans    Amount        of Loans     Amount
                  --------      ------        --------      ------        --------    ------        --------     ------
Period of
Delinquency

31-60 days        6.86%         6.91%         5.62%         5.48%         6.48%       6.36%         5.82%        6.25%
61-90 days        1.69%         1.76%         1.67%         1.62%         1.28%       1.34%         1.61%        1.49%
91 days or more   3.04%         2.94%         1.96%         1.97%         1.46%       1.60%         1.37%        1.20%
                 -----         -----          ----          ----          ----        ----          ----         ----
Total
Delinquency(1)   11.60%        11.62%         9.25%         9.07%         9.22%       9.30%         8.80%        8.94%

Loans in
foreclosure       3.92%         4.00%         2.88%         3.04%         2.03%       2.45%         2.07%        1.47%

                    December 31, 1996
                    -----------------
                 By No         By Dollar
                 of Loans      Amount
                 --------      ------
Period of
Delinquency

31-60 days       3.72%         3.10%
61-90 days       1.02%         1.03%
91 days or more  1.33%         1.48%
                 ----          ----
Total
Delinquency(1)   6.07%         5.61%

Loans in
foreclosure      0.91%         1.31%

-------------------------------------------------
(1) Totals may not sum due to rounding.

         These statistics represent the recent experience of the servicer. There can be no assurance that the delinquency and foreclosure experience of the mortgage loans in the trust will be comparable. In addition, these statistics are based on all the one-to-four family residential mortgage loans in the servicer's servicing portfolio, including mortgage loans with a variety of payment and other characteristics, including geographic locations and underwriting standards. Not all the mortgage loans in the servicer's servicing portfolio constitute non-conforming credits. Accordingly, there can be no assurance that the delinquency and foreclosure experience of the trust's mortgage loans in the future will correspond to the future delinquency and foreclosure experience of the servicer's one-to-four family conventional residential mortgage loan servicing portfolio. The actual delinquency and foreclosure experience of the mortgage loans will depend, among other things, upon:

        o         the value of real estate securing the mortgage loans; and

        o          the ability of borrowers to make required payments.

THE MASTER SERVICER

         Saxon Mortgage, Inc., will act as master servicer of the mortgage loans. The master servicer has limited experience master servicing mortgage loans. The master servicer will:

        o     supervise the servicing of the mortgage loans;

        o provide specified reports to the trustee regarding the mortgage loans;

        o make advances to the extent described in this prospectus supplement with respect to the mortgage loans if the servicer fails to make a required advance;

        o make payments of prepayment interest shortfalls if the servicer fails to do so up to the same amount required to be paid by the servicer; and

        o     appoint a successor servicer if a servicer is terminated.

         The master servicer is entitled to a master servicing fee, payable on each distribution date from interest payments in respect of the mortgage loans in the amount equal to 0.01% per annum on the Principal Balance of each mortgage loan as of the first day of the related Due Period.


                       THE POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued pursuant to the pooling and servicing agreement. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries together with the information in this prospectus supplement under "Description of the Certificates" and in the prospectus under the headings "Description of the Securities" and "The Agreements" describe the material provisions of the pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement. Wherever particular sections or defined terms of the pooling and servicing agreement are referred to, these sections or defined terms are incorporated by reference in this prospectus supplement.

ASSIGNMENT OF MORTGAGE LOANS

         On the closing date the depositor will transfer to the trust all of its right, title and interest in and to each mortgage loan, the related mortgage note, mortgages and other related documents, collectively, referred to as the related documents, including all payments received after the cut-off date other than payments of principal and interest on the mortgage loans due on or before the cut-off date. The trustee, concurrently with the transfer, will deliver the certificates to the depositor. Each mortgage loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trustee pursuant to the pooling and servicing agreement. This schedule will include information as to the Principal Balance of each mortgage loan as of the cut-off date, as well as information with respect to the loan rate.

         The pooling and servicing agreement will require that, within the time period specified in the agreement, the depositor will deliver or cause to be delivered to the trustee, or the custodian, as the trustee's agent for this purpose, the mortgage loans endorsed to the trustee and the related documents. In lieu of delivery of original mortgages, if the original is not available, the depositor may deliver or cause to be delivered true and correct copies of the original mortgages.

         Under the terms of the pooling and servicing agreement, the depositor will promptly and in no event later than 30 days after the closing date prepare and record, or cause to be prepared or recorded, assignments of the mortgages related to each mortgage loan in favor of the trustee. If the recording information with respect to any assignment of mortgage is unavailable within 30 days of the closing date or subsequent transfer date, as the case may be, the assignment will be prepared and recorded within 30 days after receipt of this information, but in no event later than one year after the closing date or subsequent transfer date, as the case may be.

         Within 45 days of the closing date the trustee, or the custodian on behalf of the trustee, will review the mortgage loans and the related documents pursuant to the agreement and if any mortgage loan or related document is found to be defective in any material respect and the defect is not cured within 90 days following notification of the defect to the seller by the trustee, the seller will be obligated to purchase the mortgage loan at a price equal to the outstanding Principal Balance of the mortgage loan as of the date of purchase, plus unpaid interest on the mortgage loan from the date interest was last paid or with respect to which interest was advanced and not reimbursed through the end of the calendar month in which the purchase occurred, computed at the loan rate, net of the master servicing fee if the seller is the master servicer, plus if the seller is not the master servicer the amount of any unreimbursed servicing advances, if any, made by the master servicer. The purchase price will be deposited in the collection account on or prior to the next succeeding determination date after the obligation arises. The obligation of the seller to repurchase a defective mortgage loan is the sole remedy regarding any defects in the mortgage loans and related documents available to the trustee or the certificateholders.

         On the closing date, the depositor will also assign to the trustee all the depositor's right, title and interest in the mortgage loan purchase agreement between the seller and the depositor insofar as it relates to the representations and warranties made therein by the seller in respect of the mortgage loans and the remedies provided for breach of such representations and warranties. The seller will represent and warrant, on the closing date that, among other things: (a) at the time of transfer to the depositor, the seller has transferred or assigned all of its right, title and interest in each mortgage loan and the related documents, free of any lien; and (b) each mortgage loan complied, at the time of origination, in all material respects with applicable state and federal laws. In addition, the seller will make representations and warranties as to the accuracy in all material respects of information furnished to the trustee with respect to each mortgage loan. Upon discovery of a breach of any representation and warranty which materially and adversely affects the value of, or the interests of the certificateholders in, the related mortgage loan and related documents, the seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the seller will be obligated to purchase the mortgage loan from the trust. The same procedure and limitations that are set forth above for the purchase of defective mortgage loans as a result of deficient documentation relating to the defective mortgage loans will apply to the purchase of a mortgage loan as a result of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the certificateholders.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT, CUSTODIAL ACCOUNT AND DISTRIBUTION ACCOUNT

         The servicer will establish and maintain in the name of the trustee a separate collection account for the benefit of the holders of the certificates. The collection account will be an eligible account, as defined in this prospectus supplement. Upon receipt by the servicer of amounts in respect of the mortgage loans, excluding amounts representing the servicing fee, reimbursement for monthly advances and servicer advances and insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items and amounts in respect of principal and interest due on or before April 1, 2001, the servicer will deposit these amounts in the collection account. Amounts so deposited may be invested in eligible investments, as described in the pooling and servicing agreement, maturing no later than one business day prior to the date on which the amount on deposit is required to be deposited in the custodial account.

         The master servicer will establish and maintain in the name of the trustee a separate custodial account for the benefit of the holders of the certificates. The custodial account will be an eligible account. Amounts on deposit in the custodial account may be invested in eligible investments maturing on or before the business day prior to the date on which the amount on deposit is required to be deposited in the distribution account.

         The trustee will establish a distribution account. No later than 1:00 p.m. New York time on or before the business day prior to each distribution date, the Available Funds for that distribution date are required to be deposited into the distribution account. The distribution account will be an eligible account. Amounts on deposit in the distribution account may be invested in eligible investments maturing on or before the business day prior to the related distribution date or, if the eligible investments are an obligation of the trustee or are money market funds for which the trustee or any affiliate is the manager or the advisor, the eligible investments shall mature no later than the related distribution date. Investment earnings from amounts on deposit in the distribution account will not be part of Available Funds.

         An eligible account is a segregated account that is

         1. maintained with a depository institution whose debt obligations at the time of any deposit in the eligible account have the highest short-term debt rating by the rating agencies and whose accounts are insured to the maximum extent provided by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation with a minimum long-term unsecured debt rating of A by Standard & Poor's Ratings Services and A2 by Moody's Investor Services, Inc. and which is any of

              (A) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,

              (B) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state,

              (C) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or

              (D)   a principal subsidiary of a bank holding company;

         2. a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity; or

         3. otherwise acceptable to each rating agency as evidenced by a letter from each rating agency to the trustee, without reduction or withdrawal of the then current ratings of the offered certificates without regard to the financial guaranty insurance policy.

ADVANCES

         The determination date for each distribution date is on the fifth business day prior to that distribution date. On or prior to the fourth business day before each distribution date, the servicer will remit to the master servicer for deposit in the custodial account an amount equal to each scheduled payment due on a mortgage loan during the related Due Period but not received by the servicer as of the related determination date, net of the servicing fee, called a monthly advance. The obligation of the servicer continues with respect to each mortgage loan until the mortgage loan becomes a Liquidated Mortgage Loan. So long as the servicer is Meritech Mortgage Services, Inc. or has long-term debt rated at least investment grade, the servicer may fund monthly advances from amounts in the collection account that are being held for future distribution but must replace any of those funds so used prior to the next distribution date.

         In the event the servicer fails to make a monthly advance when due, the master servicer will be obligated, before each distribution date, to deposit in the distribution account the amount of the aggregate monthly payments on the mortgage loans that were due during the related Due Period, net of the servicing fee and the master servicing fee, but which were not received or advanced by the servicer and remitted to the master servicer prior to that date. The master servicer will remit to the trustee for deposit in the distribution account all monthly advances received from the servicer or made by it.

         In the course of performing its servicing obligations, the servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of

        o the preservation, restoration and protection of the mortgaged properties,

        o any enforcement or judicial proceedings, including foreclosures, and

        o the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage.

         Each expenditure will constitute a servicing advance.

         The servicer's right to reimbursement for servicing advances is limited to late collections on the related mortgage loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and any other amounts as may be collected by the servicer from the related mortgagor or otherwise relating to the mortgage loan in respect of which the unreimbursed amounts are owed. The servicer's right to reimbursement for monthly advances is limited to late collections on any mortgage loan and to liquidation proceeds and insurance proceeds on the related mortgage loan.
The servicer's right to reimbursements is prior to the rights of certificateholders.

         Notwithstanding the foregoing, neither the servicer nor the master servicer is required to make any monthly advance or servicing advance if in the good faith judgment and sole discretion of the servicer or the master servicer, as applicable, the servicer or the master servicer, as applicable, determines that the advance will not be ultimately recoverable from collections received from the mortgagor in respect of the related mortgage loan or other recoveries in respect of the mortgage loan. In addition, if any servicing advance or monthly advance is determined in good faith by the servicer or the master servicer, as applicable, to be non-recoverable from these sources, the amount of the nonrecoverable advances may be reimbursed to the servicer or the master servicer, as the case may be, from other amounts on deposit in the collection account or the custodial account, as applicable.

NET RATE CAP FUND

         The pooling and servicing agreement provides for a reserve fund, the net rate cap fund, which is held by the trustee on behalf of the holders of the certificates, other than the class IO certificates. To the extent amounts on deposit are sufficient, holders of the applicable certificates will be entitled to receive payments from the net rate cap fund equal to any Net Rate Cap Carryover. The amount required to be deposited in the net rate cap fund on any distribution date will equal any Net Rate Cap Carryover for the applicable distribution date, or, if no Net Rate Cap Carryover, is payable on the applicable distribution date, an amount that when added to other amounts already on deposit in the net rate cap fund, the aggregate amount on deposit is equal to $10,000. Any investment earnings on amounts on deposit in the net rate cap fund will be paid to, and for the benefit of, the holders of the class BIO certificates and will not be available to pay any Net Rate Cap Carryover. The net rate cap fund will not be included as an asset of any REMIC.

SERVICING PROCEDURES

         The servicer will make reasonable efforts to collect all payments required to be made under the mortgage loans and will, consistent with the terms of the pooling and servicing agreement, follow the same collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above and subject to the limitations set forth in the pooling and servicing agreement, the servicer may, in its discretion, (a) waive any assumption fee, late payment charge, or other charge in connection with a mortgage loan and (b) arrange with an obligor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the mortgage loans. In addition, the servicer has the right to modify the terms of the mortgage loans if the modification would be made by the servicer if the mortgage loan were held for the servicer's own account and it first delivers to the trustee written notice of the modification together with the calculations demonstrating that the modification is permitted by the REMIC provisions of the Internal Revenue Code and applicable Treasury regulations.

SERVICING COMPENSATION, PAYMENT OF EXPENSES AND PREPAYMENT INTEREST SHORTFALLS

         With respect to each Due Period, the servicer will receive from interest payments in respect of the mortgage loans a portion of the interest payments as a monthly servicing fee in the amount equal to 0.50% per annum, on the Principal Balance of each mortgage loan as of the first day of each Due Period. All assumption fees, late payment charges and other fees and charges, excluding prepayment charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation. On each distribution date the master servicer will receive from interest payments in respect of the mortgage loans a portion of the interest payments as a monthly master servicing fee in the amount equal to 0.01% per annum on the Principal Balance of each mortgage loan as of the first day of each Due Period.

         Not later than the determination date, the servicer is required to remit to the master servicer, without any right of reimbursement, an amount equal to, with respect to each mortgage loan as to which a principal prepayment in full was received during the related prepayment period, the lesser of (a) the excess, if any, of the sum of 30 days' interest on the Principal Balance of each mortgage loan at the related loan rate, or at any lower rate as may be in effect for the mortgage loan because of application of the Civil Relief Act, minus the servicing fee and master servicing fee for the mortgage loan, over the amount of interest actually paid by the related mortgagor in connection with each principal prepayment, with respect to all these mortgage loans, referred to as the prepayment interest shortfall, and (b) an amount equal to one twelfth of 0.50% per annum times the aggregate Principal Balance of the mortgage loans as of the first day of the related Due Period.

         The servicer is not obligated to offset any of the servicing fee against, or to provide any other funds to cover, any Civil Relief Act Shortfalls.

EVIDENCE AS TO COMPLIANCE

         The pooling and servicing agreement provides for delivery by the master servicer and the servicer on or before March 1 of each year beginning March 1, 2002, to the trustee, the certificate insurer and the rating agencies of an annual statement, each signed by an appropriate officer to the effect that the master servicer or servicer, as applicable, has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding fiscal year, except as specified in the statement.

         On or before March 1 of each year beginning March 1, 2002, the master servicer and the servicer will each furnish a report prepared by a firm of nationally recognized independent public accountants, who may also render other services to the master servicer, the servicer, the trustee, the certificate insurer and the rating agencies to the effect that the firm has examined particular documents and the records relating to servicing of the mortgage loans by the master servicer or the servicer, as applicable, under the Uniform Single Attestation Program for Mortgage Bankers and the firm's conclusions.

CERTAIN MATTERS REGARDING THE SERVICER AND THE MASTER SERVICER

         The pooling and servicing agreement provides that the servicer and the master servicer each may not resign from its respective obligations and duties under that agreement, except in connection with a permitted transfer of servicing, unless (1) these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the trustee and the certificate insurer or (2) upon the satisfaction of the following conditions:

         (a) the servicer has proposed a successor servicer to the master servicer or the master servicer has proposed a successor master servicer to the depositor and the trustee in writing and the proposed successor servicer or successor master servicer, as applicable, is reasonably acceptable to the master servicer or the depositor and the trustee, as applicable;

         (b)      the proposed successor master servicer

                  o is an affiliate of Wells Fargo Bank Minnesota, National Association that services similar collateral,

                      or

                  o if the class principal balance of the senior certificates is greater than 50% of the aggregate class principal balance of all the certificates, the proposed successor master servicer is approved by the holders of certificates evidencing more than 50% of the voting rights in the trust,

                      or

                  o if the class principal balance of the senior certificates is 50% or less than the aggregate class principal balance of all the certificates, the proposed successor master servicer is an approved master servicer by Standard & Poor's Ratings Services;

         (c) if the senior certificates have not yet been retired, the certificate insurer has confirmed to the master servicer or the trustee, as applicable, its consent to the appointment of the successor servicer or the successor master servicer, as applicable, and

         (d) the rating agencies have confirmed to the master servicer or trustee, as applicable, that the appointment of the proposed successor servicer as the servicer or the successor master servicer as the master servicer, as applicable, will not result in the reduction or withdrawal of the then current ratings of the offered certificates (without giving effect to the policy).

No resignation will become effective until a successor servicer or a successor master servicer has assumed the servicer's or the master servicer's, as applicable, obligations and duties under the pooling and servicing agreement.

         The servicer may perform any of its duties and obligations under the pooling and servicing agreement through one or more subservicers or delegates, which may be affiliates of the servicer.

Notwithstanding any arrangement, the servicer will remain liable and obligated to the trustee and the certificateholders for the servicer's duties and obligations under the pooling and servicing agreement, without any diminution of these duties and obligations and as if the servicer itself were performing the duties and obligations.

         Any corporation into which the servicer or the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer or the master servicer shall be a party, or any corporation succeeding to the business of the servicer or the master servicer shall be the successor of the servicer or master servicer, as applicable, under the pooling and servicing agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement, anything in the pooling and servicing agreement to the contrary notwithstanding.

EVENTS OF DEFAULT

         Events of default with respect to the servicer and the master servicer will consist of the following, as applicable:

        o in the case of the servicer, any failure by the servicer (a) to make any required monthly advance which failure continues unremedied for one business day after the date due or (b) to deposit in the collection account or the custodial account any deposit required to be made under the pooling and servicing agreement, which failure continues unremedied for two business days after the date due;

         o in the case of the master servicer, any failure by the master servicer (a) to make any required monthly advance or (b) to deposit in the distribution account any deposit required to be made under the pooling and servicing agreement which failure continues unremedied until the close of business on the business day before the distribution date;

        o any failure by the servicer or master servicer duly to observe or perform in any material respect any other of its respective covenants or agreements in the pooling and servicing agreement which, in each case, materially and adversely affects the interests of the certificateholders and continues unremedied for 60 days after knowledge or the giving of written notice of the failure to the servicer or the master servicer, as applicable, by the trustee, or to the servicer or the master servicer, as applicable, and the trustee by certificateholders evidencing at least 25% of the voting rights;

         o any failure by the servicer to make any required servicing advance, which failure continues unremedied for the lesser of the time at which the failure would have a material adverse effect on the trust or for a period of 60 days after knowledge or the giving of written notice of the failure to the master servicer by the trustee, or to the servicer and the trustee by certificateholders evidencing at least 25% of the voting rights;

        o particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the servicer or the master servicer, as applicable, and particular actions by the servicer or the master servicer, as applicable, indicating insolvency, reorganization or inability to pay its obligations; and

        o cumulative losses or delinquency levels exceed the levels set forth in the pooling and servicing agreement.

         So long as an event of default with respect to the servicer remains unremedied, the master servicer, with the approval of or at the request of the certificate insurer, if the senior certificates have not yet been retired and a certificate insurer default does not exist, or, if the senior certificates have been retired, with the approval of or at the request of the trustee or holders of certificates evidencing a majority of the voting rights, shall terminate all of the rights and obligations of the servicer under the pooling and servicing agreement, other than its right to recovery of expenses and amounts advanced pursuant to the terms of the pooling and servicing agreement; provided, however, that in the case of the last event of default listed above, those holders, in their sole discretion, must first determine that the loss and delinquency levels were exceeded through the fault of the servicer. If the master servicer fails to terminate the servicer at the permitted request of the certificate insurer, the certificate insurer may so terminate the servicer.

         Notwithstanding anything to the contrary in the prospectus, pursuant to the terms of the pooling and servicing agreement, the master servicer shall appoint a successor servicer acceptable to the rating agencies and, if the senior certificates have not yet been retired and a certificate insurer default does not exist, the certificate insurer. Until such time as a successor servicer accepts such appointment, the master servicer shall assume, satisfy, perform and carry out all obligations which would otherwise have been satisfied, performed and carried out by the servicer under the pooling and servicing agreement.
As compensation to the master servicer for any servicing obligations fulfilled by the master servicer, the master servicer shall be entitled to the servicing compensation to which the terminated servicer would have been entitled under the pooling and servicing agreement.

         So long as an event of default with respect to the master servicer remains unremedied, the trustee or holders of certificates evidencing greater than 50% of the aggregate voting rights in the trust may terminate all of the rights and obligations of both the master servicer as master servicer and the servicer as servicer under the pooling and servicing agreement, other than the right of each to recover expenses and amounts advanced pursuant to the terms of the pooling and servicing agreement; provided, however, that in the case of the last event of default listed above, those holders, in their sole discretion, must first determine that the loss or delinquency levels were exceeded through the fault of the master servicer.

         Notwithstanding anything to the contrary in the prospectus, pursuant to the terms of the pooling and servicing agreement, within ninety (90) days of the removal of the master servicer, called the transition period, the trustee will be the successor master servicer and successor servicer and will assume all of the rights and obligations of the master servicer and the servicer. Notwithstanding the foregoing sentence, the successor will be obligated to make monthly advances and servicing advances upon the removal of the master servicer and servicer unless it determines reasonably and in good faith that the advances would not be recoverable. The successor shall have no responsibility or obligation (x) to repurchase or substitute for any mortgage loan or (y) for any act or omission of a predecessor master servicer or predecessor servicer during the transition period. If, however, the trustee is unable or unwilling to act as successor master servicer and servicer, or if the majority of certificateholders so requests, the trustee may appoint, or petition a court of competent jurisdiction to appoint as the successor master servicer and servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer and servicer any established mortgage loan servicing institution meeting the following requirements:

         o        having a net worth of not less than $25,000,000,

         o if the class principal balance of the senior certificates is greater than 50% of the aggregate class principal balance of all the certificates, the proposed successor is approved by the holders of certificates evidencing more than 50% of the voting rights in the trust,

                  or

         o if the class principal balances of the senior certificates is 50% or less than the aggregate class principal balance of all the certificates, the proposed successor is an approved servicer by Standard & Poor's Ratings Services.

Pending the appointment, the trustee will be obligated to act in that capacity unless prohibited by law. The successor master servicer and servicer will be entitled to receive the same compensation that the master servicer and servicer each would otherwise have received or the lesser compensation as the trustee and that successor may agree. A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer and servicer if the only event of default that has occurred is an insolvency event.

         If an event of default occurs under the pooling and servicing agreement and the defaulting master servicer and the servicer is not replaced by the successor master servicer and servicer or another person in accordance with the pooling and servicing agreement, the appointment of the defaulting master servicer and servicer shall be limited to 90 days. If the appointment is so limited, the trustee will automatically renew the appointment for successive 90-day terms unless directed in writing not to renew by the holders of certificates evidencing more than 50% of the voting rights in the trust. However, if the defaulting master servicer and servicer are replaced, the successor's appointment will not be limited to 90 days unless and until an event of default exists with respect to that successor.

AMENDMENT

         The pooling and servicing agreement may be amended from time to time by the seller, the master servicer and the trustee, subject in the case of any amendment which affects any right, benefit, duty or obligation of the certificate insurer, to the consent of the certificate insurer, without the consent of the certificateholders, to

        o         cure any ambiguity,

        o correct or supplement any provisions in the pooling and servicing agreement which may be defective or inconsistent with any other provisions of the pooling and servicing agreement,

        o         add to the duties of the servicer or master servicer,

        o comply with any requirements imposed by the Internal Revenue Code or any regulation under the Internal Revenue Code, or to add or amend any provisions of the pooling and servicing agreement as required by the rating agencies in order to maintain or improve any rating of the offered certificates, it being understood that, after obtaining the ratings in effect on the closing date, none of the seller, the trustee, the servicer or the master servicer is obligated to obtain, maintain, or improve any rating, or

         o add any other provisions with respect to matters or questions arising under the pooling and servicing agreement which shall not be inconsistent with the provisions of the pooling and servicing agreement, provided that the action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any certificateholder; provided, that any amendment will be deemed to not materially and adversely affect the certificateholders and no opinion will be required to be delivered if the person requesting the amendment obtains a letter from the rating agencies stating that the amendment would not result in a downgrading of the then current rating of the offered certificates.

         The pooling and servicing agreement also may be amended from time to time by the seller, the master servicer, the servicer and the trustee, subject in the case of any amendment which affects any right, benefit, duty or obligation of the certificate insurer, to the consent of the certificate insurer, with the consent of certificateholders holding certificates evidencing at least 51% of the voting rights of each class affected by the amendment, or 51% of all of the voting rights if all classes are affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the certificateholders, provided that no amendment will (x) reduce in any manner the amount of, or delay the timing of, collections of payments on the certificates or distributions or payments which are required to be made on any certificate without the consent of the certificateholder or (y) reduce the aforesaid percentage required to consent to any amendment, without the consent of the holders of all certificates of the affected class then outstanding.

         Notwithstanding the foregoing, if the trustee is acting as the servicer or the master servicer at the time of any proposed amendment and the senior certificates are still outstanding, any proposed amendment will require the consent of the certificate insurer.

TERMINATION; PURCHASE OF MORTGAGE LOANS

         The trust will terminate on the distribution date following the later of (x) payment in full of all amounts owing to the certificate insurer, unless the certificate insurer otherwise consents, and (y) the earliest of

         (a) the distribution date on which the aggregate class principal balance of all the certificates has been reduced to zero,

         (b) the final payment or other liquidation of the last mortgage loan in the trust and

         (c) the optional purchase of the mortgage loans, as described below.

         Subject to provisions in the pooling and servicing agreement concerning adopting a plan of complete liquidation, the master servicer may, at its option, terminate the pooling and servicing agreement on any distribution date following the Due Period during which the aggregate Principal Balance of the mortgage loans is less than or equal to 10% of the sum of the Principal Balances of the mortgage loans as of the cut-off date, called the optional termination date, by purchasing all of the outstanding mortgage loans and REO properties at a price equal to the sum of the outstanding Pool Balance, subject to reduction of the purchase price based in part on the appraised value of any REO property included in the trust if the appraised value is less than the Principal Balance of the related mortgage loan, as provided in the pooling and servicing agreement, and accrued and unpaid interest on the related mortgage loan at the weighted average of the loan rates through the end of the related Due Period together with all amounts due to the certificate insurer.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

         The master servicer has the option to purchase from the trust any mortgage loan 90 days or more delinquent at a purchase price equal to the outstanding principal balance of the mortgage loan as of the date of purchase, plus all accrued and unpaid interest on that principal balance computed at the loan rate.

VOTING RIGHTS

         Under the pooling and servicing agreement, the portion of the voting rights allocated to the offered certificates will equal 100% minus the portion allocated to the class BIO certificates, and the portion of the voting rights allocated to the class BIO certificates will equal the percentage equivalent of a fraction, the numerator of which is the Required Overcollateralization Amount and the denominator of which is the Pool Balance. Voting rights allocated to the certificates will be allocated 1% to the class IO certificates, 1% to the Residual certificates and among the other classes in proportion to their respective class principal balances. Voting rights allocated to a class of certificates will be further allocated among the certificates of the class on the basis of their respective percentage interests. Except during the continuance of a certificate insurer default, the certificate insurer will have the power to exercise all of the voting rights of the holders of the senior certificates.

THE TRUSTEE

         Wells Fargo Bank Minnesota, National Association will be named trustee pursuant to the pooling and servicing agreement. Wells Fargo Bank Minnesota, National Association, a direct, wholly-owned subsidiary of Wells Fargo & Co., is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Its principal office is located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113. It otherwise conducts its securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. The trustee may have banking relationships with the seller, the master servicer and the servicer. The trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a mortgaged property is located.

         In order to provide for the payment of the fees and expenses of the trustee which shall include the fees and expenses of any custodian appointed by the trustee, the trustee will receive from interest payments on the mortgage loans a portion of the interest payments as a monthly trustee fee in the amount equal to 0.03% per annum. The master servicer will remit to the trustee from amounts on deposit in the custodial account, payment of the trustee fee to the trustee on each master servicer remittance date.

         The trustee may resign at any time, in which event the seller will be obligated to appoint a successor trustee. The seller may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of these circumstances, the seller will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the successor trustee is to act as the successor master servicer and servicer under the pooling and servicing agreement, the successor trustee must satisfy the conditions in clause (b) under the caption "Certain matters regarding the master servicer" above.

         No holder of a certificate will have any right under the agreement to institute any proceeding with respect to the pooling and servicing agreement unless the holder previously has given to the trustee written notice of default and unless certificateholders evidencing at least 51% of the voting rights have made written requests upon the trustee to institute a proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any proceeding. The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement or in relation to the pooling and servicing agreement at the request, order or direction of any of the certificateholders, unless the certificateholders have offered to the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred.


                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the certificates will be applied by the seller for general corporate purposes.


                        FEDERAL INCOME TAX CONSIDERATIONS

         Separate elections will be made to treat particular assets of the trust, excluding the net rate cap fund, as a real estate mortgage investment conduit, also referred to as a REMIC, for federal income tax purposes under the Internal Revenue Code of 1986, as amended, creating a tiered REMIC structure. The offered certificates, excluding any associated rights to receive Net Rate Cap Carryover, will be designated as "regular interests" in a REMIC, named REMIC regular certificates. The REMIC regular certificates generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on the REMIC regular certificates must be reported under an accrual method of accounting. See "Federal Income Tax Considerations--Taxation of the REMIC and its holders" in the prospectus.

         The notional amount certificates will, and the other classes of REMIC regular certificates may, depending on their issue price, be issued with original issue discount, called OID, for federal income tax purposes. In this event, holders of the certificates will be required to include OID in income as it accrues under a constant yield method, in advance of the receipt of cash attributable to that income. The Treasury regulations relating to OID do not contain provisions specifically interpreting Internal Revenue Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Internal Revenue Code Section 1272(a)(6) and the OID regulations as described in the prospectus. However, because no regulatory guidance currently exists under Internal Revenue Code Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

         The yield used to calculate accruals of OID with respect to the REMIC regular certificates with OID will be the original yield to maturity of the certificates, determined by assuming that the fixed rate and adjustable rate mortgage loans will prepay in accordance with 115% and 100%, respectively, of the applicable prepayment assumption. No representation is made as to the actual rate at which the mortgage loans will prepay.

         If the method used for computing OID results in a negative amount for any period with respect to any certificateholders, in particular, the holders of the class IO certificates, the amount of OID allocable to such period would be zero, and such certificateholders will be permitted to offset such amounts only against the respective future income, if any, from such certificate. Although uncertain, a certificateholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholders is entitled, assuming no further prepayments of the loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

         In certain circumstances Treasury regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of a certificate may be able to select a method for recognizing OID that differs from that used by the trustee in preparing reports to the certificateholders and the IRS.

         The REMIC regular certificates will be treated as regular interests in a REMIC under section 860G of the Internal Revenue Code. Accordingly, the REMIC regular certificates will be treated as (a) assets described in section 7701(a)(19)(C) of the Internal Revenue Code, and (b) "real estate assets" within the meaning of section 856(c)(4)(A) of the Internal Revenue Code, in each case to the extent described in the prospectus. Interest on the REMIC regular certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Internal Revenue Code to the same extent that the REMIC regular certificates are treated as real estate assets. See "Federal Income Tax Considerations" in the prospectus.

NET RATE CAP CARRYOVER

         The beneficial owners of the certificates, other than the class IO certificates, and the related rights to receive Net Rate Cap Carryover, will be treated for tax purposes as owning two separate assets: (a) the applicable certificates without the rights to receive Net Rate Cap Carryover, which constitute regular interests in a REMIC, and (b) the related rights to receive Net Rate Cap Carryover. Accordingly, a purchaser of a certificate, other than the class IO certificates, must allocate its purchase price between the two assets comprising the related certificate. In general, the allocation would be based on the relative fair market values of the assets on the date of purchase of the certificates. No representation is or will be made as to the relative fair market values. We recommend that all holders of applicable certificates consult their tax advisors regarding the taxation of Net Rate Cap Carryover which is generally governed by the provisions of the Internal Revenue Code and Treasury regulations relating to notional principal contracts and possibly those relating to straddles.

         The rights to receive Net Rate Cap Carryover will not constitute

         (a) a "real estate asset" within the meaning of section 856(c)(4)(A) of the Internal Revenue Code for a real estate investment trust;

         (b) a "qualified mortgage" or a "permitted investment" within the meaning of section 860G(a)(3) and section 860G(a)(5), respectively, of the Internal Revenue Code if held by a REMIC; or

         (c) an asset described in section 7701(a)(19)(C)(xi) of the Internal Revenue Code if held by a domestic building and loan association.

         Further, the Net Rate Cap Carryover will not constitute income described in section 856(c)(3)(B) of the Internal Revenue Code for a real estate investment trust. Moreover, other special rules may apply to some investors, including dealers in securities and dealers in notional principal contracts.

BACKUP WITHHOLDING

         Some certificate owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the offered certificates if the certificate owners, upon issuance, fail to supply the trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments", as defined in the Internal Revenue Code, properly, or, under specific circumstances, fail to provide the trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

         The trustee will be required to report annually to the Internal Revenue Service, and to each certificateholder of record, the amount of interest paid, and OID accrued, if any, on the offered certificates, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders, generally, holders that are corporations, some tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents. As long as the only "certificateholder" of record is Cede, as nominee for DTC, certificate owners and the Internal Revenue Service will receive tax and other information including the amount of interest paid on the certificates owned from participants and indirect participants rather than from the trustee. The trustee, however, will respond to requests for necessary information to enable participants, indirect participants and other persons to complete their reports. Each non-exempt certificate owner will be required to provide, under penalty of perjury, a certificate on Internal Revenue Service Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a non-exempt certificate owner fail to provide the required certification, the participants or indirect participants, or the paying agent, will be required to withhold 31% of the interest, and principal, otherwise payable to the holder, and remit the withheld amount to the Internal Revenue Service as a credit against the holder's federal income tax liability. These amounts will be deemed distributed to the affected certificate owner for all purposes of the certificates and the agreement.

         Treasury regulations, called final withholding regulations, which are generally effective with respect to payments made after December 31, 2000, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide particular presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. We recommend that all holders consult their tax advisors regarding the application of the final withholding regulations.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

         The following information describes the United States federal income tax treatment of holders that are foreign investors. The term foreign investor means any person other than

         o        a citizen or resident of the United States,

         o a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States, any state thereof or the District of Columbia,

         o an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         The Internal Revenue Code and Treasury regulations generally subject interest paid to a foreign investor to a withholding tax at a rate of 30%, unless this rate were changed by an applicable treaty. The withholding tax, however, is eliminated with respect to particular "portfolio debt investments" issued to foreign investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a foreign investor. The offered certificates will be issued in registered form; therefore, if the information required by the Internal Revenue Code is furnished, as described below, and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the offered certificates.

         For the offered certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the certificate owner an executed

Internal Revenue Service Form W-8BEN signed under penalty of perjury by the certificate owner stating that the certificate owner is a foreign investor and providing the certificate owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

         As indicated above, the final withholding regulations consolidate and modify the current certification requirements and means by which a foreign investor may claim exemption from United States federal income tax withholding. All foreign investors should consult their tax advisors regarding the application of the final withholding regulations, which are generally effective with respect to payments made after December 31, 2000.

         A certificate owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of the offered certificate, provided that

         o the gain is not effectively connected with a trade or business carried on by the certificate owner in the United States,

         o in the case of a certificate owner that is an individual, the certificate owner is not present in the United States for 183 days or more during the taxable year in which the sale, exchange or redemption occurs and

        o in the case of gain representing accrued interest, the conditions described in the second preceding paragraph are satisfied.

                              ERISA CONSIDERATIONS

         Any fiduciary of an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, called ERISA, and/or Section 4975 of the Internal Revenue Code, which proposes to cause the benefit plan or other retirement arrangement, collectively called a plan, to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences, under ERISA and the Internal Revenue Code, of the plan's acquisition and ownership of the certificates. See "ERISA Considerations" in the prospectus.

         The U.S. Department of Labor has granted an administrative exemption to Greenwich Capital Markets, Inc. (Prohibited Transaction Exemption 90-59; which was amended by Prohibited Transaction Exemptions 97-34 and 2000-58), called the exemption, which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by plans of particular certificates representing an undivided interest in mortgage and asset-backed pass-through trusts, with respect to which Greenwich Capital Markets, Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of the mortgage and asset-backed pass-through trusts, provided that the general conditions and other conditions set forth in the exemption are satisfied. See "ERISA Considerations" in the prospectus. The exemption will apply to the acquisition, holding and resale by a plan of the certificates backed by fully secured mortgage loans such as the Mortgage Loans; provided that particular conditions, some of which are described below, are met.

         Among the conditions which must be satisfied for the exemption to apply are the following:

                  (1) The acquisition of the certificates by a plan is on terms, including the price for the certificates, that are at least as favorable to the investing plan as they would be in an arm's-length transaction with an unrelated party;

                  (2) The certificates acquired by the plan have received a rating at the time of the acquisition that is at least "BBB-" from either S&P or Fitch or "Baa3" from Moody's Investors
         Service;

                  (3) The sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by the servicer represent not more than reasonable compensation for the servicer's services under the agreement and reimbursement of the servicer's reasonable expenses in connection with service;

                  (4) The trustee is not an affiliate of the underwriters, the seller, the servicer, the insurer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any of their respective affiliates; and

                  (5) The plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         It is expected that the exemption will apply to the acquisition and holding of the certificates by plans and that all conditions of the exemption other than those within the control of the investors will be met.

         No exemption is provided from the restrictions of ERISA for the acquisition or holding of offered certificates on behalf of an excluded plan by any person who is a fiduciary with respect to the assets of the excluded plan. For purposes of the offered certificates, an excluded plan is a plan sponsored by the seller, the underwriters, the trustee, the securities administrator, the servicer, any other servicers or any mortgagor with respect to mortgage loans included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust or any affiliate of the parties, called the restricted group. In addition, the fiduciary may not be an obligor with respect to more than 5% of the fair market value of the loans. Also, no plan's investment in any class of offered certificates may exceed 25% of all of the certificates of the class outstanding at the time of the plan's acquisition and after the plan's acquisition of the class of offered certificates, no more than 25% of the assets over which the fiduciary has investment authority may be invested in securities of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance, but not secondary market transactions, at least 50% of each class of offered certificates, and at least 50% of the aggregate interest in the trust, must be acquired by persons independent of the restricted group.

         Whether the conditions of the exemption will be satisfied with respect to the certificates will depend upon the relevant facts and circumstances existing at the time a plan acquires the certificates.
Plan investors should make their own determination, in consultation with their counsel, before acquiring certificates in reliance on the applicability of the exemption.

         In the absence of the exemption, the purchase and holding of the class M-1, class M-2 or class B certificates by a plan or by individual retirement accounts or other plans subject to Section 4975 of the Internal Revenue Code may result in prohibited transactions or the imposition of excise tax or civil penalties. Consequently, transfers of the class M-1, class M-2 and class B certificates will not be registered by the trustee unless the trustee receives:

         (a) a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Internal Revenue Code, nor a person acting on behalf of any plan or arrangement nor using the assets of any plan or arrangement to effect the transfer, called a benefit plan investor;

         (b) a representation that the purchaser is a benefit plan investor and understands that the eligibility of the certificates for purchase is conditioned upon the certificate being rated at least "BBB-" at the time of acquisition of the certificate by the benefit plan investor;

         (c) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the certificates with funds contained in an "insurance company general account", as the term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, called PTCE 95-60, and that the purchase and holding of the certificates are covered under Sections I and III of PTCE 95-60; or

         (d) an opinion of counsel satisfactory to the trustee that the purchase or holding of the certificate by a plan, any person acting on behalf of a plan or using the plan's assets will not result in the assets of the trust being deemed to be "plan assets" and, subject to the prohibited transaction requirements of ERISA and the Internal Revenue Code, will not subject the trustee to any obligation in addition to those undertaken in the agreement.

         The representation as described above shall be deemed to have been made to the trustee by the transferee's acceptance of a class M-1, class M-2 or class B certificate in book-entry form. In the event that the representation is violated, or any attempt to transfer to a plan or person acting on behalf of a plan or using the plan's assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

         We recommend that any plan fiduciary considering whether to purchase any offered certificates on behalf of a plan consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment. Among other things, before purchasing any offered certificates, a fiduciary of a plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Internal Revenue Code should make its own determination as to the availability of the exemptive relief provided in the exemption, and also consider the availability of any other prohibited transaction exemptions.

                         LEGAL INVESTMENT CONSIDERATIONS

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the offered certificates. See "Legal Investment" in the prospectus.


                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated April 4, 2001, among the depositor and the underwriter, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor the offered certificates. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

         The depositor has been advised by the underwriter that it presently intends to make a market in the offered certificates. However, the underwriter is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for any class of offered certificates will develop or if one does develop, that it will continue for the life of the applicable class or that it will provide certificateholders with a sufficient level of liquidity of investment.

         Until the distribution of the offered certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriter and some selling group members to bid for and purchase the offered certificates, other than the class B certificates. As an exception to these rules, the underwriter is permitted to engage in particular transactions that stabilize the prices of the offered certificates, other than the class B certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the offered certificates.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of these purchases.

         Neither the depositor nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the related offered certificates. In addition, neither the depositor nor the underwriter makes any representation that the underwriter will engage in these transactions or that the transactions, once commenced, will not be discontinued without notice.

         The underwriting agreement provides that the depositor will indemnify the underwriter against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                     EXPERTS

         The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 2000 and December 31, 1999 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2000, incorporated by reference in this prospectus supplement have been incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                  LEGAL MATTERS

         Certain legal matters with respect to the offered certificates will be passed upon for the depositor and the underwriter by Thacher Proffitt & Wood, New York, New York.


                                     RATINGS

         The offered certificates will be rated by Standard & Poor's Ratings Services, referred to as S&P, Moody's Investors Service, referred to as Moody's, and Fitch, Inc., referred to as Fitch, each called a rating agency. It is a condition to the issuance of the offered certificates that they receive ratings by the rating agencies as follows:


               Class               S&P         Moody's          Fitch
               Class A             AAA           Aaa            AAA
               Class IO            AAA           Aaa            AAA
               Class M-1            AA           ---            AA
               Class M-2             A            ---           A
               Class B             BBB           ---            BBB

         The ratings assigned by the rating agencies to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. The ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make the payments required by such certificates. The ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not address the possibility that holders of the notional amount certificates may fail to recoup their initial investments or the likelihood that holders of the applicable certificates will receive any related Net Rate Cap Carryover. Each securities rating should be evaluated independently of similar ratings on different securities.

         There can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by another rating agency. The rating assigned by another rating agency to the offered certificates of any class could be lower than the respective ratings assigned by the applicable rating agency.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the globally offered Home Equity Loan Asset-Backed Certificates, Series 2001-1, referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold the global securities through any of The Depository Trust Company, Clearstream, Luxembourg or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

         Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior home equity loan asset-backed certificates issues.

         Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear, in this capacity, and as DTC participants.

         Non-U.S. holders, as described below, of global securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC participants.

         Investors electing to hold their global securities through DTC will follow the settlement practices applicable to prior home equity loan asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

         TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment.
Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year of twelve 30-day months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year of twelve 30- day months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

         (b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         EXEMPTION FOR NON-U.S. PERSONS ( FORM W-8BEN). Beneficial owners of global securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).
If the information shown on Form W-8 BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001 OR FORM W-8BEN). Non-U.S. persons that are certificate owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Ownership, Exemption or Reduced Rate certificate) or Form W-8BEN. If Form 1001 is provided and the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8 or Form W-8BEN.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The certificate owner of a global security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         The term "U.S. person" means

         (a)      a citizen or resident of the United States,

         (b) a corporation or partnership, or other entity treated as a corporation or partnership for U.S. federal income tax purposes, organized in or under the laws of the United States, any state thereof or the District of Columbia,

         (c) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or

         (d) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                   PROSPECTUS
                             Asset Backed Securities
                              (Issuable in Series)
                        FINANCIAL ASSET SECURITIES CORP.
                                    DEPOSITOR

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

The securities represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, the master servcicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

The Securities

Financial Asset Securities Corp., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

o        the ownership of certain trust assets or

o        debt obligations secured by certain trust assets.

         Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust. In each case, the specified portion may equal from 100% to 0%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST AND ITS ASSETS

As specified in the related prospectus supplement, the assets of a trust will include primarily the following:

         o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential properties;
         o home improvement installment sales contracts and installment loan agreements that are either unsecured or secured generally by junior liens on one- to four-family residential properties or by purchase money security interests in the related home improvements;
         o manufactured housing conditional sales contracts and installment loan agreements, or beneficial interests therein; and/or
         o        private asset backed securities.

Each trust may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

Offers of the securities may be made through one or more different methods, including through underwriters. All certificates will be distributed by, or sold through underwriters managed by, Greenwich Capital Markets, Inc.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. April 4, 2001

                                TABLE OF CONTENTS
IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT.......................................................................3
RISK FACTORS......................................................................................................4
THE TRUST FUND...................................................................................................11
USE OF PROCEEDS..................................................................................................17
THE DEPOSITOR....................................................................................................17
LOAN PROGRAM.....................................................................................................18
DESCRIPTION OF THE SECURITIES....................................................................................21
CREDIT ENHANCEMENT...............................................................................................30
YIELD AND PREPAYMENT CONSIDERATIONS..............................................................................35
THE AGREEMENTS...................................................................................................38
CERTAIN LEGAL ASPECTS OF THE LOANS...............................................................................50
CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS...............................................................66
STATE TAX CONSIDERATIONS.........................................................................................88
ERISA CONSIDERATIONS.............................................................................................88
LEGAL INVESTMENT.................................................................................................92
METHOD OF DISTRIBUTION...........................................................................................93
LEGAL MATTERS....................................................................................................94
FINANCIAL INFORMATION............................................................................................94
AVAILABLE INFORMATION............................................................................................94
RATING...........................................................................................................94
INDEX OF DEFINED TERMS...........................................................................................96

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

         o this prospectus, which provides general information, some of which may not apply to a particular series; and

         o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

Beginning with the section titled "The Trust Fund", certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 117 in this prospectus.


                      ------------------------------------



If you require additional information, the mailing address of our principal executive offices is Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625-2756. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund 3/4 Incorporation of Certain Information by Reference" beginning on page 20 of this prospectus.


                      ------------------------------------

                                  RISK FACTORS

         You should carefully consider the following information, since it identifies certain significant sources of risk associated with an investment in these securities.

Limited Liquidity..........................  No market will exist for the securities of any series before they are issued. In addition, there can be no assurance that a resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, it might not provide investors with liquidity of investment or continue for the life of the securities.

Limited Assets.............................  Unless the applicable prospectus supplement provides otherwise, the securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement, and will not have any claims against the assets of any other trust.
                                             Moreover, at the times specified in the related prospectus supplement, certain assets of the trust and/or the related security account may be released to the depositor, master servicer, any servicer, credit enhancement provider or other person, if:

                                             o     all payments then due on the related securities have been made;

                                             o     adequate provision for future payments on certain classes of the securities has been made; and

                                             o     any other payments specified in the related prospectus supplement have been made.

                                             Once released, such assets will no longer be available to make payments to securityholders.

                                             There will be no recourse against the depositor or the master servicer if any required distribution on the securities is not made.

                                             The securities will not represent an interest in the depositor, the master servicer, any servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them. The only obligations of the depositor with respect to the related trust or the securities would arise from the representations and warranties that the depositor may make concerning the related assets. The depositor does not have significant assets and is unlikely to have significant assets in the future. If the depositor should be required to repurchase a loan from a trust because of the breach of a representation or warranty, the depositor's sole source of funds for the repurchase would be:

                                             o     funds obtained from enforcing any similar obligation of the seller or originator of the loan, or

                                             o     funds from a reserve account or similar credit enhancement established to pay for loan repurchases.

                                             In addition, the master servicer may be obligated to make certain advances if loans are delinquent, but only to the extent it deems the


                                        4





                                             advances to be recoverable from amounts it expects to receive on those loans.

Credit Enhancement.........................  Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. Nevertheless, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the securities are paid in full. As a result, securityholders may suffer losses. In addition, credit enhancement may not cover all potential sources of risk of loss, such as fraud or negligence by a loan originator or other parties.

Prepayment and Yield Considerations........  The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

                                             o     the extent of prepayments on the underlying loans in the trust or, if the trust is comprised of underlying securities, on the loans backing the underlying securities;

                                             o     how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

                                             o     if any party has an option to terminate the related trust early, the effect of the exercise of the option;

                                             o     the rate and timing of defaults and losses on the assets in the related trust; and

                                             o     repurchases of assets in the related trust as a result of
                                                   material breaches of representations and warranties made by the depositor or master servicer.

                                             The rate of prepayment of the loans included in or underlying the assets in each trust may affect the yield to maturity of the securities.

                                             Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period. The interest accrual period for the securities of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par would be less than the indicated coupon rate.

Balloon Payments...........................  Certain of the underlying loans may not be fully amortizing and may require a substantial principal payment (i.e., a "balloon" payment) at their stated maturity. Loans of this type involve a greater degree of risk than fully amortizing loans since the related borrower must generally be able to refinance the loan or sell the related property prior to the loan's maturity date. The borrower's ability to do so will depend on such


                                        5





                                             factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower's equity in the property, the borrower's general financial condition and tax laws.

Nature of Mortgages........................  The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

                                             o     an overall decline in the residential real estate markets where the properties are located,

                                             o     failure of borrowers to maintain their properties adequately,
                                                   and

                                             o     natural disasters that are not necessarily covered by hazard insurance, such as earthquakes and floods.

                                             If a home equity loan is in a junior lien position, a decline in property values could extinguish the value of the junior
                                             mortgageholder in the property before having any effect on the interest of the senior mortgageholder. If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of housing properties.

                                             Even if you assume that the properties provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize other types of lawsuits if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete.
                                             Moreover, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, if a borrower defaults, these restrictions may impede the servicer's ability to dispose of the borrower's property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer is entitled to deduct from liquidation proceeds all the expenses it reasonably incurs in trying to recover on the defaulted loan, including payment to the holders of any senior mortgages, legal fees and costs, real estate taxes, and property preservation and maintenance expenses.

                                             In general, the expenses of liquidating defaulted loans do not vary directly with the unpaid amount. So, assuming that a servicer would take the same steps to recover a defaulted loan with a small unpaid balance as it would a loan with a large unpaid balance, the net amount realized after paying liquidation expenses would be a smaller percentage of the balance of the small loan than of the large loan.
                                             Since the mortgages or deeds of trust securing home equity loans typically will be in a junior


                                        6





                                             lien position, the proceeds from any liquidation will be applied first to the claims of the related senior mortgageholders, including foreclosure costs. In addition, a junior mortgage lender may only foreclose subject to any related senior mortgage. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgages or to continue making payments on them, the trust's ability as a practical matter to foreclose on any junior mortgage will be quite limited.

                                             State laws generally regulate interest rates and other loan charges, require certain disclosures, and often require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the provisions of the particular law or policy and the specific facts and circumstances involved, violations may limit the ability of the servicer to collect interest or principal on the loans. Also, the borrower may be entitled to a refund of amounts previously paid and the servicer may be subject to damage claims and administrative sanctions.

Nonperfection of Security Interests
in Manufactured Homes May
Result in Losses...........................  Any conditional sales contracts and installment loan agreements with respect to manufactured homes (each, a "MANUFACTURED HOME CONTRACT")
                                             included in a trust fund will be secured by a security interest in a manufactured home. Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the Manufactured Home Contracts are subject to a number of federal and state laws, including the
                                             Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. In the event the master servicer fails, due to clerical errors or otherwise, to take the appropriate steps to perfect such a security interest, the trustee may not have a first priority security interest in the manufactured home securing a Manufactured Home Contract.
                                             Additionally, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. Furthermore, due to the expense and administrative inconvenience involved, it is unlikely that the master servicer will undertake the steps necessary to perfect the security interests in any manufactured homes. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a manufactured home securing a Manufactured Home Contract could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.


                                        7






Environmental Risks........................  Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

                                             In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Certain Other Legal Considerations
Regarding the Loans........................  The loans may also be subject to federal laws relating to the origination and underwriting. These laws

                                             o     require certain disclosures to the borrowers regarding the terms of the loans;

                                             o     prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

                                             o     regulate the use and reporting of information related to the borrower's credit experience; and

                                             o     require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain
                                                   enumerated events.

                                             Certain loans are also subject to federal laws which impose additional disclosure requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific statutory liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, any assignee of the creditor (including the trust) would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.


                                             Certain loans relating to home improvement contracts are subject to federal laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting any assignee of the creditor (including the trust) to all claims


                                        8





                                             and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

                                             If certain provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be subject to damages and administrative enforcement.

Ratings of the Securities..................  Any class of securities is issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early, optional termination of the securities.
                                             You must not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

                                             There is no assurance that any rating will remain in effect for any given period of time or that the rating agency will not lower or withdraw it entirely in the future. The rating agency could lower or withdraw its rating due to:

                                             o     any decrease in the adequacy of the value of the trust assets or any related credit enhancement;

                                             o     an adverse change in the financial or other condition of a credit enhancement provider; or

                                             o     a change in the rating of the credit enhancement provider's long-term debt.

Book-Entry Registration....................  LIMIT ON LIQUIDITY OF SECURITIES. Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

                                             LIMIT ON ABILITY TO TRANSFER OR PLEDGE. Transactions in book-entry securities can be effected only through The Depository Trust Company
                                             ("DTC"), its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

                                             DELAYS IN DISTRIBUTIONS. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants. In turn, these participants will thereafter credit the


                                        9





                                             distributions to your account either directly or indirectly through indirect participants.

Pre-Funding Accounts.......................  The related prospectus supplement may provide that the depositor deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may only be used to acquire the additional assets for the trust during a set period after the initial issuance of the securities. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities.

Lower Credit Quality Trust Fund
Assets.....................................  Certain of the trust assets may have been made to lower credit quality borrowers who fall into one of two categories:

                                             o     customers with moderate income, limited assets and other income characteristics that cause difficulty in borrowing from banks and other traditional lenders; and

                                             o     customers with a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans or garnishment of wages.

                                             The average interest rate charged on loans made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. There is a greater likelihood of late payments on loans made to these types of borrowers than on loans to borrowers with a higher credit quality.
                                             Payments from borrowers with a lower credit quality are more likely to be sensitive to changes in the economic climate in the areas in which they reside.

Delinquent Trust Fund Assets...............  No more than 20% (by principal balance) of the trust assets for any particular series of securities will be contractually delinquent as of the related cut-off date.

Other Considerations.......................  There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to investors. As a result, the proceeds of such a sale may be insufficient to pay the full amount of interest and principal of the related securities.

                                 THE TRUST FUND

         The Certificates of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of certain assets (the "TRUST FUND ASSETS") consisting of a pool (each, a "POOL") comprised of Loans or Private Asset Backed Securities, in each case as specified in the related Prospectus Supplement, together with payments in respect of such Trust Fund Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.1 The Pool will be created on the first day of the month of the issuance of the related Series of Securities or such other date specified in the Prospectus Supplement (the "CUT-OFF DATE"). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

         The Trust Fund Assets will be acquired by the Depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the Depositor (the "SELLERS"), and conveyed by the Depositor to the related Trust Fund. Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program-Underwriting Standards" or as otherwise described in a related Prospectus Supplement. See "Loan Program-Underwriting Standards".

         The Depositor will cause the Trust Fund Assets to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ("SUB-SERVICERS"), pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee with respect to a Series of Certificates, or a servicing agreement (each, a "SERVICING AGREEMENT") between the Trustee and the Servicer with respect to a Series of Notes, and will receive a fee for such services. See "Loan Program" and "The Pooling and Servicing Agreement". With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Loans.

         As used herein, "AGREEMENT" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

         If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "TRUST AGREEMENT") between the Depositor and the trustee of such Trust Fund.

         With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

         Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from the Sellers and to assign

--------

         1 Whenever the terms "Pool", "Certificates" and "Notes" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Certificates representing certain undivided interests in, or Asset Backed Notes secured by the assets of, a single trust fund (the "Trust Fund") consisting primarily of the Loans in such Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates or Notes of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

to the Trustee for such Series of Securities the Depositor's rights with respect to such representations and warranties. See "The Agreements-Assignment of Trust Fund Assets". The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Loan Program-Representations by Sellers; Repurchases or Substitutions" and "The Agreements-Assignment of the Trust Fund Assets" and "Sub-Servicing of Loans") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under "Description of the Securities-Advances". The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

         As specified in the related Prospectus Supplement, the Trust fund Assets for a Series of Securities may consist of (i) closed-end and/or revolving home equity loans (the "HOME EQUITY LOANS") secured by senior or junior liens on one- to four-family residential properties, (ii) have improvement installment sales contracts and installment loan agreements (the "HOME IMPROVEMENT CONTRACTS") that are either unsecured or secured primarily by junior liens on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the "HOME IMPROVEMENTS"),
(iii) manufactured housing conditional sales contracts and installment loan agreements, or beneficial interests therein and/or (iv) Private Asset Backed Securities (as defined herein).

         The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "DETAILED DESCRIPTION"). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Trust Fund Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

THE LOANS

         GENERAL. The real property which secures repayment of the Loans is referred to as "Properties". Unless otherwise specified in the related Prospectus Supplement, the Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Property, which may be subordinated to one or more senior liens on the related Properties, each as described in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, the Loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the FHA or VA. The proceeds of the Closed-End Loans may have been applied to the purchase of the related Property.

         The Properties relating to Loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units ("SINGLE FAMILY PROPERTIES"), conditional sales contracts and installment loan agreements with respect to new or used Manufactured Homes, or Small Mixed-Used Properties (as defined herein) which consist of structures of not more than three stories which include one- to four-family residential dwelling units and space used for retail, professional or other commercial uses. Such Properties may include vacation and second homes, investment properties and leasehold interests. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof) or other features, all as described above or in the related Prospectus Supplement:

                                    (a) Interest may be payable at a fixed rate,
                  a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Mortgage (the "LOAN RATE") for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the Seller of the Property or another source.

                                    (b) Principal may be payable on a level debt
                  service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Loan.

                                    (c) Monthly payments of principal and
                  interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                                    (d) Prepayments of principal may be subject
                  to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ("lockout periods"). Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related Property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

         As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loan will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The aggregate principal balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans is secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

         The Loans may include fixed-rate, closed-end mortgage loans having terms to maturity of up to 30 years and secured by first-lien mortgages originated on Properties containing one to four residential units and no more than three income producing non-residential units ("Small Mixed-Use Properties"). At least 50% of the units contained in a Small

Mixed-Use Property will consist of residential units. Income from such non-residential units will not exceed 40% of the adjusted gross income of the related borrower. The maximum Loan-to-Value Ratio on Small Mixed-Use Properties will not exceed 65%. Small Mixed-Use Properties may be owner occupied or investor properties and the loan purpose may be a refinancing or a purchase.

         HOME IMPROVEMENT CONTRACTS. The Trust Fund Assets for a Series may consist, in whole or part, of Home Improvement Contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interest in the Home Improvements financed thereby. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

         Except as otherwise specified in the related Prospectus Supplement, the Home Improvements securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

         The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

         MANUFACTURED HOME CONTRACTS. The Trust Fund Assets for a Series may consist, in whole or part, of a pool of contracts (a "MANUFACTURED HOME CONTRACT POOL") evidencing interest in manufactured housing installment or conditional sales contracts and installment loan agreements (the "Manufactured Home Contracts") originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. The Manufactured Home Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Manufactured Home Contract will be secured by a Manufactured Home, as defined below.
Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Contracts will be fully amortizing and will bear interest at a fixed annual percentage rate or at a contract rate which steps up on a particular date or dates.

         The Manufactured Home Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home. The Manufactured Homes securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "MANUFACTURED HOME" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         The Depositor will cause the Manufactured Home Contracts constituting each Manufactured Home Contract Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the related Securityholder. The Master Servicer specified in the related Prospectus Supplement will service the Manufactured Home Contracts, either by itself or through subservicers, pursuant to the Agreement. The Master Servicer will remain liable for its servicing obligations under the Agreement. The Manufactured Home Contract documents, if so specified in the related Prospectus Supplement, may be held for the benefit of the Trustee by a Custodian, appointed pursuant to a Custodial Agreement (the "Custodial Agreement") among the Depositor, the Trustee and the Custodian.

         The related Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed with the Commission) will specify, for the Manufactured Home Contracts contained in the related Manufactured Home Contract Pool, among other things: (a) the dates of origination of the Manufactured Home Contracts;
(b) the weighted average APR on the Manufactured Home

Contracts; (c) the range of outstanding principal balances as of the Cut-off Date; (d) the average outstanding principal balance of the Manufactured Home Contracts as of the Cut-off Date; (e) the weighted average term to maturity as of the Cut-off Date; and (f) the range of original maturities of the Manufactured Home Contracts.

         Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Home Contract relating to a new Manufactured Home, the Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "MANUFACTURER'S INVOICE PRICE"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, with respect to a used Manufactured Home, the Value is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         ADDITIONAL INFORMATION. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off Date, (ii) the type of property securing the Loan (e.g., one- to four-family houses, individual units in condominium apartment buildings, vacation and second homes, new or used Manufactured Homes or other real property), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the Loans, and (viii) the geographical location of the Loans on a state-by-state basis. If specific information respecting the Loans is not known to the Depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

         Except as otherwise specified in the related Prospectus Supplement, the "COMBINED LOAN-TO-VALUE Ratio" of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to (ii) the Collateral Value of the related Property. Except as otherwise specified in the related Prospectus Supplement, the "COLLATERAL VALUE" of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "REFINANCE LOAN"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Loan and (b) the sales price for such Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

PRIVATE ASSET BACKED SECURITIES

         GENERAL. Private Asset Backed Securities may consist of (a) pass-through certificates or participation certificates evidencing an undivided interest in a pool of home equity or home improvement loans, or (b) collateralized mortgage obligations secured by home equity or home improvement loans. Private Asset Backed Securities may include stripped asset backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain home equity or home improvement loans. Private Asset Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PABS AGREEMENT"). The seller/servicer of the underlying Loans will have entered into the PABS Agreement with the trustee under such PABS Agreement (the "PABS TRUSTEE"). The PABS Trustee or its agent, or a custodian, will possess the loans underlying such Private Asset Backed Security. Loans underlying a Private Asset Backed Security will be serviced by a servicer (the "PABS SERVICER") directly or by one or more subservicers who may be subject to the supervision of the PABS Servicer. Except as otherwise specified in the related Prospectus Supplement, the PABS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Asset Backed Securities, approved by HUD as an FHA mortgagee.

         The issuer of the Private Asset Backed Securities (the "PABS ISSUER") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. The PABS Issuer shall not be an affiliate of the Depositor. The obligations of the PABS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Except as otherwise specified in the related Prospectus Supplement, the PABS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Asset Backed Securities issued under the PABS Agreement. Additionally, although the loans underlying the Private Asset Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Asset Backed Securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the Private Asset Backed Securities on the dates specified in the related Prospectus Supplement. The Private Asset Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Asset Backed Securities by the PABS Trustee or the PABS Servicer. The PABS Issuer or the PABS Servicer may have the right to repurchase assets underlying the Private Asset Backed Securities after a certain date or under other circumstances as specified in the related Prospectus Supplement.

         UNDERLYING LOANS. The home equity or home improvement loans underlying the Private Asset Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment loans, buydown loans, adjustable rate loans, or loans having balloon or other special payment features. Such loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. Except as otherwise specified in the related Prospectus Supplement, the underlying loans will have the following characterizations: (i) no loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each single family loan secured by a mortgaged property that had a Loan-to-Value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PABS Agreement, (v) each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each loan (other than a cooperative loan or a contract secured by a manufactured home) will be covered by a title insurance policy.

         CREDIT SUPPORT RELATING TO PRIVATE ASSET BACKED SECURITIES. Credit support in the form of reserve funds, subordination of other private certificates issued under the PABS Agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Asset Backed Securities themselves.

         RATING OF PRIVATE ASSET BACKED SECURITIES. The PABS upon their issuance will have been assigned a rating in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

         ADDITIONAL INFORMATION. The Prospectus Supplement for a Series for which the Trust Fund includes Private Asset Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Asset Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the loans which comprise the underlying assets for the Private Asset Backed Securities including (A) the payment features of such loans, (B) the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the loans, and (D) the minimum and maximum stated maturities of the underlying loans at origination, (iii) the maximum original term-to-stated maturity of the Private Asset Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Asset Backed Securities, (v) the pass-through or certificate rate of the Private Asset Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Asset Backed Securities, (vii) the PABS Issuer, the PABS Servicer (if other than the PABS Issuer) and the PABS Trustee for such Private Asset Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Asset Backed Securities or to such Private Asset Backed Securities themselves,
(ix) the term on which the underlying loans for such Private Asset Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Asset Backed Securities, (x) the terms on which loans may be substituted for those originally underlying the Private Asset Backed Securities and (xi) to the extent provided in a periodic report to the Trustee in its capacity as holder of the PABS, certain information regarding the status of the credit support, if any, relating to the PABS.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein by reference all documents and reports filed or caused to be filed by Financial Asset Securities Corp. ("FASCO") with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of Certificates evidencing interests therein. Upon request by any person to whom this Prospectus is delivered in connection with the offering of one or more classes of Certificates, FASCO will provide or cause to be provided without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent such documents or reports relate to such classes of Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to FASCO should be directed in writing to: Paul D. Stevelman, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2700. FASCO has determined that its financial statements are not material to the offering of any Certificates.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange (the "SEC") at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

         Financial Asset Securities Corp., the Depositor, is a Delaware corporation organized on August 2, 1995 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. It is an indirect limited purpose finance subsidiary of National Westminster Bank Plc and an affiliate of Greenwich Capital Markets, Inc., a registered securities broker-dealer. The Depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

         Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.

                                  LOAN PROGRAM

         The Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards".

UNDERWRITING STANDARDS

         Each Seller will represent and warrant that all Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Property as collateral. In general, a prospective borrower applying for a Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any, which, unless otherwise specified in the related Prospectus Supplement, the borrower's income will be verified by the Seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing, except in the case of new Manufactured Homes, as described under "The Trust Fund". The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         With respect to a Manufactured Home Contract made in connection with the obligor's purchase of a Manufactured Home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the Manufactured Home and prepare a report which includes market data based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Contract Loan-to-Value Ratio is equal to the original principal amount of the Manufactured Home Contract divided by the lesser of the "appraised value" or the sales price for the Manufactured Home.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low Combined Loan-to-Value Ratios or other favorable credit exist.

         Manufactured Home Contracts will comply with the underwriting policies of the Seller of the Manufactured Home Contracts described in the related Prospectus Supplement. Except as described in the related Prospectus

Supplement, these policies will be consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

QUALIFICATIONS OF SELLERS

         Unless otherwise specified in the related Prospectus Supplement, each Seller will be required to satisfy the qualifications set forth herein. Each Seller must be an institution experienced in originating and servicing loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related Prospectus Supplement, each Seller will be a seller/servicer approved by either FNMA or FHLMC.

REPRESENTATIONS BY SELLERS; REPURCHASES OR SUBSTITUTIONS

         Each Seller will have made representations and warranties in respect of the Loans sold by such Seller and evidenced by all, or a part, of a Series of Securities. Except as otherwise specified in the related Prospectus Supplement, such representations and warranties include, among other things: (i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a borrower; (iii) that each Loan constituted a valid lien on the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Property; (v) that no required payment on a Loan was more than thirty days' delinquent; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

         If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Securities evidencing an interest in such Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Loan occurs after the date of sale of such Loan by such Seller to the Depositor or its affiliates.
However, the Depositor will not include any Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representationes and warranties of a Seller will not be accurate and complete in all material respects in respect of such Loan as of the date of initial issuance of the related Series of Securities. If the Master Servicer is also a Seller of Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

         The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days following notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the "PURCHASE PRICE") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer) or (ii) to substitute for such Loan a replacement loan that satisfies certain requirements set forth in the Agreement. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. The Master Servicer may be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Securities-General". Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller.

         Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase or substitute a Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase or substitution obligations with respect to Loans. However, to the extent that a breach of a representation and warranty of a Seller may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase or substitution obligation as described below under "The Agreements-Assignment of Trust Fund Assets".

         REPRESENTATIONS REGARDING MANUFACTURED HOME CONTRACTS. With respect to Manufactured Home Contracts included in a Manufactured Home Contract Pool, the Seller or such other party, as specified in the related Prospectus Supplement, will make or cause to be made representations and warranties as to the types and geographic distribution of such Manufactured Home Contracts and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Manufactured Home Contract. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Securityholders in a Manufactured Home Contract, the Seller or such other party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Manufactured Home Contract or, if so specified in the related Prospectus Supplement, to substitute another Manufactured Home Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of representation or warranty by the Seller or such other party.

         If so specified in the related Prospectus Supplement, the Seller will make certain representations and warranties, except to the extent that another party specified in the Prospectus Supplement makes any such representation or warranty, to the Trustee with respect to the enforceability of coverage under any applicable insurance policy or hazard insurance policy. Upon a breach of the insurability representation that materially and adversely affects the interests of the Securityholders in a contract, the Seller or such other party, as appropriate, will be obligated to either cure the breach in all material respects or, unless otherwise specified in the related Prospectus Supplement, to purchase such Manufactured Home Contract at a price equal to, except as otherwise specified in the related Prospectus Supplement, the principal balance thereof as of the date of purchase plus accrued interest at the related interest rate to the first day of the month following the month of the purchase. The Seller, if required by the rating agency or agencies rating the Securities, will procure a surety bond, guaranty, letter of credit or other instrument acceptable to such rating agency to support this purchase obligation. The purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of the Seller's insurability representation.

         Unless otherwise provided in the related Prospectus Supplement, if the Seller discovers or receives notice of any breach of its representations and warranties relating to a Manufactured Home Contract within two years or such other period as may be specified in the related Prospectus Supplement of the date of the initial issuance of the Securities, the Seller may remove such Manufactured Home Contracts from the Trust Fund ("Deleted Manufactured Home Contract"), rather than repurchase the Manufactured Home Contract as provided above, and substitute in its place another Manufactured Home Contract ("Substitute Manufactured Home Contract"). Any Substitute Manufactured Home Contract, on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Manufactured Home Contract (the amount of any shortfall to be distributed to the Securityholders in the month of substitution), (ii) have an APR not less than (and not more than 1% greater than) the APR of the Deleted Manufactured Home Contract, (iii) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Manufactured Home Contract and (iv) comply with all the representations and warranties set forth in the Agreement as of the date of substitution. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any such breach.

                          DESCRIPTION OF THE SECURITIES

         Each Series of Certificates will be issued pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") or a Trust Agreement among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the "INDENTURE") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "TRUSTEE") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.
Each Agreement, dated as of the related Cut-off Date, will be among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any provision of the Agreement relating to such Series that mainly differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Security of such Series addressed to Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

GENERAL

         Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Notes of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will be secured by the pledge of the assets of the related Trust Fund and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Securities will not represent obligations of the Depositor or any affiliate of the Depositor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("RETAINED INTEREST")), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the Cut-off Date Principal Balance);
(ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under "The Agreements-Payments on Loans; Deposits to Security Account"; (iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a Special Hazard Insurance Policy, a Bankruptcy Bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

         Each Series of Securities will be issued in one or more classes. Each class of Securities of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Trust Fund Assets in the related Trust Fund. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Trust Fund Assets in the related Trust Fund or on a different basis, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "RECORD DATE"). Distributions will be made in the manner specified in the Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "SECURITY REGISTER"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

         The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law the purchase and holding of a class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of other interest or principal on the related Loans or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in prohibited transactions within the meaning of ERISA and the Code. See "ERISA Considerations". Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

         As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Securityholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code.
As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, to the extent set forth in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

         GENERAL. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement" herein. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

         Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a

"RESERVE ACCOUNT"). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the distributions to any class of Securities will be made pro rata to all Securityholders of that class.

         AVAILABLE FUNDS. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, "AVAILABLE FUNDS" for each Distribution Date will equal the sum of the following amounts:

                  (i) the aggregate of all previously undistributed payments on account of principal (including Principal Prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Loans in the related Trust Fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related Agreement) received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the related Prospectus Supplement (the "Determination Date") except

                                    (a) all payments which were due on or before
                  the Cut-off Date;

                                    (b) all Liquidation Proceeds and all
                  Insurance Proceeds, all Principal Prepayments and all other proceeds of any Loan purchased by the Depositor, Master Servicer, any Sub-Servicer or any Seller pursuant to the Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after the interest accrual period;

                                    (c) all scheduled payments of principal and
                  interest due on a date or dates subsequent to the Due Period relating to such Distribution Date;

                                    (d) amounts received on particular Loans as
                  late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers, Support Servicers or the Trustee);

                                    (e) amounts representing reimbursement, to
                  the extent permitted by the Agreement and as described under "Advances" below, for advances made by the Master Servicer, Sub-Servicers (as defined below), Support Servicers or the Trustee that were deposited into the Security Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below;

                                    (f) that portion of each collection of
                  interest on a particular Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Loans purchased pursuant to the Agreement;

                  (ii) the amount of any advance made by the Master Servicer, Sub Servicer, Support Servicer or Trustee as described under "-Advances" below and deposited by it in the Security Account;

                  (iii) if applicable, amounts withdrawn from a Reserve Account;

                  (iv) if applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party guaranties; and

                  (v) if applicable, the amount of prepayment interest shortfall.

         DISTRIBUTIONS OF INTEREST. Unless otherwise specified in the related Prospectus Supplement, interest will accrue on the aggregate Security Principal Balance (or, in the case of Securities (i) entitled only to distributions allocable to interest, the aggregate notional principal balance or (ii) which, under certain circumstances, allow for the accrual of interest otherwise scheduled for payment to remain unpaid until the occurrence of certain events specified in the related Prospectus Supplement) of each class of Securities entitled to interest from the date, at the Pass-Through Rate (which may be a fixed rate or rate adjustable as specified in such Prospectus Supplement) and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "ACCRUAL SECURITIES") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Security Principal Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Security Principal Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Security. The notional principal balance of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

         With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Security Principal Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in the related Prospectus Supplement. Prior to such time, the beneficial ownership interest of such class of Accrual Securities in the Trust Fund, as reflected in the aggregate Security Principal Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Security Principal Balance as so adjusted.

         DISTRIBUTIONS OF PRINCIPAL. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Security Principal Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Security Principal Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, increased by all interest accrued but not then distributable on such Accrual Securities and (ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

         If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("PRINCIPAL PREPAYMENTS") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Securityholders will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by other Securities in the Trust Fund. Increasing the interests of the other Securities relative to that of certain Securities allocated by the principal prepayments is intended to preserve the availability of the subordination provided by such other Securities. See "Credit Enhancement-Subordination".

         UNSCHEDULED DISTRIBUTIONS. The Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date.
Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, the distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Securities would have been made on the next Distribution Date, and with respect to Securities of the same class, unscheduled distributions of principal will be made on the same basis as such distributions would have been made on the next Distribution Date on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

         To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or Support Servicers or funds held in the Security Account for future distributions to the holders of such Securities), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In addition, to the extent provided in the related Prospectus Supplement, a cash account may be established to provide for Advances to be made in the event of certain Trust Fund Assets payment defaults or collection shortfalls.

         In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Securities, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by a Sub-Servicer or a Seller under the circumstances described hereinabove). Advances by the Master Servicer (and any advances by a Sub-Servicer or a Support Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer or a Support Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

         The Master Servicer or Sub-Servicer may enter into an agreement (a "SUPPORT AGREEMENT") with a support servicer (each, a "SUPPORT SERVICER") pursuant to which the Support Servicer agrees to provide funds on behalf of the Master Servicer or Sub-Servicer in connection with the obligation of the Master Servicer or Sub-Servicer, as the case may be, to make Advances. The Support Agreement will be delivered to the Trustee and the Trustee will be authorized to accept a substitute Support Agreement in exchange for an original Support Agreement, provided that such substitution of the Support Agreement will not adversely affect the rating or ratings then in effect on the Securities.

         Unless otherwise specified in the related Prospectus Supplement, in the event the Master Servicer, a Sub-Servicer or a Support Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer, a Sub-Servicer or a Support Servicer is entitled to be reimbursed for Advances. See "Description of the Securities-Distributions on Securities" herein.

COMPENSATING INTEREST

         If so specified in the related Prospectus Supplement, the Master Servicer will be required to remit to the Trustee, with respect to each Loan in the related Trust Fund as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any Due Period, an amount, from and to the extent of amounts otherwise payable to the Master Servicer as servicing compensation, equal to the excess, if any, of (a) 30 days' interest on the principal balance of the related Loan at the Loan Rate net of the per annum rate at which the Master Servicer's servicing fee accrues, over (b) the amount of interest actually received on such Loan during such Due Period, net of the Master Servicer's servicing fee.

REPORTS TO SECURITYHOLDERS

         Prior to or concurrently with each distribution on a Distribution Date, the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

                  (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and any applicable prepayment penalties included therein;

                  (ii) the amount of such distribution allocable to interest;

                  (iii) the amount of any Advance;

                  (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and
                  (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior Securityholders;

                  (v) the outstanding principal balance or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

                  (vi) the percentage of principal payments on the Loans (excluding prepayments), if any, which such class will be entitled to receive on the following Distribution Date;

                  (vii) the percentage of Principal Prepayments on the Loans, if any, which such class will be entitled to receive on the following Distribution Date;

                  (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

                  (ix) the number and aggregate principal balances of Loans (A) delinquent (exclusive of Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                  (xi) if a class is entitled only to a specified portion of payments of interest on the Loans in the related Pool, the Pass-Through Rate, if adjusted from the date of the last statement, of the Loans expected to be applicable to the next distribution to such class;

                  (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

                  (xiii) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date; and

                  (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION OF SECURITIES

         As described in the Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the "BOOK-ENTRY SECURITIES"). Persons acquiring beneficial ownership interests in the Securities ("SECURITY OWNERS") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or Cedel Bank ("CEDEL") or the Euroclear System ("EUROCLEAR") (in Europe) if they are participants ("PARTICIPANTS") of such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Except as described below, no Security Owner will be entitled to receive a physical certificate representing such Security (a "DEFINITIVE SECURITY"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholders" of the Securities will be Cede & Co. ("CEDE"), as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Security Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Security Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Financial Intermediary is not a Participant and on the records of CEDEL or Euroclear, as appropriate).

         Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and Participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

         Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Material Federal Income Tax Considerations-Tax Treatment of Foreign Investors" and "-Tax Consequences to Holders of the Notes-Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the Trust Fund Assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-support feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or another method of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered be credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of deficiencies.

SUBORDINATION

         Protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Securities under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. Delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Securities would experience losses on the Securities.

         In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Securities. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

         Various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross support mechanism or otherwise.

         As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

         A separate special hazard insurance policy (each, a "SPECIAL HAZARD INSURANCE POLICY") may be obtained for the Pool and issued by the insurer (the "SPECIAL HAZARD INSURER") named in the related Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Securities from (i) loss by reason of damage to Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Properties are located or under a flood insurance policy if the Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Agreements-Hazard Insurance". Each Special Hazard Insurance Policy will not cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reactions, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the Loan have been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to Property securing a foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or
(ii) upon transfer of the Property to the Special Hazard Insurer, the unpaid principal balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such Property. If the unpaid principal balance of a Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Property.
Any amount paid as the cost of repair of the Property will further reduce coverage by such amount.

         The Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account relating to such Securities in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Securities by any such Rating Agency.

BANKRUPTCY BONDS

         A bankruptcy bond ("Bankruptcy Bond") for proceedings under the federal Bankruptcy Code may be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. The Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Securities. See "Certain Legal Aspects of the Loans-Anti-Deficiency Legislation and Other Limitations on Lenders".

RESERVE ACCOUNTS

         Credit support with respect to a Series of Securities may be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

         The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

         Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments which may include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Securities. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

POOL INSURANCE POLICIES

         A separate pool insurance policy ("POOL INSURANCE POLICY") may be obtained for the Pool and issued by the insurer (the "POOL INSURER") named in the related Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

         Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

         Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or (ii) failure to construct a Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above, and, in such events might give rise to an obligation on the part of such Seller to purchase the defaulted Loan if the breach cannot be cured by such Seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

         Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties.
The amount of claims paid may include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the Securityholders.

FHA INSURANCE; VA GUARANTEES

         Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. In addition to the Title I Program of the FHA (see "Certain Legal Aspects of the Loans - The Title I Program" herein), certain Loans will be insured under various FHA programs which generally limit the principal amount and interest rates of the mortgage loans insured.

         The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any Sub-Servicer and are paid to the FHA.
The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted Loan to the United States of America. With respect to a defaulted FHA-insured Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than Loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Loan upon default for an amount equal to the principal amount of any such debenture.

         Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA GUARANTY POLICY"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Loan.

         The maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. As of November 1, 1998, the maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,750. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee.
The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA guaranteed Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Property.

         The amount payable under the guarantee will be the percentage of the VA-insured Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the Loan, interest accrued on the unpaid balance of the Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

CROSS-SUPPORT

         The beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         The coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

         A Trust Fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. With respect to a Trust Fund which includes Private Asset Backed Securities, the possible effects of the amount and timing of principal payments received with respect to the underlying mortgage loans will be described in the related Prospectus Supplement. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. Unless otherwise specified in the related Prospectus Supplement, Loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the Loans in a Pool will affect the life of the related Series of Securities.

         The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses" herein. The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

         Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Unless otherwise specified in the related Prospectus Supplement, the Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower. Loans insured by the FHA, and Single Family Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

         There are no uniform statistics compiled for prepayments of contracts relating to Manufactured Homes. Prepayments on the Manufactured Home Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of Manufactured Home Contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in Securities evidencing interests in Manufactured Home Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Manufactured Home Contracts. To the extent that losses on the Manufactured Home Contracts are not covered by any form of credit enhancement, holders of the Securities of a Series evidencing interests in such Manufactured Home Contracts will bear all risk of loss resulting from default by obligors and will have to look primarily to the value of the Manufactured Homes, which generally depreciate in value, for recovery of the outstanding principal and unpaid interest of the defaulted Manufactured Home Contracts.

         While most Manufactured Home Contracts will contain "due-on-sale" provisions permitting the holders of the Manufactured Home Contract to accelerate the maturity of the Manufactured Home Contract upon conveyance by the borrower, the Master Servicer may permit proposed assumptions of Manufactured Home Contracts where the proposed buyer meets the underwriting standards described in the related Prospectus Supplement. Such assumptions of Manufactured Home Contracts would have the effect of extending the average life of the Manufactured Home Contract. FHA Manufactured Home Contracts and VA Manufactured Home Contracts are not permitted to contain "due-on-sale" clauses, and are freely assignable.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. If prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans may be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans may experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

         When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Unless the Master Servicer remits amounts otherwise payable to it as servicing compensation, see "Description of the Securities-Compensating Interest", the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the related Prospectus Supplement, neither full nor partial prepayments will be passed through until the month following receipt.

         Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

         If the rate at which interest is passed through to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

         Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Securities. See "The Agreements-Termination; Optional Termination".

         Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

         The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.

                                 THE AGREEMENTS

         Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. Except as otherwise specified, the Agreement described herein contemplates a Trust Fund comprised of Loans. The provisions of an Agreement with respect to a Trust Fund which consists of or includes Private Asset Backed Securities may contain provisions similar to those described herein but will be more fully described in the related Prospectus Supplement.

ASSIGNMENT OF THE TRUST FUND ASSETS

         ASSIGNMENT OF THE LOANS. At the time of issuance of the Securities of a Series, the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the Loan, the Combined Loan-to-Value Ratios at origination and certain other information.

         Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract, deliver or cause to be delivered to the Trustee the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the Property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans-The Home Improvement Contracts" herein.

         Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, within the time period specified therein, the Depositor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Home Equity Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "MORTGAGE") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Loans.

         The Trustee (or the custodian hereinafter referred to) will review such Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If the Seller cannot cure the omission or defect within a specified number of days after receipt of such notice (or such other period as may be specified in the related Prospectus Supplement), the Seller will be obligated either (i) to purchase the related Loan from the Trust at the Purchase Price or (ii) to remove such Loan from the Trust Fund and substitute in its place one or more other Loans. There can be no assurance that a Seller will fulfill this purchase or substitution obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Loan Program-Representations by Sellers; Repurchases", neither the Master Servicer nor the Depositor will be obligated to purchase or replace such Loan if the Seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

         The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

         The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Securityholders in a Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase or replace the Loan at the Purchase Price. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for such a breach of representation by the Master Servicer.

         ASSIGNMENT OF PRIVATE ASSET BACKED SECURITIES. The Depositor will cause Private Asset Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Asset Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Asset Backed Security. See "The Trust Fund-Private Asset Backed Securities" herein. Each Private Asset Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each Private Asset Backed Security conveyed to the Trustee.

         Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

ASSIGNMENT OF MANUFACTURED HOME CONTRACTS

         The Depositor will cause the Manufactured Home Contracts constituting the Manufactured Home Contract Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Manufactured Home Contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the Depositor is unable to obtain a perfected security interest in a Manufactured Home Contract prior to transfer and assignment to the Trustee, the Seller will be obligated to repurchase such Manufactured Home Contract. The Trustee, concurrently with such assignment, will authenticate and deliver the Securities. Each Manufactured Home Contract will be identified in a schedule appearing as an exhibit to the Agreement (the "MANUFACTURED HOME CONTRACT SCHEDULE"). Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Contract Schedule will specify, with respect to each Manufactured Home Contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date; the APR; the current scheduled monthly level payment of principal and interest; and the maturity of the Manufactured Home Contract.

         In addition, the Depositor, as to each Manufactured Home Contract, will deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the original Manufactured Home Contract and copies of documents and instruments related to each Manufactured Home Contract and the security interest in the Manufactured Home securing each Manufactured Home Contract. In order to give notice of the right, title and security interest of the Securityholders to the Manufactured Home Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor identifying the Trustee as the secured party and identifying all Manufactured Home Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trust Fund. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Contracts without notice of such assignment, the interest of the Securityholders in the Manufactured Home Contracts could be defeated. See "Certain Legal Aspects of the Loans--Manufactured Home Contracts."

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

         Each Sub-Servicer servicing a Loan pursuant to a Sub-Servicing Agreement (as defined below under "-Sub-Servicing of Loans") will establish and maintain an account (the "SUB-SERVICING ACCOUNT") which meets the following requirements and is otherwise acceptable to the Master Servicer. A Sub-Servicing Account must be established with a Federal Home Loan Bank or with a depository institution (including the Sub-Servicer itself) whose accounts are insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")) of the Federal Deposit Insurance Corporation (the "FDIC"). If a Sub-Servicing Account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the Sub-Servicing Account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the Master Servicer within one business day of receipt. In addition, the Sub-Servicer must maintain a separate account for escrow and impound funds relating to the Loans. Each Sub-Servicer is required to deposit into its Sub-Servicing Account on a daily basis all amounts described below under "-Sub-Servicing of Loans" that are received by it in respect of the Loans, less its servicing or other compensation. On or before the date specified in the Sub-Servicing Agreement, the Sub-Servicer will remit or cause to be remitted to the Master Servicer or the Trustee all funds held in the Sub-Servicing Account with respect to Loans that are required to be so remitted. The Sub-Servicer may also be required to advance on the scheduled date of remittance an amount corresponding to any monthly installment of interest and/or principal, less its servicing or other compensation, on any Loan for which payment was not received from the mortgagor. Unless otherwise specified in the related Prospectus Supplement, any such obligation of the Sub-Servicer to advance will continue up to and including the first of the month following the date on which the related Property is sold at a foreclosure sale or is acquired on behalf of the Securityholders by deed in lieu of foreclosure, or until the related Loan is liquidated.

         The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "SECURITY ACCOUNT") must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related Series of Securities, (ii) an account or accounts the deposits in which are fully insured by either the BIF or SAIF, (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to United States government securities and other high-quality investments ("PERMITTED INVESTMENTS"). A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

         The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund on a daily basis, to the extent applicable and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

                  (i) all payments on account of principal, including Principal Prepayments and any applicable prepayment penalties, on the Loans;

                  (ii) all payments on account of interest on the Loans, net of applicable servicing compensation;

                  (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the related Sub-Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

                  (iv) all proceeds of any Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Seller as described under "Loan Program-Representations by Sellers; Repurchases or Substitutions" herein or "-Assignment of Trust Fund Assets" above and all proceeds of any Loan repurchased as described under "-Termination; Optional Termination" below;

                  (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance" below;

                  (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account; and

                  (vii) all other amounts required to be deposited in the Security Account pursuant to the Agreement.


PRE-FUNDING ACCOUNT

         If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a pre-funding account (a "PRE-FUNDING ACCOUNT"), in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit the pre-funded amount (the "PRE-FUNDED AMOUNT") on the related Closing Date. The Pre-Funded Amount will not exceed 25% of the initial aggregate principal amount of the Certificates and Notes of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three months after the Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

SUB-SERVICING OF LOANS

         Each Seller of a Loan or any other servicing entity may act as the Sub-Servicer for such Loan pursuant to an agreement (each, a "SUB-SERVICING AGREEMENT"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

         With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Loan; processing assumptions or substitutions, although, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Properties under certain circumstances; maintaining accounting records relating to the Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of interest and/or principal on Loans, as described more fully above under "-Payments on Loans; Deposits to Security Account", and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

         As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the Mortgage Note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Loans if the Sub-Servicer elects to release the servicing of such Loans to the Master Servicer. See "-Servicing and Other Compensation and Payment of Expenses".

         Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

         Each Sub-Servicer will be required to service each Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. The Master Servicer may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer in the manner specified in such Sub-Servicing Agreement.

         The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Loans or enter into new Sub-Servicing Agreements with other Sub-Servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces. Each Sub-Servicer must be a Seller or meet the standards for becoming a Seller or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Depositor. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or new Sub-Servicing Agreements may contain provisions different from those which are in effect in the original Sub-Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

         The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans.
Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Loan and
(ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. Both the Sub-Servicer and the Master Servicer may be obligated to make Advances during any period of such an arrangement.

         Except as otherwise specified in the related Prospectus Supplement, in any case in which property securing a Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, or the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses". In connection with any such assumption, the terms of the related Loan may not be changed.

HAZARD INSURANCE

         Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance.
Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement-Special Hazard Insurance Policies".

         If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted Loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

         Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds in an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Loan together with accrued interest thereon. See "Credit Enhancement".

REALIZATION UPON DEFAULTED LOANS

         PRIMARY MORTGAGE INSURANCE POLICIES. The Master Servicer will maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

         Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Loan will consist of the insured percentage of the unpaid principal amount of the covered Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the "PRIMARY INSURER"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

         Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Loans; (ii) failure to construct the Property subject to the Loan in accordance with specified plans; (iii) physical damage to the Property; and (iv) the related Master Servicer or Sub-servicer not being approved as a servicer by the Primary Insurer.

         RECOVERIES UNDER A PRIMARY MORTGAGE INSURANCE POLICY. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Property, to have the Property restored and repaired to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Property.

         In those cases in which a Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and Securityholders, will present claims to the Primary Insurer, and all collection thereunder will be deposited in the Sub-Servicing Account. In all other cases, the Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the insurer under each Primary Mortgage Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Property has not been restored, the hazard insurance policy, are to be deposited in the Security Account, subject to withdrawal as heretofore described.

         If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master

Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, except as otherwise specified in the Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's primary servicing compensation with respect to a Series of Securities will come from the monthly payment to it, out of each interest payment on a Loan, of an amount equal to the percentage per annum specified in the related Prospectus Supplement of the outstanding principal balance thereof. Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Loan, such amounts will decrease as the Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers may be entitled to retain all assumption fees and late payment charges, to the extent collected from borrowers, and, if so provided in the related Prospectus Supplement, any prepayment penalties and any interest or other income which may be earned on funds held in the Security Account or any Sub-Servicing Account. Unless otherwise specified in the related Prospectus Supplement, any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

         In addition to amounts payable to any Sub-Servicer, the Master Servicer will, unless otherwise specified in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Loans, including, without limitation, payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related Prospectus Supplement, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Audit Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Loans or Private Asset Backed Securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

         Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

         Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance or gross negligence in the performance of duties thereunder or by reasons of reckless disregard of obligations and duties thereunder. To the extent provided in the related Agreement, the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor may be entitled to indemnification by the related Trust Fund and may be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

         Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         POOLING AND SERVICING AGREEMENT; SERVICING AGREEMENT. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders of any class any required payment (other than an Advance) which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of such class evidencing not less than 25% of the aggregate Percentage Interests evidenced by such class;
(ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

         So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities of any class evidencing not less than 51% of the aggregate Percentage Interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall, terminate all of its rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         No Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

         Indenture. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for five (5) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

         If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have a Pass-Through Rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

         If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, unless (a) the holders of 100% of the Percentage Interests of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66% of the Percentage Interests of each Class of Notes of such Series.

         Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

         Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Securities of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Except as otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Securities of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) reduce the aforesaid percentage of Securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

         POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see "Certain Material Federal Income Tax Considerations" below), from the related Trust Fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

         Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master Servicer or, if applicable, such holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

         INDENTURE. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

         In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

THE TRUSTEE

         The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

GENERAL

         The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. If specified in the Prospectus Supplement relating to a series of Securities, a Trust Fund may also contain (i) Manufactured Home Contracts evidencing both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the related Manufactured Home to secure repayment of such loan. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

FORECLOSURE/REPOSSESSION

         Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "-Junior Mortgages; Rights of Senior Mortgagees" below.

ENVIRONMENTAL RISKS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks, and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. Under CERCLA, such a lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator.
CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but does not "participate in the management" of the property (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

         Whether actions taken by a lender would constitute such participation in the management of a property, so that the lender would lose the protection of the secured creditor exclusion, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

         This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liabiltiy and Deposit Insurance Protection Act of 1996 (the "ASSET CONSERVATION ACT"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who crated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Certificateholders.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         The Asset Conservation Act specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Home Equity Loans and the Home Improvement Contracts. The Asset Conservation Act, however, does not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract, such as the Trust Fund does in connection with the Installment Contracts.

         If a lender (including a lender under an Installment Contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties", including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Loans (or at a property subject to an Installment Contract), would be imposed on the Trust Fund, and thus occasion a loss to the Securityholders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.
The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Relief Act (as defined below) and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor's principal residence and the court determines that the value of the Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

         Certain Loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994, known as the Riegle Act, which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with these provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan.

DUE-ON-SALE CLAUSES

         Unless otherwise specified in the related Prospectus Supplement, each conventional Loan will contain a due-on-sale clause which will provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. The Garn-St. Germain Depository Institutions Act of 1982 (the "GARN-ST. GERMAIN ACT"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan,

Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         As to loans secured by an owner-occupied residence, the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1993 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE HOME IMPROVEMENT CONTRACTS

         GENERAL. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the Uniform Commercial Code (the "UCC"). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

         SECURITY INTERESTS IN HOME IMPROVEMENTS. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

         ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         CONSUMER PROTECTION LAWS. The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         APPLICABILITY OF USURY LAWS. Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

         The Loans may also consist of installment contracts. Under an installment contract ("INSTALLMENT CONTRACT") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

MANUFACTURED HOME CONTRACTS

         GENERAL. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under
Article 9 of the UCC which has been adopted by all states. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

         SECURITY INTEREST IN MANUFACTURED HOMES. The Master Servicer will be required under the related Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Manufactured Home Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Manufactured Home Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the seller and transferred to the Depositor.

         The Depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Securityholders, as the new secured party and, accordingly, the Depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Depositor has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re- register the Manufactured Home in such state, and if the Depositor did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Depositor must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the Depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related Agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will obtain the representation of the Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Manufactured Home Contract. However, such liens could arise at any time during the term of a Manufactured Home Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

         ENFORCEMENT OF SECURITY INTEREST IN MANUFACTURED HOMES. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

                         (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

                        (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

                       (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         LOUISIANA LAW. Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

         NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

         CONSUMER PROTECTION LAWS WITH RESPECT TO MANUFACTURED HOME CONTRACTS. Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under the Agreement, late charges will be retained by the Master Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC RULE") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods.
Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

         Most of the Manufactured Home Contracts in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Manufactured Home Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Home Contract. If an obligor is successful in asserting any such claim or defense, and if the Seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Seller to repurchase the Manufactured Home Contract because of a breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Manufactured Home Contract. The Seller would then have the right to require the originating dealer to repurchase the Manufactured Home Contract from it and might also have the right to recover from the dealer for any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

         TRANSFER OF MANUFACTURED HOMES. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufactured Home Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Manufactured Home Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a due-on-sale clause in respect of certain Manufactured Homes.

         FORMALDEHYDE LITIGATION WITH RESPECT TO MANUFACTURED HOME CONTRACTS. A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Manufactured Home Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Manufactured Home Contract and may be unable to collect amounts still due under the Manufactured Home Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the Seller, and the Securityholders would suffer a loss only to the extent that (i) the Seller breached its obligation to repurchase the Manufactured Home Contract in the event an obligor is successful in asserting such a claim, and (ii) the Seller, the Depositor or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

         APPLICABILITY OF USURY LAWS. Title V provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Manufactured Home Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT"), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

         General. Certain of the Loans contained in a Trust Fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "TITLE I PROGRAM"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("PROPERTY IMPROVEMENT LOANS" or "TITLE I LOANS"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

         There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

         Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower's creditworthiness which support approval of the loan.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         REQUIREMENTS FOR TITLE I LOANS. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I Loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

         FHA INSURANCE COVERAGE. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a fee (the "PREMIUM"). For loans having a maturity of 25 months or less, the FHA bills the lender for the entire Premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a Premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the Premium paid for such year.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender's insurance coverage reserve account.

         CLAIMS PROCEDURES UNDER TITLE I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than 9 months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

         The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

OTHER LEGAL CONSIDERATIONS

         The Loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the Loans; (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and in addition could subject the Sellers to damages and administrative enforcement.

               CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following is a summary of certain anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on the opinion of Brown & Wood LLP and Thacher Proffitt & Wood, special counsel to the Depositor (in such capacity, "TAX COUNSEL"). The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such change could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Code.
Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the Securities.

         The federal income tax consequences to holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a REMIC under the Internal Revenue Code of 1986, as amended (the "CODE"); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership or (v) an election is made to treat the Trust Fund as a FASIT under the Code. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

         As used herein, the term "U.S. PERSON" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations; provided that, for purposes solely of the restrictions on the transfer of REMIC residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a U.S. Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be U.S. Persons), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust with respect to which (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States Persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

         STATUS AS REAL PROPERTY LOANS. Except to the extent otherwise provided in the related Prospectus Supplement, if the Securities are regular interests in a REMIC ("REGULAR INTEREST SECURITIES") or represent interests in a grantor trust, Tax Counsel is of the opinion that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

TAXATION OF DEBT SECURITIES

         INTEREST AND ACQUISITION DISCOUNT. In the opinion of Tax Counsel, Regular Interest Securities are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "DEBT SECURITIES."

         Tax Counsel is of the opinion that Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities issued at a discount may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended on June 11, 1996 (the "OID REGULATIONS"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

         In general, OID, if any, will equal the excess of the stated redemption price at maturity of a Debt Security over its issue price. In the opinion of Tax Counsel, a holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. In the opinion of Tax Counsel, the interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon.
Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

         Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         The Internal Revenue Service (the "IRS") issued regulations (the "CONTINGENT REGULATIONS") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the Debt Securities. Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on section 1272(a)(6) of the Code and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a PRO RATA portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "PAY-THROUGH SECURITY"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "PREPAYMENT ASSUMPTION"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that Loans will be prepaid at that rate or at any other rate.

         The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

         Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

         EFFECTS OF DEFAULTS AND DELINQUENCIES. In the opinion of Tax Counsel, holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

         INTEREST WEIGHTED SECURITIES. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "-Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("INTEREST WEIGHTED SECURITIES"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "-Tax Status as a Grantor Trust-Discount or Premium on Pass-Through Securities" below.

         VARIABLE RATE DEBT SECURITIES. In the opinion of Tax Counsel, in the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

         MARKET DISCOUNT. In the opinion of Tax Counsel, a purchaser of a Security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         PREMIUM. In the opinion of Tax Counsel, a holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the application of recently finalized regulations under
Section 171 issued December 30, 1997.

         ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

         GENERAL. In the opinion of Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

         Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, in the opinion of Tax Counsel (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in section 7701(a)(19)(C)) of the Code; and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in clause (i) or (ii) above, then a Security will qualify for the tax treatment described in clause (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, in the opinion of Tax Counsel, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of Tax Counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

         CALCULATION OF REMIC INCOME. In the opinion of Tax Counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

         PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

RESIDUAL INTEREST SECURITIES

         In the opinion of Tax Counsel, the holder of a Certificate representing a residual interest (a "RESIDUAL INTEREST SECURITY") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

         In the opinion of Tax Counsel, the holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

         LIMITATION ON LOSSES. In the opinion of Tax Counsel, the amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

         DISTRIBUTIONS. In the opinion of Tax Counsel, distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

         SALE OR EXCHANGE. In the opinion of Tax Counsel, a holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

         EXCESS INCLUSIONS. In the opinion of Tax Counsel, the portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by section 511 of the Code, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "-Tax Treatment of Foreign Investors" below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "-RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES" and "-Tax Treatment of Foreign Investors" below.

         RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "-Tax Treatment of Foreign Investors" below.

         The IRS has issued proposed changes to the REMIC regulations that would add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition would require that the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding a residual interest reduced by the present value of the projected payments to be received on the residual interest. The change is proposed to be effective for transfers of residual interests occurring after February 4, 2000.

         The IRS has issued proposed changes to REMIC Regulations that would add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition would require that the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding a residual interest reduced by the present value of the projected payments to be received on the residual interest. In Revenue Procedure 2001-12, pending finalization of the new regulations, the IRS has expanded the "safe harbor" for transfers of non-economic residual interests to include certain transfers to domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the "safe harbor" provisions. Eligibility for this safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The changes would be effective for transfers of residual interests occurring after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by the purchaser.

         MARK TO MARKET RULES. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS finalized regulations (the "MARK-TO-MARKET REGULATIONS") which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Mark-to-Market Regulations.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

         GENERAL. As further specified in the related Prospectus Supplement, if a REMIC election is not made and the Trust Fund is not structured as a partnership, then, in the opinion of Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under subpart E, part 1 of subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "PASS-THROUGH SECURITIES"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("STRIPPED SECURITIES"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

         In the opinion of Tax Counsel, each holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "SERVICING FEE")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under section 162 or section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         DISCOUNT OR PREMIUM ON PASS-THROUGH SECURITIES. In the opinion of Tax Counsel, the holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "-Taxation of Debt Securities; Market Discount" and "-Premium" above.

         In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         STRIPPED SECURITIES. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("RATIO STRIP SECURITIES") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

         Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "CASH FLOW BOND METHOD"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

         Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

         In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

         POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

         CHARACTER AS QUALIFYING LOANS. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, in the opinion of Tax Counsel, a holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is one year or more. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         In the case of a Security held by a bank, thrift, or similar institution described in section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

         BACKUP WITHHOLDING. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The Trustee will report to the holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

NEW WITHHOLDING REGULATIONS

         The Treasury Department has issued new final regulations which revise procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the new regulations.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("NONRESIDENTS"), in the opinion of Tax Counsel, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax, or (iii) the recipient is a bank receiving interest described in section 881(c)(3)(A) of the Code). Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a Regular Interest Security held by a Residual Interest Securityholder that owns directly or indirectly a 10% or greater interest in the Residual Interest Securities. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "-Residential Interest Securities-Excess Inclusions" above.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

         Tax Counsel is of the opinion that a Trust Fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the Trust Fund were taxable as a corporation for federal income tax purposes, in the opinion of Tax Counsel, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         TREATMENT OF THE NOTES AS INDEBTEDNESS. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. In such a circumstance, Tax Counsel is, except as otherwise provided in the related Prospectus Supplement, of the opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a DE MINIMIS amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of Tax Counsel, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "SHORT-TERM NOTE") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         SALE OR OTHER DISPOSITION. In the opinion of Tax Counsel, if a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note.
Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         FOREIGN HOLDERS. In the opinion of Tax Counsel, interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         TREATMENT OF THE TRUST FUND AS A PARTNERSHIP. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         PARTNERSHIP TAXATION. If the Trust Fund is a partnership, in the opinion of Tax Counsel, the Trust Fund will not be subject to federal income tax. Rather, in the opinion of Tax Counsel, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

         In the opinion of Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of
(i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, in the opinion of Tax Counsel, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, in the opinion of Tax Counsel, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

         In the opinion of Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         In the opinion of Tax Counsel, an individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

         The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         DISCOUNT AND PREMIUM. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, in the opinion of Tax Counsel, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

         If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         SECTION 708 TERMINATION. Pursuant to final Treasury regulations issued May 9, 1997 under section 708 of the Code a sale or exchange of 50 percent or more of the capital and profits in the issuer entity within a 12-month tax period would cause a deemed contribution of assets of the issuer entity (the "old partnership") to a new partnership (the "new partnership") in exchange for interest in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         DISPOSITION OF CERTIFICATES. Generally, in the opinion of Tax Counsel, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust

Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

         ADMINISTRATIVE MATTERS. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies .

         Under section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under section 17A of the Securities Exchange Act of 1934, as amended, is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

         The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT SECURITIES

         GENERAL. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

         QUALIFICATION AS A FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interest in the FASIT are met on a continuing basis, and
(iii) the Trust Fund is not a regulated company as defined in section 851(a) of the Code.

         ASSET COMPOSITION. In order for a Trust Fund (on one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

         INTERESTS IN A FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

         A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "-TAXATION OF DEBT SECURITIES-VARIABLE RATE DEBT SECURITIES" above.

         If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "HIGH-YIELD INTEREST." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("ELIGIBLE CORPORATIONS"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "-TREATMENT OF HIGH-YIELD INTERESTS" below.

         CONSEQUENCES OF DISQUALIFICATION. If a Series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

         TAX TREATMENT OF FASIT REGULAR SECURITIES. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with OID or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "-Taxation of Debt Securities", "-Market Discount", and "-Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

         If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "-Sale or Exchange" above. In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies of the underlying Assets, the holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "-Taxation of Debt Instruments-EFFECTS OF DEFAULT AND DELINQUENCIES" above.

         FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in section 7701(a)(19) of the Code to the same extent that REMIC Securities would be so considered. See "Certain Material Federal Income Tax Considerations-Taxation of Debt Securities-STATUS AS REAL PROPERTY LOANS." In addition, FASIT Regular Securities held by a financial institution to which section 585 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

         TREATMENT OF HIGH-YIELD INTERESTS. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

         The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

         TAX TREATMENT OF FASIT OWNERSHIP SECURITIES. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "-TREATMENT OF HIGH-YIELD INTERESTS" above.

         Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

         The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         BACKUP WITHHOLDING, REPORTING AND TAX ADMINISTRATION. Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "-Miscellaneous Tax Aspects-Backup Withholding" above. For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Certain Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

         The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

         On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("PARTIES IN INTEREST") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ("SINGLE FAMILY SECURITIES") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan.

         The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Securities issued in a Series consisting of only a single class of Securities; and (ii) Securities issued in a Series in which there is only one class of Trust Securities; provided that the Securities in the case of clause (i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the Securities only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         On September 6, 1990, the DOL issued to Greenwich Capital Markets, Inc. an individual exemption (Prohibited Transaction Exemption 90-59; Exemption Application No. D-8374, 55 Fed. Reg. 36724 , and amended on July 21, 1997 by PTE 97-34; Exemption Application No. D-10245 and D-10246, 62 F.R. 39021 and further amended on November 13, 2000 by PTE 2000-58; Exemption Application No. D-10829, 65 F.R. 67765) (the "UNDERWRITER EXEMPTION") which applies to certain sales and servicing of "securities" that are obligations of an "issuer" with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemption provides relief which is generally similar to that provided by PTE 83-1, but is broader in several respects.

         The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-l. The Underwriter Exemption contains a definition of "security" which provides for an expanded definition of "certificate" which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments and which also includes debt instruments. The Underwriter Exemption contains an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables. The definition of "trust", however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type which have been included in other investment pools, (ii) securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of securities pursuant to the Underwriter Exemption, and (iii) securities in such other investment pools have been rated in one of the four highest generic rating categories of the three credit rating agencies noted below. However, the securities must be rated in one of the two highest generic categories by one of the below-mentioned rating agencies if the loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust exceeds 100% at the date of issuance of the certificates, and in that case the Underwriter's PTE will not apply: (1) to any of the certificates if (x) any mortgage loan or other asset held in the trust (other than a single-family residential mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% at the date of issuance of the securities or (y) any single-family residential mortgage loan has a loan-to-value ratio that exceeds 125% at the date of issuance of the securities or (2) to any subordinate securities. Generally, the Underwriter Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the securities not be "subordinated" to the rights and interests evidenced by other securities of the same trust unless none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%. The Underwriter Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the four highest generic rating categories of Standard & Poor's, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc., (the "EXEMPTION RATING AGENCIES"). The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the securities must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in its specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The Exemption also extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. The amendment generally allows mortgage loans (the "Obligations") supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date ("PRE-FUNDING PERIOD"), instead of requiring that all such Obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:


                           (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered (the "PRE-FUNDING LIMIT") must not exceed twenty-five percent (25%).

                           (2) All Obligations transferred after the closing date (the "ADDITIONAL Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by an Exemption Rating Agency.

                           (3) The transfer of such Additional Obligations to the trust during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

                           (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "AVERAGE INTEREST RATE") for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations which were transferred to the trust on the closing date.

                           (5)      Either:

                                            (i) the characteristics of the
                           Additional Obligations must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                                            (ii) an independent accountant
                           retained by the depositor must provide the depositor with a letter (with copies provided to each Exemption Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations which were transferred to the trust as of the closing date.

                           (6) The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

                           (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the certificates and must:

                                            (i) be direct obligations of, or
                           obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

                                            (ii) have been rated (or the obligor
                           has been rated) in one or the three highest generic rating categories by an Exemption Rating Agency ("DOL Permitted Investments").

                           (8) The related prospectus or prospectus supplement must describe:

                                            (i) any pre-funding account and/or
                           capitalized interest account used in connection with a pre-funding account;

                                            (ii) the duration of the Pre-Funding
                           Period;

                                            (iii) the percentage and/or dollar
                           amount of the Pre-Funding Limit for the trust; and

                                            (iv) that the amounts remaining in
                           the pre-funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal.

                                    (9) The related pooling and servicing
                           agreement must describe the DOL Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.


                                LEGAL INVESTMENT

         The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

         All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "POLICY STATEMENT") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

         There may be other restrictions on the ability of certain investors, including depositors institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

         The Securities offered hereby and by the Prospectus Supplement will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc.
("GCM") acting as underwriter with other underwriters, if any, named therein. In such event, the related Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Depositor.

         Alternatively, the related Prospectus Supplement may specify that the Securities will be distributed by GCM acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of Securities, GCM will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Trust Fund Assets as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that GCM elects to purchase Securities as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

         The Depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, GCM and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's loans or private asset backed securities, pending the sale of such loans or private asset backed securities, or interests therein, including the Securities.

         The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

         The legality of the Securities of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York 10048 or Thacher Proffitt & Wood, New York, New York 10048.

                              FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                              AVAILABLE INFORMATION

         The Depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

                                     RATING

         It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "RATING AGENCY") specified in the related Prospectus Supplement.

         Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.

                             INDEX OF DEFINED TERMS
Accrual Securities...............................................................................................24
Additional Obligations...........................................................................................91
Agreement         ...............................................................................................11
APR               ...............................................................................................15
Asset Conservation Act...........................................................................................52
Available Funds   ...............................................................................................23
Average Interest Rate............................................................................................91
Bankruptcy Bond   ...............................................................................................32
BIF               ...............................................................................................40
Book-Entry Securities............................................................................................27
Cash Flow Bond Method............................................................................................77
Cede              ...............................................................................................27
CEDEL             ...............................................................................................27
CEDEL Participants...............................................................................................28
CERCLA            ...............................................................................................52
Certificates      ...............................................................................................11
Code              ...............................................................................................66
Collateral Value  ...............................................................................................15
Combined Loan-to-Value Ratio.....................................................................................15
Contingent Regulations...........................................................................................68
Cooperative       ...............................................................................................29
Cut-off Date      ...............................................................................................11
Debt Securities   ...............................................................................................67
Definitive Security..............................................................................................27
Detailed Description.............................................................................................12
Determination Date...............................................................................................23
DOL               ...............................................................................................88
DOL Permitted Investments........................................................................................92
DTC               ................................................................................................9
Eligible Corporations............................................................................................86
Euroclear         ...............................................................................................27
Euroclear Participants...........................................................................................29
European Depositaries............................................................................................27
FASCO             ...............................................................................................17
FASIT Qualification Test.........................................................................................85
FDIC              ...............................................................................................40
Financial Intermediary...........................................................................................27
FTC Rule          ...............................................................................................60
Garn-St. Germain Act.............................................................................................54
GCM               ...............................................................................................93
High-Yield Interest..............................................................................................86
Home Equity Loans ...............................................................................................12
Home Improvement Contracts.......................................................................................12
Home Improvements ...............................................................................................12
HUD               ...............................................................................................33
Indenture         ...............................................................................................21
Installment Contract.............................................................................................57
Insurance Proceeds...............................................................................................41
Insured Expenses  ...............................................................................................41
Interest Weighted Securities.....................................................................................69
IO                ...............................................................................................85
IRS               ...............................................................................................68


                                       96




Liquidation Expenses.............................................................................................41
Liquidation Proceeds.............................................................................................41
Loan Rate         ...............................................................................................13
Manufactured Home ...............................................................................................14
Manufactured Home Contract........................................................................................7
Manufactured Home Contract Pool..................................................................................14
Manufactured Home Contract Schedule..............................................................................39
Manufacturer's Invoice Price.....................................................................................15
Mark-to-Market Regulations.......................................................................................75
Mortgage          ...............................................................................................38
NCUA              ...............................................................................................93
Nonresidents      ...............................................................................................79
Notes             ...............................................................................................11
Obligations       ...............................................................................................91
OID               ...............................................................................................67
OID Regulations   ...............................................................................................67
PABS Agreement    ...............................................................................................15
PABS Issuer       ...............................................................................................16
PABS Servicer     ...............................................................................................16
PABS Trustee      ...............................................................................................15
Participants      ...............................................................................................27
Parties in Interest..............................................................................................89
Pass-Through Rate ...............................................................................................11
Pass-Through Securities..........................................................................................75
Pay-Through Security.............................................................................................69
Permitted Investments............................................................................................40
Plans             ...............................................................................................88
Policy Statement  ...............................................................................................93
Pool              ...............................................................................................11
Pool Insurance Policy............................................................................................32
Pool Insurer      ...............................................................................................32
Pooling and Servicing Agreement..................................................................................21
Pre-Funded Amount ...............................................................................................41
Pre-Funding Account..............................................................................................41
Pre-Funding Limit ...............................................................................................91
Pre-Funding Period...............................................................................................91
Premium           ...............................................................................................64
Prepayment Assumption............................................................................................69
Primary Insurer   ...............................................................................................45
Principal Prepayments............................................................................................24
Properties        ...............................................................................................12
Property Improvement Loans.......................................................................................63
PTE 83-1          ...............................................................................................89
Purchase Price    ...............................................................................................19
Rating Agency     ...............................................................................................94
Ratio Strip Securities...........................................................................................76
RCRA              ...............................................................................................53
Record Date       ...............................................................................................22
Refinance Loan    ...............................................................................................15
Regular Interest Securities......................................................................................67
Relevant Depositary..............................................................................................27
Relief Act        ...............................................................................................62
REMIC             ...............................................................................................22
Reserve Account   ...............................................................................................23
Residual Interest Security.......................................................................................73


                                       97



Retained Interest ...............................................................................................21
Rules             ...............................................................................................28
SAIF              ...............................................................................................40
SEC               ...............................................................................................17
Security Account  ...............................................................................................40
Security Owners   ...............................................................................................27
Security Register ...............................................................................................22
Sellers           ...............................................................................................11
Senior Securities ...............................................................................................30
Servicing Agreement..............................................................................................11
Servicing Fee     ...............................................................................................76
Short-Term Note   ...............................................................................................80
Single Family Properties.........................................................................................12
Single Family Securities.........................................................................................89
Small Mixed-Use Properties.......................................................................................13
SMMEA             ...............................................................................................92
Special Hazard Insurance Policy..................................................................................31
Special Hazard Insurer...........................................................................................31
Stripped Securities..............................................................................................75
Sub-Servicers     ...............................................................................................11
Sub-Servicing Account............................................................................................40
Sub-Servicing Agreement..........................................................................................42
Support Agreement ...............................................................................................25
Support Servicer  ...............................................................................................25
Tax Counsel       ...............................................................................................66
Terms and Conditions.............................................................................................29
TIN               ...............................................................................................78
Title I Loans     ...............................................................................................63
Title I Program   ...............................................................................................63
Title V           ...............................................................................................55
Trust Agreement   ...............................................................................................11
Trust Fund        ...............................................................................................11
Trust Fund Assets ...............................................................................................11
Trustee           ...............................................................................................21
U.S. Person       ...............................................................................................66
Underwriter Exemption............................................................................................90
VA Guaranty Policy...............................................................................................34

        You should rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any other information or to make any representations not contained in this prospectus supplement and the prospectus. This prospectus supplement and the prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. We represent the accuracy of this information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.


                           $106,674,000 (APPROXIMATE)

                        SOUNDVIEW HOME EQUITY LOAN TRUST
                                     2001-1

                   HOME EQUITY LOAN ASSET-BACKED CERTIFICATES
                                  SERIES 2001-1

                        FINANCIAL ASSET SECURITIES CORP.
                                    DEPOSITOR

                              SAXON MORTGAGE, INC.
                           SELLER AND MASTER SERVICER

                              CLASS A CERTIFICATES
                              CLASS IO CERTIFICATES
                             CLASS M-1 CERTIFICATES
                             CLASS M-2 CERTIFICATES
                              CLASS B CERTIFICATES

                             -----------------------

                              PROSPECTUS SUPPLEMENT

                             -----------------------

[GRAPHIC OMITTED]

                                  APRIL 4, 2001

         Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.